UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
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Exchange Act of 1934

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Mid-America Apartment Communities, Inc.
(Name of Registrant as Specified in Its Charter)

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MID-AMERICA APARTMENT COMMUNITIES, INC.

2023 ANNUAL MEETING OF SHAREHOLDERS

www.virtualshareholdermeeting.com/MAA2023

Tuesday, May 16, 2023

12:30 p.m. CDT

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO MY FELLOW SHAREHOLDERS

I am pleased to invite you to attend the 2023 Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc. The meeting will be held at 12:30 p.m., Central Daylight Time, on Tuesday, May 16, 2023. We will be conducting the meeting online in order to provide all of our shareholders the opportunity to participate as they would have at an in-person meeting, including the right to vote and the ability to ask questions through the virtual meeting platform. We believe a virtual-only format allows equal access to our shareholders as it eliminates both the time and cost associated with physically attending the meeting for our geographically dispersed shareholders and any health concerns or other limitations of our shareholders, associates and Directors.

The Notice of Annual Meeting of Shareholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted during the meeting. Your vote on the proposals to be voted upon during the 2023 Annual Meeting of Shareholders is important to us and I encourage you to vote in advance, regardless of whether you plan to virtually attend the meeting or not.

On behalf of the Board of Directors and my fellow associates, I would like to recognize both Philip W. Norwood and Monica McGurk for their years of service to MAA and our Board of Directors (15 and 5 years, respectively). Mr. Norwood and Ms. McGurk are not standing for re-election at the 2023 Annual Meeting of Shareholders. Their knowledge, experience and dedicated service over the years have provided valuable guidance to MAA and helped shape the company we are today. I thank them both and wish them well in their future endeavors.

You will find three new director nominees listed for your approval at the 2023 Annual Meeting of Shareholders - Deborah H. Caplan, John P. Case and Tamara Fischer. Information on their skills, background and expertise can be found in the attached Proxy Statement. We continue to revise and execute both our short and long-term director succession plans and we are excited about the contributions and guidance these nominees will provide. I hope you will support their addition to our Board of Directors with a FOR vote.

Along with the other members of the Board of Directors and my fellow MAA associates, I thank you for your support and interest in MAA and I look forward to hosting you at the 2023 Annual Meeting of Shareholders.

Sincerely,

H. Eric Bolton, Jr.
Chairman of the Board of Directors and
Chief Executive Officer

April 3, 2023

TABLE OF CONTENTS

INTRODUCTION	Pages 1-9
1	New and Notable
2	Notice of Annual Meeting of Shareholders
3	How To Quick Reference
4	Proxy Highlights

PROPOSAL 1: ELECTION OF DIRECTORS	Pages 10-41
11	The Board’s Role and Responsibilities
12	Board Structure and Composition
16	Additional Board Governance
22	Process for Identifying and Selecting Director Nominees
24	Director Nominees for Election
40	Director Compensation

PROPOSAL 2: EXECUTIVE COMPENSATION	Pages 42-75
43	NEOs of the Registrant
44	Compensation Discussion and Analysis (detailed Table of Contents on page 43)
61	Compensation Committee Report
62	Executive Compensation Tables
72	CEO Pay Ratio
74	Pay Versus Performance

PROPOSAL 3: FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION	Page 76

PROPOSAL 4: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	Pages 77-80
78	Audit and Non-Audit Fees
78	Audit Committee Policies
80	Audit Committee Report

PROPOSAL 5: 2023 OMNIBUS	Pages 81-86
81	Overview
82	Equity Compensation Plan Information and Burn Rate

SECURITIES OWNERSHIP	Pages 87-88
87	Securities Authorized for Issuance Under Equity Compensation Plans
87	Security Ownership of Certain Beneficial Owners
88	Security Ownership of Management

GENERAL INFORMATION	Pages 89-93
89	Meeting Information
89	Voting Information
91	Meeting Materials Information
92	Matters Related to the 2024 Annual Meeting of Shareholders
93	Questions

NON-GAAP FINANCIAL MEASURES	Pages 94-95

OTHER MATTERS	Page 96

Appendix A: MID-AMERICA APARTMENT COMMUNITIES, INC. 2023 OMNIBUS INCENTIVE PLAN	Pages 97-106

All Defined Terms, Acronyms and Abbreviations are defined on the Inside Back Cover of this Proxy Statement

INTRODUCTION

NEW AND NOTABLE

DIRECTORS

✓ Under our mandatory age limitation policy to encourage director refreshment, Philip W. Norwood is not eligible to be nominated for election by shareholders at the 2023 Annual Meeting of Shareholders. As such, you will not find him in our list of director nominees. Mr. Norwood has provided 15 years of sound guidance to the Board of Directors and MAA and we thank him for his service.	✓ Deborah H. Caplan was appointed to the Board on March 21, 2023 and is listed as a director nominee for shareholder approval at the 2023 Annual Meeting of Shareholders. You can find information on the skills, abilities and expertise she will contribute to our Board of Directors on pages 26, 38-39. We encourage you to vote FOR Ms. Caplan’s appointment.	✓ John P. Case and Tamara Fischer are new Director Nominees being presented for shareholder approval. You can find information on the skills, abilities and expertise they will contribute to our Board of Directors on pages 27, 38-39, for Mr. Case and 28, 38-39, for Ms. Fischer. We encourage you to vote FOR Mr. Case’s and Ms. Fischer’s appointments.

✓	Should all of the director nominees be elected by shareholders, the size of the Board of Directors will temporarily increase to 13 as we continue to execute our director succession plans to replace skills, experience and expertise of retiring directors, add new capabilities and contributions to meet evolving and expected future business needs, and expand the diversity of the Board of Directors to establish a breadth of perspectives.

✓	Should she be re-elected to serve on the Board of Directors at the 2023 Annual Meeting of Shareholders, Toni Jennings will serve as the Chairman of the Compensation Committee.

EXECUTIVE COMPENSATION

✓	The 2022 executive compensation packages added a cap to awards offered under the three-year relative total shareholder return metric in the long-term incentive plan when MAA’s total shareholder return for the performance period is negative. Regardless of by how much MAA outperforms the industry index, the Compensation Committee believes if MAA’s total shareholder return is negative, awards should be capped at the target level. The committee feels this acknowledges the swing in market cycles, encourages performance in down markets and rewards executives for their outperformance within the multifamily sector while also acknowledging the negative returns experienced by shareholders. See pages 51-53 for more information on the long-term incentive plan.

✓	On behalf of the Compensation Committee, The Board of Directors is seeking approval of the 2023 OMNIBUS Incentive Plan. This plan provides for the use of equity incentive opportunities to encourage the successful execution of pre-determined performance goals linked to MAA’s strategy and market guidance, and rewards participants for achieving those goals. Performance recognition in this manner also helps MAA to attract and retain valuable talent and aligns their efforts with the interests of our shareholders. More than half of total target pay opportunities for senior executives are provided in the form of equity, the majority of which includes performance-based vesting criteria. We encourage you to vote FOR the 2023 OMNIBUS Incentive Plan. See pages 81-86 and Appendix A for more information.

The new plan:

✓	Requires a minimum vesting period of at least one year from the grant date. See page 81, 84, 99 for details.

✓	Explicitly states awards are subject to clawback policies required by applicable regulations and as adopted by the Board. See page 105 for details.

ESG NOTES

Because our ESG initiatives impact all areas of our company, you will not find a dedicated ESG section in this Proxy Statement. Rather, to assist shareholders in evaluating the matters being presented for approval at the Annual Meeting, this document primarily incorporates ESG concepts that are directly related to the meeting proposals.

For a better understanding of our entire ESG program, we encourage you to read our Corporate Responsibility Reports that provide enhanced discussions and more detailed information regarding our progress and commitments towards all of our environmental, social and governance objectives. Disclosures in the 2021 Corporate Responsibility Report (report published in 2022 based on 2021 data) were prepared in accordance with GLOBAL REPORTING INITIATIVE standards (Core), the SUSTAINABILITY ACCOUNTING STANDARDS BOARD standards and the TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES recommendations and outlines our key sustainability targets, programs, strategies and initiatives. The report can be found on the Sustainability page of our website at ir.maac.com along with our Human Rights Statement, Vendor Code of Conduct and Policy on Political Contributions. You can also find additional disclosures related to our human capital in the Item 1. Business section of our Form 10-K filed with the SEC on February 14, 2023.

2023 PROXY STATEMENT	1

INTRODUCTION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To ensure that all of our shareholders are afforded the same rights and opportunities to participate, the 2023 MAA Annual Meeting of Shareholders will be held as a virtual meeting via the internet. Shareholders will be able to view the shareholder list, ask questions related to the items of business being considered and vote during the meeting through the virtual meeting platform.

MEETING INFORMATION

DATE AND TIME

Tuesday, May 16, 2023

12:30 p.m. Central Time

RECORD DATE

Shareholders of record at the close of business on Friday, March 10, 2023, are entitled to receive this notice and to vote on the items of business.

VIRTUAL MEETING ACCESS

Shareholders may participate in the Annual Meeting by using their provided 16-digit Control Number to log into www.virtualshareholdermeeting.com/MAA2023.

ANNUAL MEETING WEBSITE

Shareholders can access materials and vote prior to the Annual Meeting by using their 16-digit Control Number to log into www.ProxyVote.com.

ITEMS OF BUSINESS	In addition to the below matters, shareholders will also consider any other business as may properly come before the meeting or adjournment or postponement thereof.
		BOARD RECOMMENDATIONS	Pages
1	Elect the 13 Director Nominees named in the Proxy Statement to serve until the 2024 Annual Meeting of Shareholders, and until their successors have been duly elected and qualified.	✓ FOR each Director Nominee	10-41
2	Advisory (non-binding) vote to approve NEO compensation.	✓ FOR	42-71
3	Advisory (non-binding) vote on the frequency of the advisory (non-binding) vote to approve NEO compensation.	✓ 1 YEAR	76
4	Ratify the appointment of Ernst & Young LLP as MAA’s independent registered public accounting firm for fiscal year 2023.	✓ FOR	77-80
5	Approve the 2023 OMNIBUS Incentive Plan	✓ FOR	81-86

HOW TO VOTE	Your vote is important to us. Regardless of whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares in advance of the meeting.

EARLY VOTE ONLINE

www.ProxyVote.com

Log in with your 16-digit Control Number

EARLY VOTE BY PHONE

800-690-6903

You will need to provide your 16-digit Control Number

EARLY VOTE BY MAIL

Sign, date and follow the instructions on your Proxy Card or Voter Instruction Form to submit your vote by mail.

VOTE DURING THE MEETING

Join the meeting using your 16-digit Control Number to log in at www.virtualshareholdermeeting.com/MAA2023

BENEFICIAL OWNERS

Not all Beneficial Owners will be able to utilize one of these voting instructions. If your Control Number is not recognized, please refer to the instructions provided to you by your bank or broker.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 16, 2023

The following materials are available at http://materials.ProxyVote.com/59522J

●   Notice of the Annual Meeting of Shareholders to be held on May 16, 2023

●   2023 Proxy Statement

●   Annual Report to Shareholders for fiscal year ended December 31, 2022

A Notice Regarding the Internet Availability of Proxy Materials or the proxy statement, form of proxy and accompanying materials are first being sent to shareholders on or about April 3, 2023.

By Order of the Board of Directors, Leslie B.C. Wolfgang Senior Vice President, Chief Ethics and Compliance Officer, and Corporate Secretary April 3, 2023

2023 PROXY STATEMENT	2

INTRODUCTION

HOW TO QUICK REFERENCE

	SHAREHOLDERS			EVERYONE
ACCESS MEETING MATERIALS	ONLINE www.ProxyVote.com Log in with your 16-digit control number	REQUEST A FREE PRINTED COPY www.ProxyVote.com, 800-579-1639, or sendmaterial@proxyvote.com Put your 16-digit control number in the subject line		VIEW AND PRINT http://materials.ProxyVote.com/ 59522J
VOTE EARLY	ONLINE www.ProxyVote.com Log in with your 16-digit control number BY QR CODE Scan the QR code on your proxy card or Notice of Internet Availability	BY MAIL If you requested or received printed proxy materials, follow the instructions to complete your proxy card or Voter Instruction Form and return it as directed.	BY PHONE 800-690-6903 You’ll need to provide your 16-digit control number	Only common shareholders as of the close of business on March 10, 2023, the record date, are eligible to vote.

ATTEND THE MEETING	ONLINE www.virtualshareholdermeeting.com/MAA2023 Technical support phone numbers will be posted on the login page on the day of the meeting for those needing assistance.
	Log in as a Shareholder with your 16-digit control number	Log in as a Guest
ASK A QUESTION DURING THE MEETING	Attend the meeting as a Shareholder and use the ASK A QUESTION box to submit your question(s)	Shareholders attending the meeting as a Guest will not be able to ask questions during the meeting
VOTE DURING THE MEETING	Attend the meeting as a Shareholder and use the CAST YOUR VOTE box to vote	Shareholders attending the meeting as a Guest will not be able to vote during the meeting
We encourage shareholders to vote early regardless of whether or how you plan to attend the meeting.

ACCESS GOVERNANCE DOCUMENTS

ir.maac.com/overview/corporate-governance

Committee Charters

Audit

Compensation

Nominating and Corporate Governance

Real Estate Investment

Corporate Governance Guidelines

Code of Conduct

Whistleblower Policy

Communications with the Board

COMMUNICATE WITH THE BOARD

To contact the Board, its committees, the independent directors or the non-management directors, please send communications to our headquarters at:

MAA ATTN: [Board or Group Name]

c/o Corporate Secretary

6815 Poplar Ave., Ste. 500

Germantown, TN 38138

ACCESS OUR BYLAWS AND CHARTER

For copies of our Bylaws and Charter, visit the SEC website at https://www.sec.gov

Bylaws: Exhibit 3.2(i) to the Form 8-K which was filed on March 14, 2018

Charter: Exhibit 3.1 to the Form 10-K which was filed on February 24, 2017

ACCESS ESG DOCUMENTS	ir.maac.com/overview/sustainability Corporate Responsibility Reports Human Rights Statement Policy on Political Contributions Vendor Code of Conduct

2023 PROXY STATEMENT	3

INTRODUCTION

PROXY HIGHLIGHTS	ELECTION OF DIRECTORS

See pages 10-40 for additional details and discussions.

THE BOARD RECOMMENDS SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE 13 DIRECTOR NOMINEES

DIRECTOR NOMINEES	AGE	GENDER	RACE	TENURE	OTHER PUBLIC BOARDS	POSITION	COMMITTEES (Pending Election)
							A	C	NCG	REI
H. Eric Bolton, Jr. Chairman	66	M	W	1997	1	CEO of MAA				CHAIR
Deborah H. Caplan INDEPENDENT	60	F	W	2023	None	EVP, Human Resources and Corporate Services of NextEra Energy, Inc.		✓	✓
John P. Case INDEPENDENT	59	M	W	2023 If Elected	1	Past CEO of Realty Income Corp.		✓		✓
Tamara Fischer INDEPENDENT	67	F	W	2023 If Elected	1	Executive Chairman of National Storage Affiliates Trust	✓			✓
Alan B. Graf, Jr. LEAD INDEPENDENT SEC Financial Expert	69	M	W	2002	1	Past EVP and CFO of FedEx Corporation	CHAIR
Toni Jennings INDEPENDENT	73	F	W	2016	2	Chairman of the Board of Directors of Jack Jennings & Sons, Inc. Former Lieutenant Governor, State of Florida		CHAIR	✓
Edith Kelly-Green INDEPENDENT SEC Financial Expert	70	F	B	2020	None	Founding Partner of JKG Properties LLC and The KGR Group Past VP and Chief Sourcing Officer of FedEx Express	✓		✓
James K. Lowder INDEPENDENT	73	M	W	2013	None	Chairman of the Board of Directors and President of The Colonial Company			✓	✓
Thomas H. Lowder INDEPENDENT	73	M	W	2013	None	Past Chairman of the Board of Trustees and CEO of Colonial Properties Trust		✓		✓
Claude B. Nielsen INDEPENDENT	72	M	W	2013	None	Chairman of the Board of Directors and Past CEO of Coca-Cola Bottling Company United, Inc.		✓	CHAIR
W. Reid Sanders INDEPENDENT	73	M	W	2010	2	President of Sanders Properties, LLC Past EVP of Southeastern Asset Management and President of Longleaf Partners Funds	✓
Gary S. Shorb INDEPENDENT	72	M	W	2012	None	Executive Director of the Urban Child Institute Past President and CEO of Methodist Le Bonheur Healthcare	✓		✓
David P. Stockert INDEPENDENT	61	M	W	2016	1	Past CEO and President of Post Properties, Inc.			✓	✓

A = Audit, C = Compensation, NCG = Nominating and Corporate Governance, REI = Real Estate Investment

B = Black, W = White

Age is as of May 16, 2023, the meeting date for the Annual Meeting.

AGGREGATE DIRECTOR NOMINEE DEMOGRAPHICS

The Board considers diversity of its membership to be a key component of long-term success and the Nominating and Corporate Governance Committee has identified gender, racial and ethnic diversity as critical criteria for potential director candidates in order to proactively work towards expanded diverse representation within its membership.

2023 PROXY STATEMENT	4

INTRODUCTION

PROXY HIGHLIGHTS	ELECTION OF DIRECTORS

See pages 10-40 for additional details and discussions.

CORPORATE GOVERNANCE

The Board has established numerous policies and practices to foster a culture of integrity, align the interests of leadership with stakeholders and help ensure MAA’s operations and performance are sustainable over the long term. The below highlights some of MAA’s corporate governance standards.

BOARD PRACTICES

✓	Lead Independent Director (see pages 12-13)

✓	100% Independent Audit, Compensation and Nominating and Corporate Governance Committees (see pages 12-13)

✓	Annual Board and committee evaluations (see pages 19, 22)

✓	Regular executive sessions of Independent and Non-Management Directors (see page 13)

✓	Not eligible for nomination as of age 75 (see page 19)

✓	Director, CEO and NEO equity ownership requirements (see page 19)

✓	Prohibition against hedging or pledging MAA equity (see pages 20, 50)

✓	Reimbursement of Director education events (see page 19)

✓	Ability for shareholders and other interested parties to communicate directly with the Board (see pages 3, 14)
✓	Accountable for published Code of Conduct (see page 20)

✓	Published Corporate Governance Guidelines (see pages 18-19)

✓	Board authority to retain external advisors at MAA’s expense and without notification to MAA (see page 19)

✓	Robust Director, CEO and executive officer succession planning (see pages 12, 22-23)

✓	Robust Director nominee selection process (see pages 22-23)

SHAREHOLDERS RIGHTS

✓	Annual elections of all Directors (see page 20)

✓	Majority voting in uncontested elections with resignation policy (see page 19)

✓	No supervoting stock

✓	Shareholder proxy access rights in bylaws (see pages 21, 93)

✓	Annual Say on Pay advisory vote (see page 47)

✓	Shareholder rights to call special meetings (see page 21)

✓	No shareholder rights plan or poison pill

✓	Longstanding active shareholder engagement and response (see page 21)

DIRECTOR REFRESHMENT AND NOMINEE SELECTION

SUCCESSION PLANNING

The Nominating and Corporate Governance Committee maintains robust processes related to both CEO and director succession planning. Generally, the committee will discuss various facets of both short and long-term succession plans at each committee meeting, reviewing and updating the Board on developments quarterly. Some of the considerations incorporated into director succession and director nominee analysis are provided below.

✓	The appropriate size of the Board, considering efficiency, effectiveness and overall cost to MAA

✓	Increasing the level of gender, racial and ethnic diversity on the Board

✓	Timing of future director retirements under our mandatory age limitation

✓	Key knowledge and experience we believe is generally necessary for our Board as a whole

✓	Knowledge and skills required for committees to perform their specific oversight responsibilities

✓	Governance best practices

✓	Input from our investors

✓	New experience and expertise needed to address developing business and industry requirements, our long-term strategic goals and regulatory mandates

KEY KNOWLEDGE AND EXPERIENCE

While there are many considerations in identifying individual director candidates, in terms of expertise, the Nominating and Corporate Governance Committee believes there are key areas of knowledge and experience that are of particular relevance to MAA and are therefore critical to be represented on the Board as a whole in order for the Board to provide quality oversight and risk management to MAA and our shareholders. Below are the number of Director Nominees that possess each of these key areas of knowledge and experience.

8	Real Estate Industry – Investment
6	Real Estate Industry – Development/Construction
13	Strategic Planning and Oversight
12	Risk Management
8	Cybersecurity
12	Public Company Platforms
10	Capital Markets
10	Financial Literacy
9	Large Organization Leadership and Human Capital Development
13	Corporate Governance

See the individual Director Nominee details on pages 24-37 for the full qualifications of each Director Nominee and the additional contributions each makes to the Board as a whole.

2023 PROXY STATEMENT	5

INTRODUCTION

PROXY HIGHLIGHTS	EXECUTIVE OFFICER COMPENSATION

See pages 42-71 for additional details and discussions.

THE BOARD RECOMMENDS SHAREHOLDERS VOTE “FOR” EXECUTIVE OFFICER COMPENSATION

NEO COMPENSATION PHILOSOPHY

The Compensation Committee believes that the compensation programs for our executive officers should drive key business and strategic goals over various time frames in support of sustainable long-term shareholder value creation. To do that, the Compensation Committee believes the program must balance the following objectives. See page 22-23 for more details.

✓	Attract and retain highly qualified executives

✓	Not overpay compared to industry peers

✓	Not incentivize undue risk

✓	Be fair and equitable

✓	Reflect individual responsibilities, qualifications and contributions

✓	Be quantifiable

✓	Align with our culture

✓	Align with our overall performance
✓	Align with business strategy and key strategic objectives
✓	Balance annual and long-term strategic goals

✓	Reward superior performance

✓	Align executive interests with those of shareholders

✓	Reward creation of long-term shareholder value

✓	Be sustainable

✓	Be supported by shareholders

OTHER CONSIDERATIONS AND SAY ON PAY

In addition to the concepts represented in our executive compensation philosophy, the Compensation Committee considers various other factors when determining executive compensation, including those listed below.

✓	Labor market conditions

✓	Personal development

✓	Quality of internal working relationships

✓	Leadership and human capital development

✓	Ability to assume increased responsibilities

✓	Succession plans

✓	Information and advice from independent external advisors

The Compensation Committee also considers input from our shareholders on executive compensation.

89%	Shareholder approval of Say on Pay in 2022
95%	Average shareholder approval of Say on Pay vote since introduced in 2011
Annual	Say on Pay approval votes by shareholders

NEO COMPENSATION PRACTICES AND GOVERNANCE

WHAT WE DO	WHAT WE DON’T DO

✓  Align pay with performance (see pages 46, 51-53, 55-58)

✓  Mitigate undue risk in compensation programs (see pages 49-50)

✓  Require minimum one-year vesting periods on share awards (see page 49, 52-53)

✓  Require compliance with NEO share ownership guidelines (see page 50)

✓  Require compliance with NEO share holding period policy (see pages 50)

✓  Utilize an independent compensation consultant who provides no other services to MAA (see pages 47-49)

✓  Maintain a 100% independent Compensation Committee (see pages 13, 15)

✓  Cap award payouts (see pages 49, 51-53, 55)

✓  Cap performance-based 3-year relative TSR awards at the target level when we outperform the comparative index but our return for the performance period is negative (see page 51-53)

✓  Maintain clawback policy allowing for recoupment of performance-based incentive compensation in certain circumstances (see page 50)

✓  Conduct an annual compensation program risk assessment (see page 49)

✓  Include non-compete provisions in Employment and Change of Control agreements (see pages 70)

✓  Require double-trigger for all Change of Control provisions (see pages 70-71)

✓  In 2023 we expanded incentive award opportunities to include ESG goals in support of our strategic objectives from the CEO to all NEOs.

NO  Dividends or dividend equivalents on unearned performance shares

NO  Repricing underwater stock options

NO  Exchanges of underwater stock options for cash

NO  Backdating of stock options

NO  Multi-year guaranteed bonuses

NO  Inclusion of the value of equity awards in severance calculations

NO  Evergreen provisions in equity plans

NO  Tax “gross ups” for excess parachute payments

NO  “Single trigger” employment or change in control agreements

NO  Hedging or pledging of MAA securities (see pages 20, 50)

NO  Overlapping performance metrics among annual and long-term incentive plans for NEOs (see pages 51-53)

NO  Perquisites or personal benefits provided to NEOs

2023 PROXY STATEMENT	6

INTRODUCTION

PROXY HIGHLIGHTS	EXECUTIVE OFFICER COMPENSATION

See pages 42-71 for additional details and discussions.

2022 TARGET COMPENSATION

(1)	Awards under the 2022 AIP are payable in cash or shares of restricted stock, per the participant’s election. See pages 51-53.

ACTUAL INCENTIVE PLAN METRIC PERFORMANCE

The below charts compare the actual performance results for metrics with performance periods ending on December 31, 2022, against the performance ranges within their respective plans, as calculated per the plans.

Ranges for business metrics in the 2022 AIP and 2022 LTIP were tied to MAA’s initial 2022 guidance that was provided to the market in early February 2022.	Target based on the Dow Jones US Real Estate Apartments Index.

Regardless of performance, individual awards are capped at the maximum payout opportunity within the respective plan.
Reconciliations of net income available for MAA common shareholders to Core FFO per Share, SS NOI and FAD are set forth in the Non-GAAP Financial Measures section on pages 94-95.

DIRECT COMPENSATION REALIZED IN 2022

								TOTAL		TOTALS AS AWARDED
	2022	2022 AIP (1)						DIRECT			SHARES OF
	SALARY	CORE FFO	SS NOI	FUNCTIONAL	2022 LTIP (2)		2020 LTIP (2)	COMPENSATION			RESTRICTED
	RECEIVED	PER SHARE	GROWTH	GOALS	SERVICE	FAD	3-YR TSR	REALIZED (3)	TARGET	CASH	STOCK
Bolton CEO	$879,857	$2,312,216	$770,739	N/A	$608,022	$1,368,168	$2,838,536	$8,777,538	$6,196,469	$3,962,812	30,669
Campbell CFO	$544,236	$ 708,300	$354,150	$ 164,680	$206,756	$ 465,475	$1,287,004	$3,730,601	$2,715,392	$1,771,366	12,480
Grimes Former COO	$557,748	$ 725,885	$362,942	$ 145,177	$211,937	$ 476,936	$1,391,030	$3,799,654	$2,782,805	$1,791,752	12,790
DelPriore GC	$540,645	$ 704,128	$352,064	$ 167,230	$205,657	$ 462,650	$1,255,135	$3,687,508	$2,685,895	$1,764,067	12,252
Hill CIO	$413,067	$ 539,695	N/A	$ 248,260	$114,603	$ 257,935	$ 468,458	$2,042,017	$1,627,084	$1,201,022	5,357

(1)	Awards earned under the 2022 AIP are shown in dollars to reflect each NEO’s election to receive 100% of the award in cash.
(2)	Represents shares of restricted stock granted or earned in 2022, valued at the closing stock price of $156.99 on December 31, 2022. See pages 56-57 for more details.
(3)	Total direct compensation realized includes salary received during 2022, short-term bonuses earned under the 2022 AIP, the value of service shares and awards earned in relation to the FAD metric (for which the performance period ended on December 31, 2022) under the 2022 LTIP, and awards earned under the 2020 LTIP for the 3-Year TSR metric (for which the performance period ended on December 31, 2022).

2023 PROXY STATEMENT	7

INTRODUCTION

PROXY HIGHLIGHTS	FREQUENCY OF VOTE ON COMPENSATION

See pages 76 for additional details and discussions.

THE BOARD RECOMMENDS SHAREHOLDERS VOTE TO HOLD THE ADVISORY VOTE ON

EXECUTIVE COMPENSATION ON A “ONE YEAR” FREQUENCY

In setting executive compensation packages, the Compensation Committee takes into account various factors including changing employment market dynamics, promotions and changes in executive scope of responsibilities, leadership development, and succession planning, amongst other factors. The Compensation Committee also values shareholder feedback regarding the Company’s executive pay design and practices and believes that annual Say on Pay votes aligns with sound corporate governance practice.

PROXY HIGHLIGHTS	RATIFICATION OF ERNST & YOUNG LLP

See pages 77-80 for additional details and discussions.

THE BOARD RECOMMENDS SHAREHOLDERS VOTE “FOR” ERNST & YOUNG LLP

TO SERVE AS MAA’s INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

PRACTICES RELATED TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE PRACTICES

✓	Sole authority to appoint or replace the independent registered public accounting firm

✓	Pre-approves all auditing services

✓	Pre-approves all permitted non-audit services

✓	Annual evaluation of independent registered public accounting firm’s performance

✓	Routine separate executive sessions with representatives of the independent registered public accounting firm as well as with management and the Director of Internal Audit

✓	Maintains an anonymous whistleblower platform

✓	Ensures the rotation of the lead audit partner and audit engagement team members of the independent registered public accounting firm

✓	All members of the Audit Committee are independent (see pages 13, 14)

✓	Two Audit Committee members who qualify as financial experts for the SEC (see pages 14, 29, 31)

MAA PRACTICES

✓	Will not hire an individual who is concurrently an employee of the independent registered public accounting firm

✓	Will not hire an individual in an accounting or financial reporting oversight role if in a position to influence our independent registered public accounting firm’s operations or policies

✓	CFO or Principal Accounting Officer must approve the hiring of individuals who previously served on our independent registered public accounting firm’s audit engagement team

✓	Cooling off period required for individuals who previously served on our independent registered public accounting firm’s audit engagement team to serve in an accounting or financial reporting oversight role

✓	Disclose all individuals hired who previously served on our independent registered public accounting firm’s audit engagement team to the Audit Committee

AUDIT AND NON-AUDIT FEES

	2022	2021
Audit Fees	$1,898,245	$2,194,023
Audit-Related Fees	-	-
Tax Fees	542,222	773,098
All Other Fees	2,390	1,825
Total Fees	$2,442,857	$2,968,946

The Audit Committee has pre-approved all audit and non-audit services provided by our independent registered public accounting firm since 2002 and has determined that the nature and level of non-audit related services that Ernst & Young LLP provides us is compatible with maintaining the independence of Ernst & Young LLP. See page 78 for more information regarding audit and non-audit fees.

2022 RATIFICATION BY SHAREHOLDERS

Shareholders ratified the selection of Ernst & Young LLP to be our independent registered public accounting firm for 2022 by 97.2% at the 2022 Annual Meeting of Shareholders. Annual ratification by shareholders of the Audit Committee’s appointment of Ernst & Young LLP to serve as our independent registered public accounting firm has averaged 98.8% over the last 10 years.

REPRESENTATION AT ANNUAL MEETING

A representative of Ernst & Young LLP will attend the Annual Meeting to make a statement if they so desire and to answer any appropriate questions presented by shareholders.

2023 PROXY STATEMENT	8

INTRODUCTION

PROXY HIGHLIGHTS	APPROVAL OF 2023 OMNIBUS INCENTIVE PLAN

See pages 81-86 for additional details and discussions.

THE BOARD RECOMMENDS SHAREHOLDERS APPROVE THE 2023 OMNIBUS INCENTIVE PLAN

PURPOSE

The 2023 OMNIBUS Incentive Plan will dedicate shares of common stock for issuance under MAA’s Annual Incentive Plan, Long-Term Incentive Plan or other equity incentive programs that may be established by the Compensation Committee from time to time. If approved by shareholders, it will replace the Amended and Restated 2013 Stock Incentive Plan, which will expire later this year. Shareholder approval of the 2023 OMNIBUS will allow us to continue to attract, retain and motivate key associates by providing various forms of incentive compensation in support of long-term value creation.

The Compensation Committee feels that substantive ownership of MAA stock by executive officers aligns their interests with shareholders by allowing them to share in long-term value creation.

Cautionary information and forward-looking statements

This document may include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Exchange Act as well as protections afforded by other federal securities laws. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as “anticipates,” “believes,” “expects,” “future,” “intends,” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. The forward-looking statements in this document are subject to certain risks, uncertainties and other factors including the risks relating to the company’s strategy, operations and performance and the financial, legal, tax, regulatory, compliance, reputational, and other factors discussed in “Risk Factors” in the company’s Annual Report on Form 10- K for fiscal 2022 and subsequent filings with the SEC, which are available at http://www.sec.gov. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2023 PROXY STATEMENT	9

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: **ELECTION OF DIRECTORS** ☑ FOR

MATTER TO BE VOTED

Election of the 13 Director Nominees named herein to serve until the 2024 Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. Our Board proposes that the following Director Nominees be elected for a term of one year.

H. Eric Bolton, Jr.	Alan B. Graf, Jr.	James K. Lowder	W. Reid Sanders
Deborah H. Caplan	Toni Jennings	Thomas H. Lowder	Gary S. Shorb
John P. Case	Edith Kelly-Green	Claude B. Nielsen	David P. Stockert
Tamara Fischer			

VOTE REQUIRED

Each Director Nominee will be elected if there is a quorum at the Annual Meeting, either in person virtually or by proxy, and the votes cast "FOR" each Director Nominee exceed the votes cast "AGAINST" each Director Nominee. We have no reason to believe that any of the Director Nominees will not agree or be available to serve as a Director if elected. However, should any Director Nominee become unable or unwilling to serve, the proxies may be voted for a substitute director nominee or to allow the vacancy to remain open until filled by our Board.

IMPACT OF ABSTENTIONS:
Abstentions will have no legal effect on whether each Director Nominee is approved.
IMPACT OF BROKER NON-VOTES:
Broker non-votes will have no legal effect on whether each Director Nominee is approved.

BOARD RECOMMENDATION

The Board recommends you vote "FOR" each Director Nominee

We believe that the slate of Director Nominees presented for election at the Annual Meeting possesses the range and depth of expertise and experience required to successfully perform the Board’s roles and responsibilities in overseeing our operations, risk management and development and execution of our long-term strategy.

To assist you with your consideration of the Director Nominees, the following pages provide discussions detailing the below concepts related to our Board and the Director Nominees presented for your approval.

Pages 11-12	The Board’s Roles and Responsibilities	The Board represents the long-term interests of shareholders and operates in an oversight capacity. This section reviews key areas of Board responsibilities.
Pages 12-16	Board Structure and Composition	These sections review the structures and governance practices put in place by us and our Board to ensure that the Board can effectively and efficiently operate and execute its duties in the best long-term interests of shareholders.
Pages 16-21	Additional Board Governance
Pages 22-23	Process for Identifying and Selecting Director Nominees	This section reviews the procedure utilized by the Nominating and Corporate Governance Committee to ensure that Board membership encompasses all of the skills, experience, expertise and attributes needed for the Board to perform its oversight responsibilities.
Pages 24-39	Director Nominees for Election	This section provides detailed information on each Director Nominee, highlights the unique contributions each brings to the Board and summarizes the combined skills, experience, expertise and attributes of the Board as a whole.
Pages 40-41	Director Compensation	This section reviews the philosophy, structure and level of compensation paid to our non-employee Directors.

2023 PROXY STATEMENT	10

PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD’S ROLES AND RESPONSIBILITIES

The Board is elected by shareholders to represent shareholder interests in the long-term success of MAA. Except for matters voted upon by shareholders, the Board acts as the ultimate decision maker of MAA. While management is responsible for the daily operations of MAA, the Board operates in an oversight capacity.

KEY BOARD RESPONSIBILITIES

STRATEGY

Strategic planning and oversight of management’s execution of MAA’s strategic vision is one of the primary areas of responsibility of the Board. Our short and long-term strategic plans encompass all aspects of our operations including market and portfolio investments, technology and cybersecurity investments, resident demographic trends and customer experience, human capital recruitment, retention and development, capital market access and balance sheet strength, financial statement integrity and performance expectations, environmental and community responsibilities, and our dividend policy as well as many other areas.

To execute this oversight responsibility, the Board annually meets with management to discuss planned changes from previous strategic positions, market and economic projections, peer performance benchmarking data, industry and regulatory trends, areas of focus for each functional area, expected financial statement and shareholder investment impacts, resource requirements, human capital needs and development as well as execution risks among other topics. The result of this analysis is the setting of our annual and long-term strategy that includes stress test scenarios and becomes the basis for our annual guidance to the market. The Compensation Committee also incorporates both short and long-term aspects of the strategy in compensation packages for our NEOs to encourage thoughtful execution of the strategy by the leadership team.

The Board delegates oversight responsibility for the execution of certain aspects of our strategy to its committees to allow for more in-depth evaluation and oversight by those Directors with expertise and knowledge specifically related to the area.

Throughout the year, the Board and its committees receive updates from management and actively engage in further discussions regarding execution of the strategy, variables impacting results and potential changes to the strategic plan. These updates, at minimum, take the form of monthly reports from the CEO that include financial statement results, quarterly functional reports from management on developments in key areas, quarterly in-person updates to the Board by each committee on their areas of responsibility, and quarterly in-person discussions with executive management and the CEO during Board meetings. The Board and its committees also hold additional meetings, as required, to perform their respective duties.

The Board generally holds one of its quarterly meetings in a different MAA market each year allowing the Board to visit several properties representing different aspects of MAA’s strategy. The Board believes these on-site visits offer additional insight into MAA’s markets, operations, resident base, human capital management, technology usage and allocation of capital investments, providing better insight and oversight of the company’s strategies.

RISK OVERSIGHT

While management is responsible for the day-to-day management of our risk exposures, both the Board as a whole and its respective committees serve active roles in overseeing the management of our risks. Our Board or its committees regularly review, with members of our executive and senior management teams and outside advisors, information regarding our strategy and key areas of the company including operations, transaction and development investments, finance and accounting, information technology and cybersecurity efforts, various aspects of human capital management, legal and regulatory requirements, environmental and community engagement, as well as the risks associated with each. In addition, the Board periodically reviews the results of our enterprise-wide risk management efforts and receives legal and operational updates from executive management at quarterly meetings and on a more frequent ad hoc basis, if necessary.

Senior management as well as outside advisors, from time to time, also periodically meet with the Board or committees to provide educational and best practice information related to oversight of various areas of risk or make representations associated with their respective risk oversight responsibilities. A summary list of the key areas of oversight responsibilities handled by each committee follows.

AUDIT COMMITTEE

✓	Accounting practices and policies

✓	Internal controls over financial reporting

✓	Tax, including REIT compliance

✓	Fraud assessments

✓	Financial policies

✓	Internal and external audits

✓	Cybersecurity and data privacy

✓	Ethics and compliance programs

✓	Related party transactions

✓	Whistleblower platform

✓	Independence of independent registered public accounting firm

✓	ESG controls and disclosures

COMPENSATION COMMITTEE

✓	Executive compensation

✓	Non-employee Director compensation

✓	Overall compensation practices and policies for all associates

✓	Independence of compensation consultant

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

✓	Corporate governance

✓	Independence of Board

✓	Conflicts of interest

✓	Board composition

✓	Political contributions

✓	Succession planning

2023 PROXY STATEMENT	11

PROPOSAL 1: ELECTION OF DIRECTORS

The Board and its committees continuously evaluate their oversight of risk management and periodically enhance their procedures or direct the company to make enhancements or provide enhanced disclosures to shareholders regarding risk management as they deem to be in the best interest of shareholders.

SUCCESSION PLANNING

The Board is responsible for appointing our CEO and for ensuring that adequate succession plans are in place to address both planned CEO succession as well as potential unexpected or emergency succession needs. The Nominating and Corporate Governance Committee oversees and maintains succession planning for both the Board and CEO, routinely obtaining input from and updating the full Board on succession plan reviews and changes resulting from changes in strategy and the needs of the organization, changes in leadership and the results of human capital development activities.

The Nominating and Corporate Governance Committee also oversees succession planning and associate development of executive and senior management positions to ensure adequate bench strength is developed and available to meet the long-term needs of MAA. The CEO and other executive management periodically update the Nominating and Corporate Governance Committee and the Board on senior management succession plans including associate development plans and areas of risk.

The Board has exposure to internal succession candidates on an ongoing basis, generally meeting with executives both inside and outside of Board meetings at least four times a year and also periodically meeting with key senior managers. The Board and its committees have direct access to all members of the leadership team.

The Compensation Committee considers succession planning input from the Board and the Nominating and Corporate Governance Committee when determining compensation packages for the Board and NEOs.

The Nominating and Corporate Governance Committee may, from time to time, engage external consultants to assist or advise with succession planning endeavors at its discretion and as it deems appropriate. You can find more details regarding Board succession planning and identification of potential director nominees on pages 22-23.

BOARD STRUCTURE AND COMPOSITION

We believe that our current Board leadership model combined with our corporate governance policies and documents, strikes an appropriate balance between informed and consistent leadership and independent oversight and perspective, allowing for efficiency and accountability, ultimately creating an environment for the effective execution of the Board’s responsibilities.

BOARD COMPOSITION FOLLOWING THE 2022 ANNUAL MEETING OF SHAREHOLDERS

										Other Public Company Boards
Name		Age (1)	Gender	Director Since		MAA Committee Memberships					I L F M B W A C NCG REI X XC SFE

Indicates that our Board has affirmatively determined the Director meets the independence standards of our Corporate Governance Guidelines, the listing standards of the NYSE and applicable SEC rules

Lead Independent Director

Female

Male

Black

White

Audit

Compensation

Nominating and Corporate Governance

Real Estate Investment

Committee Member

Committee Chairman

SEC Financial Expert

					Race	A	C	NCG	REI
H. Eric Bolton, Jr. Chairman	CEO	66	M	1997	W				XC	1
Alan B. Graf, Jr.	I, L	69	M	2002	W	XC, SFE				1
Toni Jennings	I	73	F	2016	W		X	X		2
Edith Kelly-Green	I	70	F	2020	B	X, SFE				1
James K. Lowder	I	73	M	2013	W			X	X	-
Thomas H. Lowder	I	73	M	2013	W		X		X	-
Monica McGurk (2)	I	53	F	2016	W		X	X		-
Claude B. Nielsen	I	72	M	2013	W		X	XC		-
Philip W. Norwood (3)	I	75	M	2007	W		XC		X	-
W. Reid Sanders	I	73	M	2010	W	X				2
Gary S. Shorb	I	72	M	2012	W	X		X		-
David P. Stockert	I	61	M	2016	W			X	X	1

(1) Age is as of May 16, 2023, the date for the Annual Meeting.
(2) Ms. McGurk resigned from our Board effective December 31, 2022, in order to pursue other public board service in her field of expertise and is, therefore not nominated for re-election at the Annual Meeting due to public board service limitations placed on her by her employer.
(3) Under our Age Limitation Policy, Mr. Norwood is ineligible to be nominated for re-election and has, therefore, not been nominated for election at the Annual Meeting.

2023 PROXY STATEMENT	12

PROPOSAL 1: ELECTION OF DIRECTORS

COMBINED CEO AND CHAIRMAN

As the Director with the most experience specific to MAA, the Board believes, at this time, Mr. Bolton is best qualified to effectively identify strategic risks and priorities, lead strategy discussions and facilitate the flow of information between the Board and management to execute on our strategy. We do not feel having a combined CEO and Chairman position creates undue management influence over the board as all other directors are independent, and we have a heavily experienced and respected Lead Independent Director who oversees independent Director meetings on a regular basis without the CEO and Chairman present to support independent discussion and decision making by ensuring an open forum for discussion and expression of concerns.

INDEPENDENT DIRECTORS

A director is considered independent if our Board affirmatively determines that the director has no direct or indirect material relationship with us. Our Board consults with both internal and external counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in pertinent listing standards of the NYSE, as in effect from time-to-time. Consistent with the requirements of the SEC and the NYSE, our Board reviews all relevant transactions or relationships between each Director, or any of his or her family members, and us, our senior management and our independent auditors. Our Board has adopted the following categorical standards.

✓	A director who is an employee or whose immediate family member is one of our executive officers is not independent until three years after the end of such employment relationship.

✓	A director who receives, or whose immediate family member receives, more than $120,000 in any given 12-month period in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 in any given 12-month period of such compensation.

✓	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, any of our present or former internal or external auditors is not independent until three years after the end of the affiliation or the employment or auditing relationship.

✓	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executive officers serve on that company’s Compensation Committee is not independent until three years after the end of such service or the employment relationship.

✓	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

The Board has determined that all the Director Nominees, except for Mr. Bolton, our CEO, meet the qualifications to be considered Independent Directors.

LEAD INDEPENDENT DIRECTOR

The Lead Independent Director provides a non-management contact for matters concerning the CEO and ensures that Board agendas and discussions cover all topics of interest or concern to the Independent Directors without being filtered by management.

SUPERMAJORITY OF INDEPENDENT DIRECTORS

Having a supermajority of Independent directors provides diverse viewpoints and perspectives for Board discussions and decisions as well as ensuring strong oversight of the CEO and executive management.

INDEPENDENT DIRECTOR EXECUTIVE SESSIONS

Led by the Lead Independent Director, these meetings provide a forum to ensure candid discussions are held and concerns can be identified and voiced.

100% INDEPENDENT AUDIT, COMPENSATION AND NOMINATING AND CORPORATE GOVERNANCE COMMITTEES

Having the Audit, Compensation and Nominating and Corporate Governance Committees comprised of only Independent directors provides for better controls and oversight of critical areas of Board responsibilities.

DIVERSITY

Having diversity of backgrounds, experience, age, gender, race and ethnicity, among other factors, offers a breadth of expertise, perspectives, viewpoints and opinions to strategy discussions and oversight responsibilities.

EQUAL VOTES

Each Director’s vote holds the same weight to ensure all viewpoints are represented in decisions.

EXTERNAL CONSULTANTS

The ability to retain external consultants, experts and legal counsel without management approval, provides the Board with appropriate resources to perform their duties and protect the interests of shareholders.

2023 PROXY STATEMENT	13

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECT COMMUNICATION WITH THE BOARD

The ability for shareholders and other interested parties to communicate directly with the Board, its committees, specific Independent Directors or the Lead Independent Director ensures stakeholders have unfiltered access and provides the Board with additional information to assist with its deliberations (see page 3 for how to contact the Board).

BOARD AND COMMITTEE MEETINGS

The Board and its committees hold both routine periodic meetings and ad hoc meetings from time to time as the respective groups deem necessary. Most meetings are held in person to allow for thorough discussions during which all directors can participate. For various reasons, the Board or its committees may hold a meeting telephonically or through a virtual platform that allows all directors and other participants to see and hear each other simultaneously.

NUMBER OF MEETINGS HELD IN 2022

7	Board | 4 Non-Management | 4 Independent
8	Audit Committee
4	Compensation Committee
6	Nominating and Corporate Governance Committee
9	Real Estate Investment Committee

DIRECTOR ATTENDANCE

All directors attended more than 75% of the meetings of our Board and their respective committees during the calendar year 2022.

98%	Average of 2022 Board and committee meeting attendance by all Directors

REGULAR MEETINGS WITHOUT MANAGEMENT

We schedule Non-Management and Independent Director sessions following every routine Board meeting to provide the opportunity for these director groups to regularly meet without management present. As Lead Independent Director, Mr. Graf presides over these sessions.

STANDING COMMITTEES

Our Board has four standing committees.

AUDIT COMMITTEE 4 Members during 2022 100% Independent 8 Meetings in 2022 2 SEC Financial Experts

Generally, the Board has charged the Audit Committee with overseeing the integrity of MAA’s financial statements, MAA’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of MAA’s Internal Audit Department and independent registered public accounting firm, and the oversight of MAA’s cybersecurity and ESG efforts.

More specifically, the Audit Committee Charter requires the committee to:

✓	Appoint, determine the compensation of, oversee and evaluate the work of the independent registered public accounting firm

✓	Review and discuss with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements and our disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-Qs and Form 10-Ks

✓	Discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and discuss generally the financial information and earnings guidance which has been or will be provided to analysts and rating agencies

✓	Review and discuss with management and the independent registered public accounting firm the adequacy and effectiveness of our systems of internal accounting and financial controls

✓	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters
✓	Review with management and the independent registered public accounting firm our compliance with the requirements for qualification as a REIT

✓	Meet with management responsible for oversight of the Company’s cybersecurity, crisis management and enterprise risk management programs at least annually to discuss the Company’s cybersecurity risks, including a review of the endeavors management has undergone to identify, assess, monitor and address those risks as well as response and recovery plans to address cybersecurity incidents

✓	Conduct prior reviews of related party transactions as described in NYSE Rule 314.00 and prohibit such transactions if determined to be inconsistent with the interests of MAA and its shareholders

✓	Meet with management at least annually regarding ESG strategies and programs and review related disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures

✓	Review and reassess annually the Audit Committee Charter and submit any recommended changes to the Board for its consideration

✓	Issue a report annually as required by the SEC’s proxy solicitation rules

2023 PROXY STATEMENT	14

PROPOSAL 1: ELECTION OF DIRECTORS

COMPENSATION COMMITTEE 5 Members during 2022 100% Independent 4 Meetings in 2022	Generally, the Board has charged the Compensation Committee with establishing sustainable compensation policies and incentive award plans that attract, motivate and retain high quality leadership and compensate them in a manner consistent with the interests of MAA’s shareholders, overseeing MAA’s risk assessment and management relative to compensation structures, and ensuring compliance with the rules and regulations of the SEC in regards to certain disclosures required in this Proxy Statement.

More specifically, the Compensation Committee Charter requires the committee to:

✓	Review and approve our compensation objectives

✓	Annually review and recommend the compensation programs, plans, and awards for the CEO to the Board and review and approve the same for the other executive officers, after taking into consideration any past “Say-on-Pay” votes by our shareholders

✓	Review and approve any employment and severance arrangements and benefits of the CEO and other executive officers

✓	Recommend to the Board how often MAA should submit the “Say-on-Pay” vote to shareholders

✓	Recommend the compensation for non-employee directors to the Board

✓	Evaluate and oversee risks associated with the company’s compensation policies and practices
✓	Act as administrator, as may be required, for our equity-related incentive plans

✓	Review and discuss with management the information contained in the Compensation Discussion and Analysis section of the Proxy Statement

✓	Assess the independence of, retain and oversee compensation consultants, outside counsel and other advisors assisting the committee with the performance of its duties

✓	Review and reassess annually the Compensation Committee Charter and recommend any proposed changes to the Board for approval

✓	Issue a report annually related to executive compensation, as required by the SEC’s proxy solicitation rules

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE 6 Members during 2022 100% Independent 6 Meetings in 2022	Generally, the Board has charged the Nominating and Corporate Governance Committee with identifying and recommending individuals qualified to serve as Directors of MAA, reviewing the composition, structure and functioning of the Board, recommending corporate governance policies for the Board and MAA, establishing and maintaining CEO and Director succession plans and procedures, and overseeing the annual evaluation of the Board, its committees and management.

More specifically, the Nominating and Corporate Governance Committee Charter requires the committee to:

✓	Provide assistance and oversight in identifying qualified individuals to serve as members of the Board and make recommendations to the Board regarding the selection and approval of the Director Nominees to be submitted for a shareholder vote at the annual meeting of shareholders

✓	Review the qualification and performance of incumbent Directors to determine whether to recommend them as Director Nominees for re-election

✓	Review and consider candidates for Directors who may be suggested by any Director or executive officer, or by any shareholder if made in accordance with our charter, bylaws and applicable law

✓	Provide assistance and oversight in recruiting and recommending qualified nominees for new or vacant positions on the Board

✓	Make committee membership recommendations to the Board

✓	Oversee the annual evaluation of the effectiveness of the current policies and practices of the Board and its committees
✓	Review considerations relating to Board composition and develop and recommend criteria for membership including diversity, independence, experience, expertise and skills to the Board for its approval

✓	Review potential Director conflicts of interest

✓	Review and recommend to the Board appropriate corporate governance principles that best serve the practices and objectives of the Board

✓	Review the orientation process and the continuing education program for all Directors, as may be required by applicable listing standards or other regulatory requirements

✓	Oversee succession planning for both the Board and CEO, and routinely obtain input from and update the full Board on succession plan reviews

✓	Annually review political contributions made by MAA

✓	Review and reassess annually the Nominating and Corporate Governance Committee Charter and submit any proposed changes to the Board for approval

2023 PROXY STATEMENT	15

PROPOSAL 1: ELECTION OF DIRECTORS

REAL ESTATE INVESTMENT COMMITTEE 5 Members during 2022 80% Independent 9 Meetings in 2022

Generally, the Board has charged the Real Estate Investment Committee with considering various investment opportunities presented by management and approving or disapproving specific acquisition, disposition or development investment projects for MAA that are in line with the Board approved strategy and within certain limits as established by the Board from time to time.

More specifically, the Real Estate Investment Committee Charter requires the committee to:

✓	Consider and approve or disapprove specific property acquisitions presented by management which fall within the individual and aggregate committee approval levels as periodically established by the Board

✓	Consider and approve or disapprove the acquisition of land and subsequent initiation of construction for development projects presented by management which fall within the individual and aggregate committee approval levels as periodically established by the Board

✓	Refer and make a recommendation to the Board regarding proposed transactions which fall outside of the individual or aggregate approval levels as periodically established by the Board
✓	Consider and approve or disapprove disposition of individual properties not listed as a potential disposition property in the annual strategic plan as reviewed and approved by the Board as well as any property for which the disposition would result in materially lower net proceeds than previously considered by the Board

✓	Review and reassess annually the Real Estate Investment Committee Charter and submit to the Board any recommended changes

Our Board may, from time to time, form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board. Copies of the Audit, Compensation, Nominating and Corporate Governance and Real Estate Investment Committee Charters are available at no charge. See page 3 for information on how to request a copy or access the charters online.

ADDITIONAL BOARD GOVERNANCE

We believe that effective corporate governance is the foundation to our success and long-term sustainability and critical to our ability to create long-term value for our shareholders. The Board and its committees regularly review our corporate governance policies and benchmark them against other public companies, our peers and industry best practices. The Board also considers feedback we receive from investor engagements and other stakeholders of MAA. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required by regulation or when our Board determines that it would benefit our shareholders.

GOVERNANCE PRACTICES

PRACTICES RELATED TO DIRECTOR COMPENSATION

INDEPENDENT EXTERNAL DIRECTOR COMPENSATION CONSULTANT

The Board periodically engages an independent external compensation consultant to benchmark non-employee Director compensation and makes recommendations to the Compensation Committee on appropriate compensation packages. The consultant advises on both the size, form and mix of compensation components and provides no services to MAA outside of executive and non-employee Director compensation analysis and advice.

NO DIRECTOR COMPENSATION FOR EMPLOYEES

Directors who are also employees of MAA receive no compensation for serving on the Board.

CAPS ON NON-EMPLOYEE DIRECTOR COMPENSATION

Under the Second Amended and Restated MAA 2013 Stock Incentive Plan approved by shareholders at the 2018 Annual Meeting of Shareholders, the total value of cash paid to a Director in one calendar year cannot exceed $250,000 and the total value of equity awards granted to a Director in one calendar year cannot exceed $400,000. Under the 2023 OMNIBUS that is being presented to shareholders for approval at the Annual Meeting (see Proposal 5), the total value of cash paid to a Director in one calendar year cannot exceed $300,000 and the total value of equity awards granted to a Director in one calendar year cannot exceed $500,000.

PRACTICES RELATED TO EXECUTIVE COMPENSATION	See Pages 46-51

For details regarding governance practices in place specific to the compensation of our NEOs, please see the Compensation Approach and Governance section of this Proxy Statement.

PRACTICES RELATED TO FINANCIAL REPORTING, ACCOUNTING POLICIES AND AUDITING	See Pages 78-79

For details regarding governance practices in place specific to our accounting policies and procedures, controls over financial reporting and auditing practices, please see the Audit Committee Policies section of this Proxy Statement.

2023 PROXY STATEMENT	16

PROPOSAL 1: ELECTION OF DIRECTORS

PRACTICES RELATED TO ESG

BOARD AND COMMITTEE OVERSIGHT

Societal and investor interests in matters related to ESG continue to grow and our Board recognizes that sustainability matters are critical to our ability to execute on our long-term strategic goals. The Board is directly responsible for setting MAA’s strategy, which includes long-term sustainability planning. As such, at its March 2022 meeting, the Board approved changes to the Audit Committee Charter to delegate oversight responsibility for our ESG strategies, programs, disclosures and controls to the Audit Committee. The Audit Committee will meet with executive management responsible for the execution of our ESG programs on at least an annual basis to consider the adequacy and effectiveness of internal controls related to our ESG disclosures and will provide a report to the Board on those discussions.

Other Board committees will assist the Board and Audit Committee with ESG oversight by continuing to evaluate management’s efforts related to each of their respective areas of oversight. In addition, the Board will continue to receive quarterly reports from management on ESG matters and discuss various aspects of ESG during its annual strategy session and throughout the year as deemed appropriate. Each committee also often discusses respective areas of ESG during their respective committee meetings.

PRACTICES RELATED TO CYBERSECURITY AND INFORMATION SECURITY

BOARD AND AUDIT COMMITTEE OVERSIGHT

The protection of the information technology systems on which we rely to operate and to protect the personal information that our residents, prospects, associates and shareholders entrust with us is critically important to our Board and us. Because of this, our Board has delegated oversight of management’s endeavors to identify, assess, monitor and address risks associated with cybersecurity incidents as well as management’s response and recovery plans associated with such events to the Audit Committee.

To perform these oversight responsibilities, the Audit Committee meets with executive management responsible for cybersecurity and enterprise risk-management on management’s endeavors and events related to cybersecurity and information security multiple times a year, receiving updates on a more frequent basis if needed. The Audit Committee provides quarterly updates on these discussions to the Board. In addition, executive management presents an annual update on cybersecurity endeavors to the full Board, provides the Board with quarterly update reports on cybersecurity developments and also participates in discussions surrounding cybersecurity during Board strategy sessions.

CYBERSECURITY RISKS

A detailed discussion of the risks surrounding a breach or the failure of our or our service providers’ security measures can be found in Item 1A. Risk Factors in our Form 10-K filed with the SEC on February 14, 2023.

DEDICATED RESOURCES

We have a dedicated cybersecurity team, including associates holding CISSM, CISSP and ISO certifications. The cybersecurity team partners with infrastructure resources, our Legal and Risk Management departments, Internal Audit, and our internal Risk Oversight and Crisis Response Committee to identify and mitigate, to a reasonable level, risks associated with cyber liability or potential liability for breaches of our or our service providers’ information technology systems and business operations disruptions. We also partner with external experts to assist in structuring, measuring and auditing our cybersecurity program.

STEPS TO PROTECT SYSTEMS AND DATA

We take steps, and generally require our service providers to take steps through onboarding due diligence and contractual obligations, to protect the security of the information processed, transmitted and stored in our and our service providers’ information technology systems. We utilize various procedures, systems, software and tools, including governance risk compliance tools to help manage and prioritize risks, in our efforts to maintain a strong security posture.

We participate in various industry and professional cybersecurity-focused groups and events, and also partner with the Federal Bureau of Investigation in order to stay up to date on developing risks, threat actor activities and mitigation capabilities as well as cybersecurity investigations.

We also have our cybersecurity program evaluated on an annual basis by an independent external consultant to assess the maturity of our cybersecurity program. Results of these assessments are reported to the Audit Committee and Board and recommendations for further improvements are evaluated for implementation.

ASSOCIATE AWARENESS AND TRAINING

We believe the first line of defense against cybersecurity attacks is our associates. As such, all associates participate in a robust training and awareness program that includes mandatory web-based training upon hire and annually thereafter, skill-escalating monthly phish testing with follow-up training and communications, periodic hot topic communications, educational videos and alerts to provide timely information and to alert associates on newly identified or recurring threats to both MAA and the business world in general.

To provide this information we partner with the Federal Bureau of investigation and various cybersecurity industry groups to be aware of new and developing threats, as well as to provide educational materials and videos.

2023 PROXY STATEMENT	17

PROPOSAL 1: ELECTION OF DIRECTORS

TESTING SYSTEM DEFENSES

We perform internal penetration testing encompassing our network and web applications on an annual basis and perform internal vulnerability scanning weekly, reviewing all incidents and resolutions with senior management. In addition, we also engage 24/7 external monitoring and remediation services to supplement our internal efforts.

Annually, Deloitte performs evaluations of our cybersecurity program, including analysis of our systems and security measures, processes and procedures, and documentation, among other matters, and proposes additional measures that could further strengthen our cybersecurity efforts. Deloitte also benchmarks the maturity of our program not only against our industry, but also other industries, including those with higher risk of cybersecurity attacks. These results are provided to the Audit Committee and Board to assist them with their oversight of our cybersecurity program.

BUSINESS CONTINUITY

Our ability to execute on our business strategy over the long-term is dependent on the use of technology. We maintain business disruption procedures, including system redundancies that allow us to operate should we not be able to access our network or service provider systems on a temporary basis. Enhancements we have made in this area are also often utilized to support seamless technology or vendor changes, minimizing any negative impact to our associates and residents of new service and technology offerings.

INSURANCE

We recognize that the risk of a data breach or security failure has generally increased due to the rise in new technologies and the increased sophistication and activities of the perpetrators of attempted attacks and intrusions. The security measures we and our service providers put in place cannot provide absolute security and we may suffer a cybersecurity or information security event. As such, we have insurance in place to help defray the cost should such an event occur.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

BOARD AND COMMITTEE OVERSIGHT

As part of the annual Director Nominee selection process, the Nominating and Corporate Governance Committee, as well as the full Board, reviews related party transactions and any potential conflicts of interest. Under its written charter, the Audit Committee is required to review and discuss with management and our independent registered public accounting firm material related party transactions as required by applicable accounting and regulatory pronouncements. The charter also requires the Audit Committee to conduct prior reviews of related party transactions as described in NYSE Rule 314.00 and prohibit such transactions if determined to be inconsistent with the interests of MAA and its shareholders. All transactions involving related parties must be approved by a majority of the disinterested members of our Board. Based on the information presented to it, the Board has determined that no related party transactions occurred or were proposed since the beginning of 2022.

CONFLICTS OF INTEREST

Under our Code of Conduct, an associate who becomes aware of a potential conflict of interest must report the conflict to a supervisor, or our Legal, Internal Audit or Human Resources department. If the potential conflict of interest involves our CEO, any of our executive officers, or a Director, our Board will determine whether to grant a waiver if a conflict of interest is determined to exist. No waivers were granted in 2022.

MATERIAL RELATIONSHIPS

None of our non-employee Directors had relationships with us during 2022 that the Board determined were material.

INDEBTEDNESS OF MANAGEMENT

None of our NEOs nor Directors were indebted to us during 2022.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Norwood (Chairman), T. Lowder and Nielsen, and Mses. Jennings and McGurk served as members of the Compensation Committee during 2022. None of the members of the Compensation Committee is, nor have they ever been, an officer or associate of MAA, nor have any members of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K during 2022. During 2022, none of our NEOs served as a director or member of the Compensation Committee of any other entity whose executive officers served on our Board or Compensation Committee.

GOVERNANCE DOCUMENTS

Along with the elements of our Board structure and the oversight obligations contained in the committee charters, the following documents provide additional governance guidelines applicable to our Board and NEOs.

CORPORATE GOVERNANCE GUIDELINES

Copy available online and at no charge upon request. See page 3

APPLICATION

The Corporate Governance Guidelines reflect the principles by which the Board operates, ensuring the Board represents the best interests of shareholders.

2023 PROXY STATEMENT	18

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR INDEPENDENCE

12 out of 13 Director Nominees are Independent

At least a majority of Directors on the Board must be independent to provide appropriate oversight of management’s actions and contribute a variety of experiences and perspectives to strategy discussions.

OTHER PUBLIC BOARD SERVICE

Highest number of other public board service by any Director is 2

Directors can only serve on a total of three other public boards. In addition, Directors must notify the Nominating and Corporate Governance Committee before accepting any new directorship to a public board so that the Board can evaluate if a conflict of interest would exist and consider whether the Director will have sufficient time to continue to provide quality service to the Board and our shareholders.

RESIGNATION UPON EMPLOYMENT CHANGE

Directors who have a change in employer or significant change in job responsibilities must submit an offer of resignation from the Board and all committees for consideration. This allows the Board to evaluate the specific contributions of the Director and consider whether the change may impact the Director’s ability to continue to provide quality service to the Board and representation for our shareholders.

MANDATORY RETIREMENT AGE

Mandatory retirement at age 75 with no waivers allowed

Directors are ineligible for nomination for re-election once they reach the mandatory retirement age. Having a mandatory retirement age drives Board refreshment, allows for thoughtful succession planning over a longer period of time and acknowledges that a Director’s knowledge and contributions may become stale as he or she is further removed from active employment. Under the current Corporate Governance Guidelines, the Board does not have the authority to grant a waiver to the mandatory retirement age and there are no Directors or Director Nominees that are 75 or older.

Under the mandatory retirement age, Mr. Norwood is ineligible to be nominated by the Board for shareholder election at the Annual Meeting and has, therefore, not been listed as a Director Nominee in this Proxy Statement.

MAJORITY VOTE

Lowest Director approval of 88.8% in 2022

Incumbent Directors must tender their resignation to the Board for consideration if they fail to receive a majority of the vote for re-election in an uncontested election.

FREQUENCY OF MEETINGS

7 Board meetings in 2022

The Board is required to meet at least four times a year.

COMPLIANCE WITH ETHICS AND COMPLIANCE POLICIES

No waivers granted

Directors and NEOs are required to comply with all MAA ethics and compliance policies. Any waivers must be approved by disinterested members of the Board and publicly disclosed.

NON-MANAGEMENT AND INDEPENDENT DIRECTOR MEETINGS

Non-Management Directors are required to meet in executive session at regularly scheduled Board meetings and Independent Directors are required to meet at least once a year. The Board believes this provides a forum for open and candid discussion on matters or concerns involving management.

BOARD ACCESS TO MANAGEMENT AND INDEPENDENT ADVISORS

The Board and its committees have full and free access to all associates and the authority to engage independent advisors without notifying or receiving approval from MAA.

ATTENDANCE AT ANNUAL MEETING

Directors are encouraged to attend annual meetings of shareholders. All directors then in office attended the 2022 Annual Meeting of Shareholders.

MINIMUM SHARE OWNERSHIP

100% compliance with share ownership requirements

Within five years of appointment, non-employee Directors must own 5 times the annual cash retainer fee in shares of MAA stock or the equivalent. The CEO must own 3 times his base salary and other NEOs must own 2 times their respective base salary within three years of appointment to their respective position. The Board believes share ownership in MAA better aligns the interests of Directors and management with those of our shareholders.

HOLDING PERIOD REQUIREMENT

100% compliance with holding period requirement

NEOs are required to retain ownership of at least 50% of the number of net shares, after the payment of taxes, acquired through equity incentive plans until they retire, otherwise terminate or are no longer serving as an NEO. The Board believes requiring equity ownership over time helps to ensure a focus on long-term results.

DIRECTOR EDUCATION

Directors are encouraged to attend accredited director education programs for which expenses are reimbursed by MAA. In addition, educational materials and presentations by external experts are periodically provided to the Board and its committees on various topics of interest and evolving areas.

ANONYMOUS ANNUAL PERFORMANCE EVALUATIONS

The Nominating and Corporate Governance Committee oversees the anonymous evaluation by Directors of the performance of the Board and each of their respective committees on an annual basis. Results are reviewed and discussed by each committee and the Board as a whole.

ANNUAL REVIEW

The Corporate Governance Guidelines are approved by the Board and required to be reviewed annually by the Nominating and Corporate Governance Committee.

2023 PROXY STATEMENT	19

PROPOSAL 1: ELECTION OF DIRECTORS

CODE OF CONDUCT

Copy available online and at no charge upon request. See page 3

APPLICATION

MAA’s Code of Conduct reflects our commitment to achieving high standards of business, personal and ethical conduct. The Code of Conduct is applicable to our Board, executive officers and all other associates, including our CEO, CFO (Principal Financial Officer) and Principal Accounting Officer.

ATTESTATIONS

100% compliance

Each member of our Board and all of our executive officers annually review the requirements in the Code of Conduct, attest in writing to meet the standards therein and affirm their compliance with those standards.

WAIVERS

No waivers have been granted

Amendments to or waivers from our Code of Conduct (to the extent applicable to our CEO, Principal Financial Officer or Principal Accounting Officer) are publicly disclosed on our website.

WHISTLEBLOWER POLICY

APPLICATION

Copy available online and at no charge upon request.	See page 3

The Whistleblower Policy sets forth the procedures established by the Audit Committee to allow for the receipt, retention and treatment of complaints received by MAA regarding accounting, internal accounting controls or auditing matters as well as the confidential, anonymous submission of concerns regarding questionable accounting and auditing matters.

ANNUAL REVIEW

The Whistleblower Policy and Procedures are required to be reviewed annually by the Audit Committee.

POLICY REGARDING THE ABILITY OF EMPLOYEES OR DIRECTORS TO ENGAGE IN HEDGING TRANSACTIONS OR PLEDGING OF SECURITIES

APPLICATION

Directors, executive officers and certain designated employees who in the ordinary course of the performance of their duties have access to material, nonpublic information regarding MAA or any of MAA’s subsidiaries are prohibited from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of MAA equity securities granted as compensation, or held directly or indirectly by the individuals covered under the policy. These prohibitions also apply to any covered individual’s spouse, minor children, family members living within the same household and any other affiliates or affiliated entities.

PROHIBITED TRANSACTIONS

Specifically, the policy prohibits executing short sales (the selling of securities that are not owned at the time of sale), purchasing or selling derivative securities or hedging transactions (including the buying and selling of puts, calls, other derivative securities, derivative securities that provide the economic equivalent of owning securities, any opportunity to profit from the change in value of securities and any other hedging transaction), using securities as collateral on margin accounts and pledging securities as collateral for a loan.

These prohibitions relate to all MAA and MAA subsidiary securities including common stock, preferred stock, units in limited partnerships, options to purchase common stock, any other type of securities that MAA or MAA’s subsidiaries may issue (such as convertible debentures, warrants, exchange-traded options or other derivative securities), any derivative securities that provide the economic equivalent of ownership of any securities issued by MAA or MAA’s subsidiaries, and any opportunity to profit from any change in the value of any of the securities issued by MAA or MAA’s subsidiaries.

EXCEPTIONS

While MAA’s policy prohibits Directors, executive officers and other individuals, affiliates and affiliated entities (as outlined above) from pledging securities as collateral on a loan, at the time the prohibition was adopted, a one-time exception was made to grandfather an existing pledge amount which was already in place. The pledge was deemed to be of immaterial risk to shareholders and cannot be increased or expanded. No additional exceptions for pledges have been made, and the Nominating and Corporate Governance Committee has determined that no other exceptions for pledges will be granted.

BYLAWS AND CHARTER PROVISIONS

ANNUAL ELECTIONS OF DIRECTORS

MAA’s charter requires the annual election of all Directors. The Board believes that annual elections is an appropriate timeframe to ensure that Directors are being held accountable to shareholders.

2023 PROXY STATEMENT	20

PROPOSAL 1: ELECTION OF DIRECTORS

SPECIAL MEETINGS OF SHAREHOLDERS

See page 3 for how to access a copy of our bylaws for more details.

MAA’s bylaws allow any of the following to call a special meeting of the shareholders.

✓	CEO

✓	President

✓	Majority of the Board

✓	Majority of the Independent Directors

✓	Shareholders representing more than 10% of voting shares

PROXY ACCESS AND OTHER METHODS FOR SHAREHOLDERS TO RECOMMEND A DIRECTOR NOMINEE

See pages 92-93 for timing details regarding the 2024 Annual Meeting of Shareholders

HAVE YOUR DIRECTOR CANDIDATE INCLUDED IN OUR PROXY MATERIALS

Pursuant to the proxy access provisions of our bylaws, a shareholder or a group of up to 20 shareholders that have collectively owned at least three percent of MAA’s common stock continually for a period of at least three years can nominate and include in our proxy materials, Director candidates constituting up to 20% of the Board, provided that the shareholder(s) and the candidates satisfy the requirements specified in our bylaws.

DIRECTLY NOMINATE A CANDIDATE FOR ELECTION BY SHAREHOLDERS

Shareholders who meet the requirements provided in our bylaws can directly nominate a candidate for election by our shareholders at an annual meeting. To directly nominate a candidate for election by our shareholders, other than pursuant to the proxy access provision of our bylaws, you must provide the information required in our bylaws at our corporate headquarters.

RECOMMEND A CANDIDATE TO THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Shareholders can recommend a Director candidate for consideration by our Nominating and Corporate Governance Committee. To recommend a candidate, the recommendation must be received at our corporate headquarters and include the required information specified in our bylaws.

SHAREHOLDER ENGAGEMENT

BOARD AND MANAGEMENT ENGAGEMENT

The Board’s primary role is to represent the long-term interests of our shareholders. MAA’s executive and senior management, led by associates solely-focused on investor relations, proactively engages with our shareholders through a year-round engagement program overseen by the Board. We utilize numerous vehicles to directly reach and listen to our investors. We also periodically participate in various investor round-table events hosted by industry or other associations that provide broader insight on developing investor interests and concerns. The Board is routinely updated with feedback received from investors and can be communicated with directly. See page 3 for information on how to reach the Board.

SHAREHOLDER DRIVEN GOVERNANCE

Collaborations with our shareholders have resulted in many enhancements through the years that we believe strengthen our corporate governance and contribute to the long-term sustainability and success of our company.

✓	Moving from staggered to annual elections of Directors

✓	Amending our bylaws to encompass proxy access rights for shareholders

✓	Publishing annual Corporate Responsibility Reports

✓	Expanding Board diversity disclosures including racial makeup of the Board

✓	Expanding disclosures on the qualifications and contributions of individual Director Nominees

✓	Enhancing Board oversight of ESG matters

✓	Adopting a Policy on Political Contributions

2022 SHAREHOLDER ENGAGEMENTS

In 2022, we continued to engage with shareholders through various platforms. We held or participated in six investor conferences, two non-deal roadshows, 19 property tours, four quarterly earnings release calls and numerous one-on-one calls with institutional investors, analysts and retail investors to stay connected, provide information regarding MAA and our strategy, and learn about matters that are important to our shareholders. As a result, we had approximately 500 contacts with shareholders in 2022, representing a majority of the outstanding shares of our common stock.

2023 PROXY STATEMENT	21

PROPOSAL 1: ELECTION OF DIRECTORS

PROCESS FOR IDENTIFYING AND

The Board is responsible for recommending Director Nominees to our shareholders for election at our annual meetings and, from time to time, for appointing Directors to fill vacancies on the Board. Our Board has delegated the responsibility for evaluating Board needs and the process of identifying and recruiting Director candidates for Board consideration to the Nominating and Corporate Governance Committee. Following is the general process the Nominating and Corporate Governance Committee utilizes to identify and select Director Nominees.

The process to present a Director Nominee for shareholder approval begins with INPUT from various sources on the attributes that the Board as a whole needs in order to successfully execute its roles and responsibilities in the best interests of our shareholders.	The Nominating and Corporate Governance Committee considers the attributes needed by the Board as a whole and combines that with additional considerations as part of its ongoing SUCCESSION PLANNING efforts	The Nominating and Corporate Governance Committee combines the key criteria identified through its succession planning efforts and creates a CANDIDATE PROFILE for Director searches and nominee recommendations

INVESTOR ENGAGEMENTS

Changes in shareholder interests and priorities may require new attributes or change the prioritization of certain attributes over time

BOARD APPROVED STRATEGY

Evolutions of our multi-year strategy may require new expertise not previously represented on the Board for appropriate oversight of strategy execution and risk management

ANNUAL BOARD AND COMMITTEE

SELF-ASSESSMENTS

Feedback from current Directors regarding the balance of qualifications and needs, among other matters, is incorporated

BUSINESS TRENDS

Changing industry and general business developments may require new attributes to provide guidance on new competitive frontiers or for effective risk management

ANNUAL SHAREHOLDER VOTE

Results of prior year Director elections can provide insight on shareholder satisfaction with individual Director and Board performance as well as governance matters important to our shareholders

KEY KNOWLEDGE AND EXPERIENCE

The specific knowledge and abilities required for the Board and its committees to execute their responsibilities to MAA are continually updated over time. The areas of expertise and experience our Board currently feels are particularly relevant to MAA and should be possessed by one or more Directors are:

▪  Real Estate Industry – Investment

▪  Real Estate Industry – Development/Construction

▪  Strategic Planning and Oversight

▪  Risk Oversight

▪  Cybersecurity

▪  Public Company Platform

▪  Capital Markets

▪  Financial Literacy

▪  Large Organization Leadership and Human Capital Development

▪  Corporate Governance

DIRECTOR DEPARTURES

Planned retirements and unexpected departures are considered to identify any potential gaps in Board attribute needs and timelines to add new Directors

BOARD GOVERNANCE

Various governance matters such as Board size and Director independence are considered in regards to MAA policies as well as peer and industry best practices to allow for efficient and effective Board functioning

REGULATORY REQUIREMENTS (SEC, NYSE)

Regulations are considered to ensure compliance with all relevant public company and listing exchange requirements

SPECIFIC CRITERIA

Specific criteria for an individual Director appointment or nominee are identified based on the results of succession planning analysis

ABILITY TO SERVE

The ability to provide quality service to the Board and represent our shareholders is evaluated. Factors considered include:

▪  Time availability

▪  Independence status

▪  Other public board commitments

▪  Schedule flexibility

CONFLICTS OF INTEREST

Current relationships that may create potential conflicts of interest with service on the Board are evaluated

GENERAL CHARACTERISTICS

Certain personal characteristics are required of every Director to provide quality representation for our shareholders and set the correct tone from the top for MAA’s culture

These characteristics include:

▪  High personal and professional integrity, ethics and values

▪  Mature wisdom and sound judgement

▪  Inquiring and independent analysis

▪  Ability to objectively appraise management performance

▪  Willingness to represent the best interests of shareholders

▪  History of achievement reflecting superior standards

DIVERSITY

The Board believes that diversity provides a breadth of knowledge, perspectives, experiences and opinions that contribute to a stronger board. The Board and the Nominating and Corporate Governance Committee are dedicated to expanding diversity of personal attributes such as age, gender, race and ethnicity. We believe having diverse representation enhances the Board’s leadership effectiveness, attracts highly qualified associates, is more appealing to residents, enhances discussions of the Board and cultivates better decisions.

2023 PROXY STATEMENT	22

PROPOSAL 1: ELECTION OF DIRECTORS

SELECTING DIRECTOR NOMINEES

While the below table generally reflects the overall process utilized by the Nominating and Corporate Governance Committee to determine the needs of the Board, identify and select a candidate and make a recommendation to the Board, the committee may, from time to time, adapt the process, including the factors considered, utilize alternative sources to identify potential candidates or make other adjustments as the committee deems appropriate to address the priorities of any given situation.

The candidate profile is used to guide the IDENTIFICATION of POTENTIAL CANDIDATES from various sources	The Nominating and Corporate Governance Committee pursues targeted candidates to SELECT a Director Nominee	The selected candidates are APPOINTED or recommended as DIRECTOR NOMINEES for shareholder approval

INTERNAL RECOMMENDATIONS

Potential candidates may be recommended by current or past Directors or members of executive management

EXTERNAL SEARCH FIRMS

From time to time, the Nominating and Corporate Governance Committee may engage an external search firm to assist in identifying potential candidates that meet the candidate profile

SPECIALIZED OUTREACH

The Board or executive management may request recommendations from various external sources such as industry organizations

DIRECT INQUIRIES

From time to time the Nominating and Corporate Governance Committee may receive communications from individuals interested in serving on our Board

SHAREHOLDER RECOMMENDATIONS

The Nominating and Corporate Governance Committee will consider recommendations received by shareholders when done so in compliance with our bylaws (see pages 92-93 for more information)

ASSESS INTEREST

Generally, a member of the Board or a consultant (if an external search firm is being utilized) will contact target candidates to assess their interest in potentially joining the Board

INTERVIEWS

Interested candidates will meet with members of the Board as well as members of management so they can learn more about MAA and the Nominating and Corporate Governance Committee can receive additional input to ascertain the candidate’s ability to serve as an engaged and beneficial member of the Board

DIRECTOR APPOINTMENT

From time to time, the Nominating and Corporate Governance Committee may feel it is appropriate to appoint a new Director prior to an annual meeting of shareholders (e.g. to meet a regulatory requirement, allow for overlap with a departing Director or due to other considerations). In these instances, the Director will serve until the next annual meeting of shareholders at which meeting the Director would be presented as a Director Nominee for shareholder approval pending a recommendation from the Nominating and Corporate Governance Committee to the Board to list the Director as a Director Nominee

DIRECTOR NOMINEE

The Board, upon recommendation by the Nominating and Corporate Governance Committee as a result of the process to identify and select Director Nominees, will present Director Nominees for approval by shareholders at the annual meeting of shareholders

ANNUAL ELECTIONS

All Directors must be re-nominated for shareholder approval on an annual basis

ONBOARDING

In anticipation of an appointment or following election by shareholders at an annual meeting of shareholders, a new Director will participate in various meetings with management and Board groups in order to learn more about the Board and committee procedures, MAA’s operations and long-term strategy and other various matters

2023 PROXY STATEMENT	23

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES FOR ELECTION

INDIVIDUAL DIRECTOR NOMINEE DETAILS

The following pages provide Individual information on each Director Nominee being presented for approval by shareholders at the 2023 Annual Meeting. Each writeup includes work history experience, the key knowledge and experience factors the Director Nominee contributed to the Board as a whole, additional contributions the Director Nominee brings to the Board, the factors our Nominating and Corporate Governance Committee and Board considered in determining if the Director Nominee was qualified to serve on the Board and certain Board committees, along with current Board leadership positions and service on other public boards.

A summary of all of the contributions the Director Nominees bring to the Board as a whole, follows the individual writeups on pages 38-39. Nominee ages are given as of the date of the Annual Meeting.

Director Nominee ages reflect the age of the individual on the date of the 2023 Annual Meeting (May 16, 2023).

2023 PROXY STATEMENT	24

PROPOSAL 1: ELECTION OF DIRECTORS

H. ERIC BOLTON, JR. CEO, MAA	Management Director Since: February 1997 Age as of the Annual Meeting: 66

Mr. Bolton joined MAA in 1994 as VP of Development, was named COO in February 1996 and was subsequently promoted to President in December 1996. Mr. Bolton has served as our CEO since October 2001 and he became Chairman of the Board in September 2002. Prior to joining MAA, Mr. Bolton served as EVP and CFO of Trammell Crow Realty Advisors, for which he worked for more than five years. Prior to that, Mr. Bolton worked in the commercial banking industry for seven years.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS

✓ Real Estate Industry – Investment

✓ Real Estate Industry – Development/Construction

✓ Strategic Planning and Oversight

✓ Risk Management/Oversight

✓ Cybersecurity

✓ Public Company Platform

✓ Capital Markets

✓ Financial Literacy

✓ Large Organization Leadership and Human Capital Development

✓ Corporate Governance

✓ Other Real Estate Industry – Multifamily Sector, Industry Association Service, Multifamily Operations, MAA Market Expertise

✓ MAA Market Experience

✓ Public Board Audit Committee Service

✓ REIT Structure

✓ Business Continuity and Crisis Management

✓ Public Company Mergers and Acquisitions

✓ Regulatory Compliance

✓ Essential Services Industry

✓ Data Privacy, Cybersecurity

✓ Digital Marketing

✓ Enhanced Branding

✓ Change and Growth Management

✓ Civic Development, Community Service, Non-Profit Leadership and Oversight

✓ Succession Planning

Mr. Bolton brings extensive multi-family real estate experience to the Board. His career in real estate has encompassed all aspects of the industry from investment, new development, acquisitions and dispositions, property repositioning and property operations. Mr. Bolton has served on the Executive Committee of the National Multi-Family Housing Council as well as the Advisory Board of Governors of NAREIT and currently serves as the Chairman of the Compensation Committee of EastGroup Properties, Inc., a mid-cap industrial REIT, having previously served as both Lead Director and a member of the Audit Committee. This service and his career experience, along with Mr. Bolton’s certifications as a Certified Public Accountant (inactive) and Associate of Risk Management, allows Mr. Bolton to contribute strong risk mitigation and oversight capabilities to our Board. In addition, Mr. Bolton offers long-term real estate market cycle acumen garnered over his 34-year career in real estate, during which he successfully led MAA through the Great Recession (2007–2009) without discontinuing or reducing dividends to shareholders. Mr. Bolton also brings strong guidance to our ESG program, previously serving on the boards of the Memphis Botanical Garden and the Memphis Shelby Crime Commission, as well as being a past Partner Advisor to the Mid-South Minority Business Council.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
✓ Chairman of the Board ✓ Chairman of the Real Estate Investment Committee	✓ EastGroup Properties, Inc.	None

2023 PROXY STATEMENT	25

PROPOSAL 1: ELECTION OF DIRECTORS

DEBORAH H. CAPLAN EVP, Human Resources and Corporate Services, NextEra Energy, Inc.	Independent Director Since: March 2023 Age as of the Annual Meeting: 60

Ms. Caplan has served as EVP, Human Resources and Corporate Services for NextEra Energy, Inc. since 2013, previously serving as VP and COO for Florida Power & Light Company, a subsidiary of NextEra Energy, Inc. from 2011 to 2013 after serving as VP of Integrated Supply Chain. Prior to joining NextEra Energy, Inc., Ms. Caplan served as the SVP of Global Operations for Vendor Financial Services for GE Capital at General Electric Company, previously serving in various leadership roles for GE Aircraft Engines in manufacturing and new product development.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS

✓ Real Estate Industry – Investment

✓ Strategic Planning and Oversight

✓ Risk Management/Oversight

✓ Cybersecurity

✓ Public Company Platform

✓ Large Organization Leadership and Human Capital Development

✓ Corporate Governance

✓ MAA Market Experience

✓ Public Board Compensation Committee and Environmental, Health and Safety Committee Service

✓ Business Continuity and Crisis Management

✓ Regulatory Compliance

✓ Essential Services Industry

✓ Change and Growth Management

✓ Civic Development, Community Service, Non-Profit Leadership and Oversight

✓ Environmental Innovation

✓ Legislative and Political Acumen

Ms. Caplan’s experience with strategy and crisis management in not only a public company, but in a highly regulated industry offers valuable expertise to our Board. Her business operations and project management expertise, certification as a Six Sigma Master Black Belt and change and growth experience also provide important guidance as MAA continues to evolve to meet ever-changing customer expectations. The combination of Ms. Caplan’s workforce initiative experience, including recruiting, learning and development, health and well-being, diversity and inclusion and recognition, with her past experience serving as the Chairman of the Compensation Committee for another public board, and current service on the HR Policy Association and the International Women’s Forum makes her uniquely qualified to serve on our Compensation Committee. In addition, Ms. Caplan’s responsibilities over corporate real estate at NextEra Energy, Inc. for the past 10+ years in markets that overlap our portfolio footprint, adds to our market analysis and transaction discussions. Ms. Caplan’s leadership at a leading clean energy company, along with her service on various boards and advisory committees, including the National Petroleum Council, an oil and natural gas advisory committee to the U.S. Secretary of Energy, in addition to her culture and human capital expertise adds knowledgeable guidance to our ESG strategy.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
✓ Compensation Committee	None	2019-2022: Terminix Global Holdings

If elected, Ms. Caplan will also join the Nominating and Corporate Governance Committee.

2023 PROXY STATEMENT	26

PROPOSAL 1: ELECTION OF DIRECTORS

JOHN P. CASE Partner and Senior Advisor, Ares Management Corporation Chairman and Principal, Bunker Hill Group Former CEO, Realty Income Corporation	Independent Director Since: Nominee Age as of the Annual Meeting: 59

Mr. Case has served as Partner and Senior Advisor of Ares Management Corporation since 2021 and as Chairman and Principal of Bunker Hill Group since 2019. Mr. Case previously served as the CEO and member of the board of directors of Realty Income Corporation from 2013 to 2018, after serving as the President in 2013, and EVP, Chief Investment Officer from 2010 to 2013. Prior to joining Realty Income Corporation, Mr. Case worked as a real estate investment banker at various banks including Merrill Lynch, UBS and RBC Capital Markets from 1991-2010.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS

✓ Real Estate Industry – Investment

✓ Strategic Planning and Oversight

✓ Risk Management/Oversight

✓ Cybersecurity

✓ Public Company Platform

✓ Capital Markets

✓ Financial Literacy

✓ Large Organization Leadership and Human Capital Development

✓ Corporate Governance

✓ Other Real Estate Industry – Commercial Sector

✓ MAA Market Expertise

✓ Public Board Compensation and Human Capital Committee

✓ REIT Structure

✓ Business Continuity and Crisis Management

✓ Public Company Mergers and Acquisitions

✓ Regulatory Compliance

✓ Change and Growth Management

Mr. Case’s experience as a CEO of a public REIT and former director of another public REIT coupled with his capital market and investor relations acumen, make him a valuable addition to the Board, providing a keen insight and understanding of our organization, including our structure as a public REIT, the regulatory environment of our industry, risk oversight expertise, and management of geographically-dispersed human capital. This experience also provides him with a keen understanding of REIT and real estate industry compensation package, making him a good candidate for the Compensation Committee. Mr. Case also brings MAA market knowledge, helpful during acquisition and disposition decisions and overall portfolio strategy discussions. In addition, Mr. Case’s expertise in the commercial sector of our industry, provides valuable guidance to our commercial endeavors, which enhance the experience of our multi-family residents. Furthermore, his experience serving as the CIO and Chairman of the Investment Committee for Realty Income Corporation, and previous service as an Associate on the NAREIT Board of Governors, member of the board of directors of the National Multifamily Housing Council and member of the Urban Land Institute provides valuable expertise to serve on our Real Estate Investment Committee.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
Nominee	2023-Present: EPR Properties	2018-2022: Duke Realty Corporation 2013-2018: Realty Income Corporation

If elected, Mr. Case will join the Compensation Committee and the Real Estate Investment Committee.

2023 PROXY STATEMENT	27

PROPOSAL 1: ELECTION OF DIRECTORS

TAMARA FISCHER Executive Chairman, National Storage Affiliates Trust	Independent Director Since: Nominee Age as of the Annual Meeting: 67

Ms. Fischer currently serves as the Executive Chairman of National Storage Affiliates Trust, having previously served as the President and CEO from 2020 until April 1, 2023. Ms. Fischer previously served as President and CFO from 2018 to 2019, after serving as EVP and CFO from 2013 to 2018. Prior to joining National Storage Affiliates Trust, Ms. Fischer held various consulting positions from 2011 to 2012. Previously, Ms. Fischer served as EVP and CFO of Vintage Wine Trust, Inc. from 2004 to 2008 and then as a consultant to Vintage Wine Trust, Inc. from 2009 to 2010. Ms. Fischer also served as EVP and CFO for Chateau Communities, Inc. from 1993 to 2003 and held various positions with Coopers & Lybrand (now PricewaterhouseCoopers) from 1984 to 1992.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS

✓ Real Estate Industry – Investment

✓ Real Estate Industry – Development/Construction

✓ Strategic Planning and Oversight

✓ Risk Management/Oversight

✓ Cybersecurity

✓ Public Company Platform

✓ Capital Markets

✓ Financial Literacy

✓ Large Organization Leadership and Human Capital Development

✓ Corporate Governance

✓ Other Real Estate Industry – Self-Storage Sector

✓ MAA Market Experience

✓ Public Board Audit Committee Service

✓ REIT Structure

✓ Business Continuity and Crisis Management

✓ Public Company Mergers and Acquisitions

✓ Regulatory Compliance

✓ Change and Growth Management

Ms. Fischer’s experience as an Executive Chairman and CEO of a public REIT, along with her service as the Chairman of the National Self Storage Association and as a member of the Executive Board of Governors of NAREIT, makes her a valuable addition to the Board, providing extensive knowledge of our industry, and a keen insight and understanding of our structure as a public REIT, the regulatory environment of our industry, risk oversight expertise, and management of geographically-dispersed human capital. The Board has also determined that Ms. Fischer qualifies as an SEC Financial Expert, which along with her past experience serving on the Audit Committee of another public REIT, coupled with her experience leading the world’s largest producer of wind and solar energy, makes her well qualified to serve on the Audit Committee and contribute to the committee’s oversight of our ESG program. In addition, Ms. Fischer’s real estate knowledge acquired through serving as the Executive Chairman and prior CEO of National Storage Affiliates Trust, and mergers and acquisitions expertise, coupled with her risk oversight and accounting acumen, provides extensive analysis capabilities that make her a valuable member to the Real Estate Investment Committee.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
Nominee	2020-Present: National Storage Affiliates Trust	2020-2022: Duke Realty Corporation

If elected, Ms. Fischer will join the Audit Committee and Real Estate Investment Committee.

2023 PROXY STATEMENT	28

PROPOSAL 1: ELECTION OF DIRECTORS

ALAN B. GRAF, JR. Past EVP and CFO, FedEx Corporation	Independent Director Since: June 2002 Age as of the Annual Meeting: 69

Mr. Graf served as the EVP and CFO and as a member of the Executive Committee of FedEx Corporation from 1998 until his planned retirement in September 2020, continuing to serve as EVP and Senior Advisor through December 2020. Mr. Graf joined FedEx in 1980 as a senior financial analyst and held various management positions throughout the Finance division until serving as EVP and CFO of FedEx Express, FedEx’s predecessor, from 1991 to 1998.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS

✓ Strategic Planning and Oversight

✓ Risk Management/Oversight

✓ Cybersecurity

✓ Public Company Platform

✓ Capital Markets

✓ Financial Literacy

✓ Large Organization Leadership and Human Capital Development

✓ Corporate Governance

✓ Public Board Audit Committee Chairman Service

✓ REIT Structure

✓ Business Continuity and Crisis Management

✓ Public Company Mergers and Acquisitions

✓ Regulatory Compliance

✓ Enhanced branding

✓ Change and Growth Management

✓ Civic Development, Community Service, Non-Profit Leadership and Oversight

✓ Environmental Innovation

✓ Legislative and Political Acumen

As a result of his 41-year career at FedEx, a large multinational company, including 30 years as an executive, Mr. Graf brings experienced insight in strategic vision and investments, navigation of growth, pursuit of technological and procedural innovations and organization management and development. In addition, Mr. Graf’s responsibilities for all aspects of FedEx’s global financial functions, including financial planning, treasury, tax, accounting and controls, internal audit and investor relations, along with his service as the chairman of the Audit Committee on the board of Nike, Inc., a multinational global brand and public company, offers extensive expertise to the oversight of our financial controls, audit activities, cybersecurity and risk mitigation as the Chairman of our Audit Committee. Mr. Graf currently serves on the board of Indiana University Foundation and has been recognized for his positive impact on public education. Mr. Graf has also made an impact on the medical community in the Memphis area through his prior chairmanship of the board of Methodist Le Bonheur Healthcare and his ongoing support of the FedExFamilyHouse, a home for out-of-town families of patients at Le Bonheur Children’s Hospital that was founded by Mr. Graf and his wife, providing him with unique understanding of our corporate charity, The Open Arms Foundation, which offers similar accommodations for individuals receiving long-term medical care at facilities located away from their homes.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
✓ Lead Independent Director ✓ Chairman of the Audit Committee ✓ SEC Financial Expert	2002-Present: Nike, Inc.	None

2023 PROXY STATEMENT	29

PROPOSAL 1: ELECTION OF DIRECTORS

TONI JENNINGS Chairman of the Board of Directors, Jack Jennings & Sons Former Lieutenant Governor, State of Florida	Independent Director Since: December 2016 Age as of the Annual Meeting: 73

Ms. Jennings currently serves as the Chairman of the Board of Jack Jennings & Sons, Inc., a commercial construction firm, a position she has held since 2007, having previously served as President from 1982 to 2003. Ms. Jennings served as the first female Lieutenant Governor for the State of Florida from 2003 to 2007. Prior to her service as Lieutenant Governor, Ms. Jennings served in the Florida House of Representatives from 1976 to 1980 and then the Florida Senate from 1980 to 2000, becoming the only person to have been elected to serve as President of the Florida Senate for two terms (1996 to 2000). Prior to her public service, Ms. Jennings was an elementary school teacher.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS
✓ Real Estate Industry – Development/Construction ✓ Strategic Planning and Oversight ✓ Public Company Platform ✓ Capital Markets ✓ Corporate Governance

✓ Other Real Estate Industry – MAA Market Expertise

✓ Public Board Compensation Committee Service

✓ REIT Structure

✓ Public Company Mergers and Acquisitions

✓ Regulatory Compliance

✓ Essential Services Industry

✓ Civic Development, Community Service, Non-Profit Leadership and Oversight

✓ Environmental Innovation

✓ Legislative and Political Acumen

Ms. Jennings’ construction experience within MAA’s geographical footprint brings valuable expertise to oversight of strategic investments in our development pipeline. In addition, her public service, including legislative relations on hurricane preparedness and disaster relief, provides a unique perspective on business continuity and crisis management as well as an understanding of regulatory compliance and ethical standards that makes her a valuable member of our Nominating and Corporate Governance Committee. She also contributes knowledge of public company compensation structures and controls to our Compensation Committee through her service on the Compensation Committee of another public board. Ms. Jennings’ years of public service and experience as the youngest woman ever elected to the Florida House of Representatives, the first female President of the Florida Senate (serving as such for an unprecedented two consecutive terms), and Florida’s first female Lieutenant Governor bring a unique perspective to Board discussions and provide leadership diversity and representation at our highest level of oversight, informing our approach to human capital development and reflecting our commitment to diversity and inclusion. Ms. Jennings also offers an informed perspective to the direction and oversight of MAA’s ESG initiatives through her extensive service promoting health and education of children, including having served on the board of the Nemours Foundation and the steering committee for the Children’s Movement of Florida, as well as her service on the board of directors of NextEra Energy, Inc., the world’s largest producer of wind and solar energy.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
✓ Compensation Committee ✓ Nominating and Corporate Governance Committee	2007-Present: Brown & Brown, Inc.	2007-2022: NextEra Energy, Inc.

If elected, Ms. Jennings will become the Chairman of the Compensation Committee.

2023 PROXY STATEMENT	30

PROPOSAL 1: ELECTION OF DIRECTORS

EDITH KELLY-GREEN Founding Partner, JKG Properties LLC and The KGR Group Former VP and Chief Sourcing Officer, FedEx Express	Independent Director Since: September 2020 Age as of the Annual Meeting: 70

Ms. Kelly-Green is a founding partner of JKG Properties LLC, a commercial real estate and single-family housing company formed in 2011, and The KGR Group, the owner of a large chain of restaurants formed in 2005. Ms. Kelly-Green retired from FedEx Express, a subsidiary of FedEx Corporation, as VP and Chief Sourcing Officer in 2003, having joined FedEx Corporation in 1977 as a senior accountant. Ms. Kelly-Green held various positions during her time with the company including as VP of Internal Audit from 1991 until 1993 and VP, Strategic Sourcing and Supply from 1993 until her appointment as VP and Chief Sourcing Officer. Prior to joining FedEx Corporation, Ms. Kelly-Green worked as a senior auditor for Deloitte & Touche from 1973 until 1977.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS
✓ Real Estate Industry – Investment ✓ Strategic Planning and Oversight ✓ Risk Management/Oversight ✓ Public Company Platform ✓ Capital Markets ✓ Financial Literacy ✓ Corporate Governance

✓ Other Real Estate Industry – Retail, Commercial and Single Family Sectors

✓ Public Company Mergers and Acquisitions

✓ Regulatory Compliance

✓ Essential Services Industry

✓ Change and Growth Management

✓ Civic Development, Community Service, Non-Profit Leadership and Oversight

Ms. Kelly-Green’s certification as a Certified Public Accountant (inactive), background in auditing and accounting for a global public company, previous service on the Board of Directors of Paragon National Bank, designation as an SEC Financial Expert and strategic and risk oversight experience gained through various entrepreneurial endeavors makes her a valuable member of our Audit Committee, which exercises oversight of financial statement controls, auditing procedures and capital market plans. In addition, Ms. Kelly-Green’s real estate experience also adds a non-multifamily real estate sector perspective to portfolio strategy discussions. Ms. Kelly-Green has been honored by several organizations for her extensive volunteerism and leadership with numerous civic and philanthropic organizations, including serving as the founding Chairman of The Women’s Council for Philanthropy at the University of Mississippi, as a founding board member of both the Women’s Foundation for a Greater Memphis and Philanthropic Black Women of Memphis, and for her endowment scholarships for African-American females in accounting, to name a few. Ms. Kelly-Green’s commitment to providing opportunities to others coupled with her experiences as an African-American professional in corporate organizations, starting as the youngest African-American candidate and one of the first African-American women to pass the certified public accountancy exam in Tennessee to becoming the first African-American VP at FedEx Express, provide a unique and important perspective to the Board’s and Audit Committee’s oversight of our ESG program, particularly as to our approach to human capital and inclusion and diversity efforts. In addition, Ms. Kelly-Green’s former service as the chairman of the Corporate Governance Committee for Applied Industrial Technologies, Inc. brings an outside industry perspective that enhances discussions in our Nominating and Corporate Governance Committee.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
✓ Audit Committee ✓ SEC Financial Expert	None	2019-2022: Sanderson Farms, Inc. 2000-2019: Applied Industrial Technologies, Inc.

If elected, Ms. Kelly-Greene will also join the Nominating and Corporate Governance Committee.

2023 PROXY STATEMENT	31

PROPOSAL 1: ELECTION OF DIRECTORS

JAMES K. LOWDER Chairman of the Board of Directors and President, The Colonial Company	Independent Director Since: October 2013 Age as of the Annual Meeting: 73

Mr. Lowder has served as Chairman of the Board of Directors and President of The Colonial Company and several subsidiary and related companies since 1995, including the Lowder Construction Company for which Mr. Lowder was appointed as President in 1974.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS
✓ Real Estate Industry – Development/Construction ✓ Strategic Planning and Oversight ✓ Risk Management/Oversight ✓ Public Company Platform ✓ Capital Markets ✓ Corporate Governance

✓ Other Real Estate Industry – Commercial Sector, Industry Association Service

✓ MAA Market Experience

✓ REIT Structure

✓ Public Company Mergers and Acquisitions

✓ Regulatory Compliance

✓ Essential Services Industry

✓ Civic Development, Community Service, Non-Profit Leadership and Oversight

✓ Environmental innovation

Mr. Lowder has considerable construction and development expertise stemming from his career in the real estate industry, including through leading The Colonial Company, which invests in and manages companies involved in real estate development and insurance and, at times, serving on several construction industry boards including the Home Builders Association of Alabama and the Greater Montgomery Home Builders Association. In addition, much of Mr. Lowder’s experience is within MAA’s geographic footprint, providing knowledgeable insight on markets, strong oversight of our development pipeline and thoughtful input on our portfolio strategy, making him a valuable member of the Real Estate Investment Committee. Mr. Lowder has a history of civic development and community service having served, at times, on the board of Leadership Montgomery, as president of the Montgomery YMCA and past chairman of the Montgomery Area United Way Campaign. Mr. Lowder continues to serve on the boards of a number of charitable organizations that support the arts community and is the Managing Director of The J.K. Lowder Family Foundation, a non-profit organization founded by Mr. Lowder and his wife to support and develop the idea of community and what it means to be an involved, conscientious citizen. Mr. Lowder’s community service and leadership coupled with his 23 years of experience serving on the board of Alabama Power Company, a subsidiary of Southern Company, recipient of the Edison Electric Institute Edison Award for its portfolio of energy storage research and development initiatives, allows him to provide thoughtful and informed oversight and direction to our ESG initiatives.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
✓ Nominating and Corporate Governance Committee ✓ Real Estate Investment Committee	None	None

James K. Lowder is the brother of Thomas H. Lowder, another one of our Directors.

2023 PROXY STATEMENT	32

PROPOSAL 1: ELECTION OF DIRECTORS

THOMAS H. LOWDER Past Chairman of the Board of Trustees and CEO, Colonial Properties Trust	Independent Director Since: October 2013 Age as of the Annual Meeting: 73

Mr. Lowder served as the Chairman of the Board of Trustees for Colonial Properties Trust from its initial public offering in 1993 until its merger with MAA in October 2013 and as its CEO from 1993 until he retired in 2006 and again from 2008 until October 2013. Mr. Lowder previously served as President and CEO of Colonial Properties, Inc., the predecessor of Colonial Properties Trust, from 1976 until 1993.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS

✓ Real Estate Industry – Investment

✓ Real Estate Industry – Development/Construction

✓ Strategic Planning and Oversight

✓ Risk Management/Oversight

✓ Cybersecurity

✓ Public Company Platform

✓ Capital Markets

✓ Financial Literacy

✓ Large Organization Leadership and Human Capital Development

✓ Corporate Governance

✓ Other Real Estate Industry – Multifamily, Office and Retail Sectors, Industry Association Service, Multifamily Operations, MAA Market Expertise

✓ REIT Structure

✓ Business Continuity and Crisis Management

✓ Public Company Mergers and Acquisitions

✓ Regulatory Compliance

✓ Essential Services Industry

✓ Change and Growth Management

✓ Civic Development, Community Service, Non-Profit Leadership and Oversight

✓ Succession Planning

Mr. Lowder’s leadership of Colonial Properties Trust along with his prior service on the board of NAREIT provides him with a keen insight and understanding of our organization including our structure, the regulatory environment of our industry, management of geographically-dispersed human capital, demographics and expectations of our customer base, multifamily property operations, capital markets and investor relations. Thus, Mr. Lowder provides the board with an independent expert voice during strategy and portfolio discussions. The overlap of the markets of the prior Colonial Properties Trust and MAA add to Mr. Lowder’s real estate investment and development expertise, making him a valuable member of the Real Estate Investment Committee. Mr. Lowder also contributes to the deliberations of our Compensation Committee through his knowledge of public company executive compensation structures and his experience serving on the Compensation Committee for the Children’s Hospital of Alabama. In addition to serving on the board for the Children’s Hospital of Alabama (past chairman), Mr. Lowder also serves on the board of the Quarterbacking for Children’s Health Foundation and previously served on the boards of the University of Alabama Health Services Foundation and the United Way of Central Alabama (past chairman), amongst others. Mr. Lowder’s extensive philanthropic endeavors add thoughtful and informed direction to the oversight of our ESG initiatives.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
✓ Compensation Committee ✓ Real Estate Investment Committee	None	None

Thomas H. Lowder is the brother of James K. Lowder, another one of our Directors.

2023 PROXY STATEMENT	33

PROPOSAL 1: ELECTION OF DIRECTORS

CLAUDE B. NIELSEN Chairman of the Board of Directors, Coca-Cola Bottling Company United, Inc. Former CEO, Coca-Cola Bottling Company United, Inc.	Independent Director Since: October 2013 Age as of the Annual Meeting: 72

Mr. Nielsen has served as the Chairman of the Board of Directors for Coca-Cola Bottling Company United, Inc. since 2003. Mr. Nielsen also served as CEO of Coca-Cola Bottling Company United, Inc. from 1991 until his planned retirement in 2016. Mr. Nielsen joined the company in 1979 and held a variety of operational and managerial positions until his appointment as President in 1990.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS

✓ Strategic Planning and Oversight

✓ Risk Management/Oversight

✓ Cybersecurity

✓ Public Company Platform

✓ Financial Literacy

✓ Large Organization Leadership and Human Capital Development

✓ Corporate Governance

✓ Public Company Compensation Committee Service (Chairman), Governance Committee Service

✓ REIT Structure

✓ Business Continuity and Crisis Management

✓ Public Company Mergers and Acquisitions

✓ Regulatory Compliance

✓ Essential Services Industry

✓ Enhanced Branding

✓ Change and Growth Management

✓ Civic Development, Community Service, Non-Profit Leadership and Oversight

✓ Succession Planning

As a result of his 42-year career in an essential business industry and experience leading a company through tremendous periods of growth and several mergers, Mr. Nielsen provides our Board with a wealth of insight in setting the strategic direction of MAA, considering the scope and speed at which an organization can accept and adapt to change and identifying potential obstacles and risks to successful integrations. In addition, he also brings an understanding of the challenges of managing, developing and leading human capital in geographically-dispersed locations as well as operating in many of the markets within MAA’s portfolio footprint. Mr. Nielsen previously served on the board of directors of AmSouth Bank Corporation and Regions Financial Corporation, providing the board with additional insight in banking and financial affairs. Furthermore, Mr. Nielsen, having been both appointed and retiring as CEO of Coca-Cola Bottling Company United, Inc. as a result of formal succession events, brings first-hand insight regarding succession planning along with oversight experience gained from his prior service on the Governance Committee of Colonial Properties Trust to our Nominating and Corporate Governance Committee. Mr. Nielsen also offers a unique perspective to our Compensation Committee having previously served as the Chairman of the Compensation Committee for Colonial Properties Trust, a public REIT prior to our merger in 2013, while also understanding private company approaches to executive compensation through his experience both as CEO and Chairman of the board of directors of Coca-Cola Bottling Company United, Inc. Mr. Nielsen has been involved at times with several civic and charitable organizations including the United Way of Central Alabama, the American Cancer Society, the Birmingham Rotary Club and the Birmingham Business Alliance, amongst others. Mr. Nielsen also previously served as Chairman of the Coca-Cola Scholars Foundation and, along with his wife, has supported various initiatives at the University of Alabama at Birmingham, including innovation and business incubation as well as cancer research. Mr. Nielsen’s history of civic and community support and development bring an engaged and service-minded perspective to the oversight of MAA’s ESG initiatives.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
✓ Chairman of the Nominating and Corporate Governance Committee ✓ Compensation Committee	None	None

2023 PROXY STATEMENT	34

PROPOSAL 1: ELECTION OF DIRECTORS

W. REID SANDERS President, Sanders Properties, LLC Former EVP, Southeastern Asset Management	Independent Director Since: March 2010 Age as of the Annual Meeting: 73

Mr. Sanders has served as President of Sanders Properties, LLC since its formation in 2004. Mr. Sanders also currently serves on the Investment Committee for several limited liability companies involved in commercial real estate. Mr. Sanders was the co-founder of and, from 1975 until 2000, served as the EVP of Southeastern Asset Management and the President of Longleaf Partners Fund. From 1971 until 1975, Mr. Sanders served as an investment officer and worked in credit analysis and commercial lending in the banking industry.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS
✓ Real Estate Industry – Investment ✓ Strategic Planning and Oversight ✓ Risk Management/Oversight ✓ Public Company Platform ✓ Capital Markets ✓ Financial Literacy ✓ Corporate Governance

✓ Other Real Estate Industry – Commercial Sector and MAA Market Expertise

✓ Public Board Audit Committee, Compensation Committee and Risk Oversight Committee Service

✓ REIT Structure

✓ Public Company Mergers and Acquisitions

✓ Regulatory Compliance

✓ Essential Services Industry

✓ Civic Development, Community Service, Non-Profit Leadership and Oversight

The combination of Mr. Sander’s financial acumen, knowledge of capital markets and deep background in investing in the real estate industry with his experience serving on the Risk Oversight Committees of both a public REIT and mortgage trust make him a valuable member of our Audit Committee. In addition, Mr. Sanders provides commercial sector knowledge to the Board’s portfolio strategy discussions as well as an understanding of the regulatory requirements surrounding our organizational structure as a REIT. Mr. Sanders has also served, at times, on numerous boards reflecting a wide-range of civic and philanthropic endeavors encompassing the arts, education and medical services and is currently serving as Chairman of the board of directors of the Hugo-Dixon Foundation and on the Board of Trustees for the Dixon Gallery and Gardens, and The Dixon Gallery and Gardens Endowment Fund. Mr. Sanders dedication to supporting the arts and community enhancement adds thoughtful guidance to our ESG strategy.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
✓ Audit Committee	2017-Present: Granite Point Mortgage Trust 2009-Present: Two Harbors Investment Corp.	2016-2017: Silver Bay Realty Trust Corp.

2023 PROXY STATEMENT	35

PROPOSAL 1: ELECTION OF DIRECTORS

GARY S. SHORB Executive Director, The Urban Child Institute Former President and CEO, Methodist Le Bonheur Healthcare	Independent Director Since: May 2012 Age as of the Annual Meeting: 72

Mr. Shorb has served as the Executive Director of The Urban Child Institute since February 2017. From 2016 through April 2017, Mr. Shorb served as a Senior Advisor following his planned retirement in 2016 as President and Chief Executive Officer of Methodist Le Bonheur Healthcare, an integrated healthcare system that comprises a seven-hospital operation with $2 billion in annual revenues. Mr. Shorb joined Methodist Le Bonheur Healthcare in 1990 as EVP, COO, transitioning to President and CEO in 2001. Before joining Methodist Le Bonheur Healthcare, Mr. Shorb served as President and CEO of Regional Medical Center in Memphis from 1986 to 1990, having joined the organization in 1982 as VP of Operations. Prior to his work in the healthcare industry, Mr. Shorb worked as a project engineer with Exxon after serving as a Lieutenant Commander in the U.S. Navy.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS
✓ Strategic Planning and Oversight ✓ Risk Management/Oversight ✓ Financial Literacy ✓ Large Organization Leadership and Human Capital Development ✓ Corporate Governance

✓ Business Continuity and Crisis Management

✓ Regulatory Compliance

✓ Essential Services Industry

✓ Data Privacy, Cybersecurity

✓ Change and Growth Management

✓ Civic Development, Community Service, Non-Profit Leadership and Oversight

✓ Succession Planning

With his background in engineering and operations and 15 years serving as the President and CEO of an integrated healthcare system, Mr. Shorb brings experienced insight related to risk mitigation, organizational management and as a provider of essential services to the Board’s oversight and strategic analysis discussions. His experience serving in a highly regulated industry requiring strong data security and privacy controls makes him a valuable member of our Audit Committee which oversees our financial statement controls and cybersecurity efforts. In addition, having been both appointed and retiring as CEO of Methodist Le Bonheur Healthcare as a result of formal succession events, he also brings experienced insight to our management and board succession plans through his service on our Nominating and Corporate Governance Committee. As well as serving as the Executive Director of The Urban Child Institute, a non-profit dedicated to promoting the education, health and well-being of young children, Mr. Shorb has extensive community service and leadership experience that brings a wealth of insight to our human capital programs, including our diversity and inclusion efforts, oversight of our corporate charity, The Open Arms Foundation, and various initiatives of our ESG program. Mr. Shorb has been recognized by numerous organizations for his decades of involvement and leadership, serving at various times on the boards of the National Civil Rights Museum, United Way, the Memphis Shelby Crime Commission, Tennesseans for Early Childhood Education (past Chairman), Crosstown High School, Rust College, The University of Memphis Foundation and the Tennessee Business Leadership Council, amongst others.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
✓ Audit Committee ✓ Nominating and Corporate Governance Committee	None	None

2023 PROXY STATEMENT	36

PROPOSAL 1: ELECTION OF DIRECTORS

DAVID P. STOCKERT Partner, Sweetwater Opportunity Fund, L.P. Former CEO and President, Post Properties, Inc.	Independent Director Since: December 2016 Age as of the Annual Meeting: 61

Mr. Stockert has served as one of three general partners in Sweetwater Opportunity Fund, L.P., an Atlanta-based private real estate investment fund, since 2019. Mr. Stockert served as CEO and President of Post Properties, Inc. from 2002 until its merger with MAA in December 2016, having previously served as President and COO from 2001 until 2002. Prior to joining Post Properties, Inc., Mr. Stockert served as EVP of Duke Realty Corporation, a public real estate company, from 1999 until 2000 and as SVP and CFO of Weeks Corporation from 1995 until it merged with Duke Realty Corporation in 1999. From 1990 until 1995, Mr. Stockert was an investment banker in the Real Estate group at Dean Witter Reynolds Inc. (now Morgan Stanley) and prior to 1990 was a Certified Public Accountant.

KEY KNOWLEDGE AND EXPERIENCE	ADDITIONAL CONTRIBUTIONS

✓ Real Estate Industry – Investment

✓ Real Estate Industry – Development/Construction

✓ Strategic Planning and Oversight

✓ Risk Management/Oversight

✓ Cybersecurity

✓ Public Company Platform

✓ Capital Markets

✓ Financial Literacy

✓ Large Organization Leadership and Human Capital Development

✓ Corporate Governance

✓ Other Real Estate Industry – Multifamily Sector, Industry Association Service, Multifamily Operations and MAA Market Expertise

✓ Public Board Lead Director Service and Governance Committee Service

✓ REIT Structure

✓ Business Continuity and Crisis Management

✓ Public Company Mergers and Acquisitions

✓ Regulatory Compliance

✓ Essential Services Industry

✓ Digital Marketing

✓ Change and Growth Management

✓ Civic Development, Community Service, Non-Profit Leadership and Oversight

As a result of his leadership of Post Properties, Inc., his prior service on the board of directors of the National Multi-Housing Council and other industry associations as well as his prior experience as a lead independent director of another private REIT, Mr. Stockert provides a keen insight and understanding of our organization and industry including our structure, the regulatory environment of our industry, management of geographically-dispersed human capital, the demographics and expectations of our customer base, multifamily property operations, capital markets and investor relations. The overlap of the markets of the prior Post Properties, Inc. and MAA add to Mr. Stockert’s real estate investment and development expertise, making him a valuable member of the Real Estate Investment Committee. Mr. Stockert’s prior experience with strategic CEO succession planning for a public, multifamily REIT, brings keen insight and execution experience to our Nominating and Corporate Governance Committee. Mr. Stockert has, at times, served on the board of directors of numerous civic and charitable organizations including Grady Health System, the YMCA of Metro Atlanta, the Community Foundation for Greater Atlanta, Westside Future Fund and Horizons Atlanta, amongst others. His leadership of the Post HOPE Foundation, the former corporate charity of Post Properties, Inc. dedicated to helping those in need, makes him uniquely qualified to assist the Board with the oversight of MAA’s corporate charity, The Open Arms Foundation, and guiding community involvement discussions related to our ESG initiatives.

CURRENT MAA BOARD SERVICE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FORMER PUBLIC DIRECTORSHIPS (5 years)
✓ Nominating and Corporate Governance Committee ✓ Real Estate Investment Committee	None	2017-2022: Duke Realty Corporation

2023 PROXY STATEMENT	37

PROPOSAL 1: ELECTION OF DIRECTORS

SUMMARY

The Board believes that each Director Nominee being presented for election has high ethical standards and has the time, ability and desire to execute their duties in representing the best interests of our shareholders. The Director Nominees are also geographically dispersed throughout our portfolio footprint and/or have MAA market experience offering critical market expertise to our portfolio strategy. Furthermore, the Board feels the unique skills of each Director Nominee collectively provides a strong foundation for the Board’s strategic oversight and risk management responsibilities and provides the necessary expertise for the responsibilities delegated to the Board committees.

The following table and graphs provide a summary overview of the Director Nominees as a group, including identification of the number of individual Director Nominees that satisfy each of the key knowledge and experience factors our Nominating and Corporate Governance Committee has identified as necessary for the effective oversight of our strategy and risk management. The additional contributions that each Director Nominee offers to the strength of our Board and its committees and the leadership and oversight of MAA are outlined in their individual write-ups preceding this summary. The Gender and Race/Ethnicity information provided in the table is as voluntarily disclosed by the respective Director Nominee. The Committee Service section represents committee assignments assuming all Director nominees are elected to serve by shareholders at the Annual Meeting.

Age is as of May 16, 2023, the meeting date for the Annual Meeting.

	DEMOGRAPHICS
DIRECTOR NOMINEE	INDEPENDENCE	AGE (1)	TENURE	GENDER	RACE/ ETHNICITY	POSITION
H. Eric Bolton, Jr.	Management	66	1997	Male	White	CEO of MAA and Chairman of the Board
Deborah H. Caplan	Independent	60	2023	Female	White	EVP, Human Resources and Corporate Services, NextEra Energy, Inc.
John P. Case	Independent	59	2023 If Elected	Male	White	Partner and Senior Advisor, Ares Management Corporation Chairman and Principal, Bunker Hill Group Past CEO of Realty Income Corporation
Tamara Fischer	Independent	67	2023 If Elected	Female	White	Executive Chairman, National Storage Affiliates Trust
Alan B. Graf, Jr.	Lead Independent	69	2002	Male	White	Past EVP and CFO of FedEx Corporation
Toni Jennings	Independent	73	2016	Female	White	Chairman of the Board of Directors of Jack Jennings & Sons, Inc. Former Lieutenant Governor, State of Florida
Edith Kelly-Green	Independent	70	2020	Female	Black	Founding Partner of JKG Properties LLC and The KGR Group Past VP and Chief Sourcing Officer of FedEx Express
James K. Lowder	Independent	73	2013	Male	White	Chairman of the Board of Directors and President of The Colonial Company
Thomas H. Lowder	Independent	73	2013	Male	White	Past Chairman of the Board of Trustees and CEO of Colonial Properties Trust
Claude B. Nielsen	Independent	72	2013	Male	White	Chairman of the Board of Directors and Past CEO of Coca-Cola Bottling Company United, Inc.
W. Reid Sanders	Independent	73	2010	Male	White	President of Sanders Properties, LLC Past EVP of Southeastern Asset Management, President of Longleaf Partners Funds
Gary S. Shorb	Independent	72	2012	Male	White	Executive Director of the Urban Child Institute Past President and CEO of Methodist Le Bonheur Healthcare
David P. Stockert	Independent	61	2016	Male	White	Past CEO and President of Post Properties, Inc.

2023 PROXY STATEMENT	38

PROPOSAL 1: ELECTION OF DIRECTORS

AGGREGATE DIRECTOR NOMINEE DEMOGRAPHICS

INDEPENDENCE
92% Independent
8% Management
AGE (14 year range)
62% >68 years (average)
38% <68 years (average)
TENURE (26 year range)
15% >15 years
15% 11-15 years
39% 6-10 years
31% 0-5 years
GENDER
31% Female
69% Male
RACE/ETHNICITY
8% Black
92% White

MAA COMMITTEE SERVICE				KEY KNOWLEDGE AND EXPERIENCE										
AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE	REAL ESTATE INVESTMENT	Real Estate Industry – Investment	Real Estate Industry – Development/Construction	Strategic Planning and Oversight	Risk Management/Oversight	Cybersecurity	Public Company Platform	Capital Markets	Financial Literacy	Large Organization Leadership and Human Capital Development	Corporate Governance	ADDITIONAL CONTRIBUTIONS
			CHAIR	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	Page 25
	✓	✓		✓		✓	✓	✓	✓			✓	✓	Page 26
	✓		✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	Page 27
✓			✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	Page 28
CHAIR						✓	✓	✓	✓	✓	✓	✓	✓	Page 29
	CHAIR	✓			✓	✓			✓	✓			✓	Page 30
✓		✓		✓		✓	✓		✓	✓	✓		✓	Page 31
		✓	✓		✓	✓	✓		✓	✓			✓	Page 32
	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	Page 33
	✓	CHAIR				✓	✓	✓	✓		✓	✓	✓	Page 34
✓				✓		✓	✓		✓	✓	✓		✓	Page 35
✓		✓				✓	✓				✓	✓	✓	Page 36
		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	Page 37

2023 PROXY STATEMENT	39

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR COMPENSATION

COMPENSATION PHILOSOPHY

Upon recommendations from the Compensation Committee, the Board sets compensation for our non-employee Directors. Directors who are employees of MAA are not compensated for serving on the Board. In considering their recommendation to the Board on non-employee Director compensation, the Compensation Committee endeavors to establish a compensation program that will facilitate the attraction and retention of highly qualified Directors and adequately recognize the efforts and contributions of those Directors. In doing so, the committee considers many factors including the level of responsibility and liability assumed by Directors, the time commitment involved, the level of expertise and skill the Board wishes to attract and retain and the additional responsibilities associated with serving on committees, as a chairman of a committee or as the Lead Independent Director.

The Board believes that the approach towards non-employee Director compensation should reflect the values used in setting NEO compensation in that it should be generally in line with the median compensation offered at comparable peer companies, reflect a mix of both cash and equity compensation to ensure alignment with our shareholders and be sustainable over the long-term.

The consultant hired by the Compensation Committee to assist with setting executive compensation is periodically engaged to benchmark and recommend appropriate compensation for our non-employee Directors.

2022 COMPENSATION PROGRAM

In 2021, the Compensation Committee retained an external compensation consultant from Pearl Meyer to assist with setting the compensation for non-employee Directors for 2022. Pearl Meyer’s work included benchmarking the 2021 compensation package against the same peer group established to evaluate NEO compensation and providing insight into then-current trends and compensation structures with the goal of setting total compensation near the median level of MAA’s comparative peer group for compensation. The 2021 review found that while the compensation program design was aligned with industry peers and the broader market in terms of structure, the average non-employee Director pay was below the peer group 50th percentile.

The Compensation Committee discussed the compensation consultant’s analysis and directional recommendations, reviewed the expanding responsibilities of the Board and its committees as well as MAA’s performance results, among other items, and recommended the Board approve the below compensation structure for 2022, which would better align average total compensation for 2022 to the 50th percentile benchmark level from the 2021 study.

ANNUAL CASH FEES	The below 2022 annual cash fees were awarded to non-employee Directors in quarterly installments following our routine quarterly Board meetings. Committee chairmen do not receive their respective committee’s service fee in addition to their chairman fee.
$80,000	Board service
$25,000	Audit Committee Chairman
$10,000	Audit Committee service (other than Chairman)
$20,000	Compensation Committee Chairman
$8,750	Compensation Committee service (other than Chairman)
$15,000	Nominating and Corporate Governance Committee Chairman
$7,250	Nominating and Corporate Governance Committee service (other than Chairman)
$7,500	Real Estate Investment Committee service
$27,500	Lead Independent Director
ANNUAL DIRECTOR GRANTS	Shares of restricted stock are granted to non-employee Directors following election to the Board. These shares of restricted stock vest at the end of the Director’s annual term. Dividends equivalent to the dividends paid on shares of common stock are paid on these shares of restricted stock prior to vesting. Directors who choose to leave the Board before their term is completed for reasons other than retirement, disability or death, forfeit their granted shares of restricted stock for the service year in which they leave the Board.
$147,500	Approximate value of the 2022 Annual Director Grant
The non-employee Directors elected at the 2022 Annual Meeting of Shareholders were each issued 835 shares of restricted stock based on the closing stock price of $176.55 on May 17, 2022, the day of the annual meeting of shareholders.

2023 PROXY STATEMENT	40

PROPOSAL 1: ELECTION OF DIRECTORS

DEFERRED COMPENSATION	In accordance with our Director Deferred Compensation Plan, Directors may have a comparable value of restricted stock units issued into a deferred compensation account in lieu of receiving their annual cash fees and/or their annual director grant. If Directors choose to defer their compensation in this manner, the compensation is paid out in two annual installments either in shares of our common stock or in the cash equivalent (at the Director’s election), beginning in the year following the year in which the Director retires from the Board. Dividends equivalent to the dividends paid on shares of common stock are paid on restricted stock units prior to payout of the shares. All dividend equivalents paid on restricted stock units prior to payout are dividend reinvested into additional shares of restricted stock units which are also deferred under the plan.
MIX OF COMPENSATION ELEMENTS	The below represents the average mix of compensation elements available to non-employee Directors and as actually awarded in 2022 based on the respective role(s) each non-employee Director held during 2022, and the payout elections each Director made.

DIRECTOR COMPENSATION TABLE	The below table represents the compensation earned by each non-employee Director during 2022.
	Name	Fees Earned Or Paid in Cash ($) (1)	Stock Awards ($) (2)		All Other Compensation ($) (3)	Total ($)
	Alan B. Graf, Jr.	$132,500	$147,419		$4,021	$283,940
	Toni Jennings	$96,000	$147,419		$4,021	$247,440
	Edith Kelly-Green	$90,000	$147,419		$4,021	$241,440
	James K. Lowder	$94,750	$147,419		$4,021	$246,190
	Thomas H. Lowder (4)	$96,250	$147,419		$4,021	$247,690
	Monica McGurk	$96,000	$147,419	(5)	$4,021	$247,495
	Claude B. Nielsen	$103,750	$147,419		$4,021	$255,190
	Philip W. Norwood (4)	$107,500	$147,419		$4,021	$258,940
	W. Reid Sanders (4)	$90,000	$147,419		$4,021	$241,440
	Gary S. Shorb (4)	$97,250	$147,419		$4,021	$248,690
	David P. Stockert (4)	$91,125	$147,419		$4,021	$242,565
(1)	Represents annual cash fees regardless of whether paid as cash or deferred by the Director and issued as restricted stock units in the Director Deferred Compensation Plan.
(2)

Represents the grant of 835 shares of restricted stock to each non-employee Director elected at the 2022 Annual Meeting of Shareholders on May 17, 2022, at the closing stock price of $176.55 on the day of the meeting, regardless of whether the Director elected to have the grant issued as restricted stock units in the Director Deferred Compensation Plan. The grants will vest on May 17, 2023, dependent upon continued service on the Board through the end of the Director’s term. Each non-employee Director elected at the 2022 Annual Meeting of Shareholders had aggregate restricted stock awards of 835 shares outstanding on December 31, 2022.

(3)	Represents the dividends paid during 2022 on unvested shares of restricted stock and restricted stock units regardless of whether an 83(b) election was made.
(4)	These Directors elected to have all or a portion of their annual cash fees issued as shares of restricted stock units in the Director Deferred Compensation Plan. The table represents the foregone cash and aggregate number of restricted stock units issued.	Name	Foregone Cash	Restricted Stock Units
		Thomas H. Lowder	$ 96,250	557
		Philip W. Norwood	$ 107,500	623
		W. Reid Sanders	$ 90,000	521
		Gary S. Shorb	$ 97,250	563
		David P. Stockert	$ 91,125	518
(5)	Monica McGurk served on the Board through December, 31, 2022, at which time, due to board service limitations set by her employer, she had to leave the Board to pursue a service opportunity within her industry of expertise. As such, all 835 shares of restricted stock were forfeited on December 31, 2022.

2023 PROXY STATEMENT	41

PROPOSAL 2: EXECUTIVE COMPENSATION

PROPOSAL 2: **EXECUTIVE COMPENSATION** ☑ **FOR**

MATTER TO BE VOTED

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs. As such, shareholders are asked to approve the compensation paid to our NEOs as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules, including the disclosures in the *Compensation Discussion and Analysis* and *Executive Compensation Tables* sections of this Proxy Statement.

VOTE REQUIRED

This proposal will be approved if the votes cast "FOR" the proposal exceed the votes cast "AGAINST" the proposal.

The vote under this proposal is advisory, and therefore, not binding on us, our Board or the Compensation Committee. However, our Board, including the Compensation Committee, values the opinions of our shareholders and, to the extent there is a significant vote against the NEO compensation as disclosed in this Proxy Statement, the Board will consider what actions may be appropriate.

IMPACT OF ABSTENTIONS:

Abstentions will have no legal effect on whether this proposal is approved.

IMPACT OF BROKER NON-VOTES:

Broker non-votes will have no legal effect on whether this proposal is approved.

BOARD RECOMMENDATION

The Board recommends you vote "FOR" the compensation of our NEOs as disclosed in this Proxy Statement

The vote on this proposal is not a vote on our general compensation policies, non-employee Director compensation, or our compensation policies as they relate to risk management. It is also not a vote intended to address any individual element of compensation. The vote specifically relates to the compensation of our NEOs as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

The vote is an advisory, non-binding vote, but our Board values shareholder input on NEO compensation and the Compensation Committee will consider the results of this vote in determining future compensation packages. Furthermore, while the vote specifically applies only to the NEOs listed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC, the Compensation Committee will also apply shareholder feedback on the compensation packages offered to all of our executive officers and other members of the executive leadership team during 2022, who are identified below. While the total level of opportunity may vary amongst executive officers and/or other members of the executive leadership team, the Compensation Committee feels it is important to provide a consistent compensation structure across these associates in order to encourage enterprise-wide teamwork, collaboration and focus on our strategy.

H. ERIC BOLTON, JR. CEO TIMOTHY ARGO EVP, Chief Strategy & Analysis Officer ALBERT M. CAMPBELL, III EVP, Chief Financial Officer	MELANIE M. CARPENTER EVP, Chief Human Resources Officer ROBERT J. DELPRIORE EVP, Chief Administrative Officer & General Counsel	JOSEPH P. FRACCHIA EVP, Chief Technology & Innovation Officer THOMAS L. GRIMES, JR. Former EVP, Chief Operating Officer (1) A. BRADLEY HILL EVP, Chief Investment Officer

(1)	Mr. Grimes served as EVP, Chief Operating Officer through December 31, 2022, but is no longer with MAA.

2023 PROXY STATEMENT	42

PROPOSAL 2: EXECUTIVE COMPENSATION

We believe it is important to receive frequent feedback from shareholders on executive compensation and are pleased that shareholders have voted in the past to support an annual vote on executive compensation.

In the following pages we have provided detailed information on the philosophy and objectives of the Compensation Committee in determining NEO compensation, the committee’s decision-making process and the factors they consider, the compensation structures in place during 2022 and the resultant compensation earned by NEOs.

We believe the compensation programs developed by the Compensation Committee for our NEOs in 2022 were effective in supporting sustainable long-term value creation for our shareholders and appropriately balanced the needs to attract, retain and reward executive officers, drive execution of company performance and strategic initiatives, discourage excessive risk-taking and align executive interests with those of our shareholders.

NEOs OF THE REGISTRANT

The Compensation Discussion and Analysis section of this Proxy Statement focuses on the compensation for our CEO, CFO and the next three most highly compensated executive officers who were serving at the end of 2022, our NEOs, as outlined below. Ages are as of May 16, 2023, the date of the Annual Meeting.

H. ERIC BOLTON, JR. CEO Age 66	Mr. Bolton joined us in 1994, initially serving as Vice President of Development before being promoted to COO in February 1996 and subsequently appointed as President in December 1996. Mr. Bolton was named CEO in October 2001 and became Chairman of the Board in September 2002. Prior to joining us, Mr. Bolton was with Trammell Crow Company for more than five years and was EVP and CFO of Trammell Crow Realty Advisors. Prior to that, Mr. Bolton worked in the commercial banking industry for seven years.
ALBERT M. CAMPBELL, III EVP, CFO Age 56	Mr. Campbell joined us in 1998, initially responsible for our external reporting and forecasting efforts. Mr. Campbell held various financial leadership positions, including Treasurer and Director of Financial Planning where he was responsible for managing the funding requirements of the business to support corporate strategy, before being promoted to CFO in January 2010. Prior to joining us, Mr. Campbell worked as a Certified Public Accountant with Arthur Andersen and served in various finance and accounting roles with Thomas & Betts Corporation.
THOMAS L. GRIMES, JR. Former EVP, COO Age 54	Mr. Grimes joined us in 1994, initially working on site at one of our multifamily properties. Mr. Grimes held various operational positions, including Director of Property Management and Director of Business Development where he worked with our joint venture partners, managed our new development efforts and directed our ancillary income business, before being promoted to COO in December 2011. Mr. Grimes continued to serve as COO through December 31, 2022, at which time his employment with MAA terminated.
ROBERT J. DELPRIORE EVP, CAO and GC Age 54	Mr. DelPriore joined us in August 2013 as our EVP and GC, initially responsible for the development of our internal Legal Department before adding responsibility for our Commercial Division and Enterprise Risk Management, subsequently being promoted to EVP and CAO in early 2022. Prior to joining us, Mr. DelPriore was engaged in the private practice of law and served as counsel to MAA.
A. BRADLEY HILL EVP, CIO Age 47	Mr. Hill joined us in 2010 as VP and Director of New Development and assumed increasing levels of responsibility surrounding our multifamily transactions and capital recycling activities before being promoted to SVP and Director of Multifamily Investing in 2014, subsequently promoted to EVP and Director of Multifamily Investing in 2016. In 2021, Mr. Hill assumed responsibility for our lease-up operations as well as our development pipeline and was promoted to EVP and CIO in late 2021. Prior to joining us, Mr. Hill held senior positions with two real estate development companies.

2023 PROXY STATEMENT	43

 PROPOSAL 2: EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section provides a detailed discussion of the compensation opportunities provided to our NEOs. It begins with the Compensation Committee’s approach to setting compensation packages, including their philosophy and objectives, risks associated with compensation plans, compensation governance considerations and other risk mitigating factors, and benchmarking data and directional considerations provided by the external compensation consultant, among other matters.

Next you will find detailed information on the 2022 compensation packages put into place for our NEOs, including the structure of the overall package, opportunities available under each element of compensation, and the overall mix of fixed income and performance based incentives based on various market and financial metrics.

Finally, you will find information on MAA’s actual performance during 2022, the resultant awards earned under the 2022 compensation packages as well as information on other benefits available to our NEOs.

The below Table of Contents is provided to help you navigate the topics covered in this section.

COMPENSATION APPROACH AND GOVERNANCE	Pages 46-51

46	PHILOSOPHY AND OBJECTIVES
	46	ATTRACT AND RETAIN
	46	DO NOT OVERPAY
	46	AVOID UNDUE RISK
	46	FAIR AND EQUITABLE
	46	REFLECT MATURITY IN ROLE
	46	QUANTIFIABLE
	46	ALIGN WITH MAA’S CULTURE
	46	ALIGN WITH OVERALL MAA PERFORMANCE
	46	BALANCE ANNUAL AND LONG-TERM STRATEGIC GOALS
	46	REWARD SUPERIOR PERFORMANCE
	46	ALIGN WITH SHAREHOLDERS
	46	REWARD FOR CREATING LONG-TERM SHAREHOLDER VALUE
	46	SUSTAINABLE
	46	SUPPORTED BY SHAREHOLDERS

47	DECISION MAKING PROCESS
	47	SAY ON PAY
	47	ROLE OF COMPENSATION CONSULTANT
	48	MARKET BENCHMARKING CONSIDERATIONS
	49	ROLE OF EXECUTIVE MANAGEMENT
	49	RISK CONSIDERATIONS
	50	COMPENSATION GOVERNANCE CONSIDERATIONS
	51	OTHER CONSIDERATIONS

2022 PROGRAM STRUCTURE	Pages 51-55

52	2022 NEO DIRECT COMPENSATION STRUCTURE

54	2022 TARGET COMPENSATION

55	2022 COMPENSATION CAPS

2023 PROXY STATEMENT	44

 PROPOSAL 2: EXECUTIVE COMPENSATION

2022 NEO COMPENSATION	Pages 55-59

55	2022 MAA PERFORMANCE
	55	OVERALL MAA FINANCIAL PERFORMANCE
	56	RETURNS TO SHAREHOLDERS
	56	COMPENSATION INCENTIVE PLAN PERFORMANCE METRIC RESULTS

57	2022 DIRECT NEO COMPENSATION REALIZED
	57	2022 FINANCIAL METRICS
	57	MARKET METRICS
	57	2022 FUNCTIONAL GOALS
	58	DIRECT COMPENSATION REALIZED IN 2022

58	OTHER COMPENSATION ELEMENTS
	58	BENEFITS
	58	401(K) PLAN
	59	EXECUTIVE DEFERRED COMPENSATION PLAN
	59	EMPLOYMENT AGREEMENTS
	59	CHANGE IN CONTROL AGREEMENTS
	59	RETIREMENT AND TRANSITION AGREEMENT

TAX AND ACCOUNTING IMPLICATIONS OF COMPENSATION	Pages 60

CONCLUSION	Page 60

2023 PROXY STATEMENT	45

 PROPOSAL 2: EXECUTIVE COMPENSATION

COMPENSATION APPROACH AND GOVERNANCE

PHILOSOPHY AND OBJECTIVES

The primary objective of our executive compensation program is to drive key business and strategic goals over various time frames in support of long-term shareholder value creation. We also seek to provide fair and competitive pay opportunities that align with both overall MAA and individual performance, shareholder interests and sound corporate governance practices. The Compensation Committee, and the Board, in regards to the CEO, believes that to implement this philosophy and create a balanced and reasonable compensation package in the best long-term interests of our shareholders, the below objectives must be incorporated in the program.

The Compensation Committee does not apply a specific weight or otherwise necessarily value one individual concept over another as the concepts deemed to be of most relevance may change over time reflecting changing compensation environments and market conditions, MAA’s evolving strategic initiatives, succession planning efforts or other factors. The corresponding philosophy numbers have been provided to assist in understanding how these concepts are reflected in the structure and governance practices discussed later in this section and do not represent a ranking by the Compensation Committee.

P1   ATTRACT AND RETAIN

Total executive compensation should be sufficiently competitive against other REITs and well-managed companies within the real estate industry to attract and retain highly qualified executive management with the necessary expertise and leadership abilities to execute our strategy.

P2   DO NOT OVERPAY

Total target direct compensation is generally positioned at or near the 50th percentile market values for similar roles at industry peers and other comparable companies, but may vary between the 25th and 75th percentiles to reflect various factors.

P3   AVOID UNDUE RISK

Compensation elements and plans should promote actions in the best interest of the company and shareholders and not encourage excessive risk-taking to increase individual rewards.

P4   FAIR AND EQUITABLE

Total compensation opportunities, taking into account the scope of responsibilities for each role and its ability to impact overall MAA performance, should be fair and equitable amongst the executive officers and across all MAA associates.

P5   REFLECT MATURITY IN ROLE

Total compensation opportunities should reflect the qualifications, expertise, experience and proven track record of each executive officer within his or her respective role.

P6   QUANTIFIABLE

Total compensation should be clearly defined and materially based on measurable data, while allowing for some subjective analysis, when appropriate, to reflect unusual events or material over or under performance.

P7   ALIGN WITH MAA’s CULTURE

Total compensation opportunities should encourage ethical leadership aligned with MAA’s culture statement and Code of Conduct.

P8   ALIGN WITH OVERALL MAA PERFORMANCE (Pay for Performance)

Total compensation opportunities should be materially linked to overall MAA performance to encourage teamwork across functional areas and ensure executives are dedicated to delivering on our overall strategy and market guidance.

P9   BALANCE ANNUAL AND LONG-TERM STRATEGIC GOALS

Total compensation opportunities should incentivize a balance between delivering both annual results and ensuring long-term performance in line with our philosophy of delivering results for today while planning for tomorrow.

P10   REWARD SUPERIOR PERFORMANCE

Total compensation should reward executives for achieving superior performance which exceeds targeted business goals.

P11   ALIGN WITH SHAREHOLDERS

The form of compensation should align the financial interests and goals of our executives with those of our shareholders.

P12   REWARD FOR CREATING LONG-TERM SHAREHOLDER VALUE

The compensation package should allow executive management to benefit from creating long-term shareholder value to support long-term value for our shareholders.

P13   SUSTAINABLE

Total compensation packages should be sustainable to ensure consistency in our ability to retain qualified executive management and to continue to create long-term value for our shareholders in the future without creating undue burden on the financials of MAA.

P14   SUPPORTED BY SHAREHOLDERS

Executive compensation packages should have the support of our shareholders.

2023 PROXY STATEMENT	46

DECISION MAKING PROCESS

The Compensation Committee is responsible for the compensation of executive management, both in terms of establishing the form and opportunities for each executive and in overseeing the actual awards made to each executive under our compensation plans. In regards to the CEO, the Compensation Committee makes recommendations to our Board and the non-employee Directors vote to approve CEO compensation.

The Compensation Committee considers many factors and, from time to time, obtains input related to certain aspects of executive compensation from the other Independent Directors as well as non-Board sources, including external consultants. The Compensation Committee does not generally consider prior compensation in making compensation decisions, believing that compensation should reflect the current environment of the factors being considered. The committee does not have a pre-defined framework that determines which factors may be more or less important in any given year, and the emphasis placed on any given factor may vary both among the respective executives and over time.

Ultimately, the Compensation Committee’s judgment of all factors it deems relevant in any year forms the basis for determining the executive compensation set for our CEO and other NEOs.

SAY ON PAY P14

The Compensation Committee carefully considers the results of the shareholder vote to approve executive compensation from prior annual meetings when establishing executive compensation packages and believes the historical Say on Pay vote outcomes are an endorsement by shareholders of the overall total compensation package and approach for our NEOs. The committee feels it is important to obtain this shareholder feedback on a routine, frequent basis. As such, the Board, on behalf of the Compensation Committee, has always recommended that the frequency of the vote to approve executive compensation be done on an annual basis.

89% APPROVAL FOR Say on Pay In 2022	Executive Compensation APPROVED BY SHAREHOLDERS EVERY YEAR Since Introduced in 2011	95% AVERAGE APPROVAL RATE Since 2011

ROLE OF COMPENSATION CONSULTANT

The Compensation Committee has the power and authority to hire outside advisors or consultants to assist the committee in fulfilling its responsibilities, at MAA’s expense and upon terms established by the Compensation Committee. The Compensation Committee routinely hires external consultants to assist in reviewing our executive compensation program, establishing an appropriate benchmark comparator group, benchmarking plan design, mix of compensation elements and levels of compensation opportunities, and evaluating risks associated with our executive compensation program.

The Compensation Committee engaged Pearl Meyer in 2021 to assist with the review and development of the executive and non-employee Director compensation programs for 2022.The Compensation Committee requested the consultant review the companies included in our comparator group and provide any recommended changes, benchmark both non-employee Director and executive compensation packages against the finalized comparator group, considering the form, mix and levels of compensation opportunities, and make any recommendations the consultant felt were appropriate.

COMPENSATION CONSULTANT INDEPENDENCE

Prior to the retention of a compensation consultant or any other external advisor, and from time-to-time as the Compensation Committee deems appropriate, the Compensation Committee assesses the independence of such advisor from management, taking into consideration all factors relevant to such advisor’s independence, including the factors specified in NYSE listing standards.

The Compensation Committee assessed the independence of Pearl Meyer in relation to the analysis performed in 2021, taking into account the policies and procedures the consultant has in place to prevent conflicts of interest, any business or personal relationships between the consultant and the members of the Compensation Committee and Board, any ownership of MAA securities by the individual who performs consulting services for the Compensation Committee and any business or personal relationships of the firm with any of our NEOs.

Pearl Meyer provided the Compensation Committee with appropriate assurances and confirmation of its independent status pursuant to the factors indicated above. The Compensation Committee believes that Pearl Meyer remained independent throughout their service to the committee and that there was no conflict of interest between the firm and the Compensation Committee.

2023 PROXY STATEMENT	47

MARKET BENCHMARKING CONSIDERATIONS P1, P2

The Compensation Committee considers benchmark information when establishing and measuring the appropriateness and competitiveness of various aspects of our executive compensation packages, including the items listed below, amongst others.

✓	Base salary ranges

✓	Annual and long-term incentive award ranges

✓	Mix of variable versus fixed compensation

✓	Mix of cash versus equity award opportunities

✓	Target and maximum performance award opportunities

✓	Total direct compensation (sum of base salary plus short-term and long-term incentives)

✓	Validity of package design and performance measures

✓	Compensation levels in relation to overall company performance

✓	Company performance in relation to peer performance

While the Compensation Committee believes that the type and levels of compensation opportunities provided should be competitively reasonable and appropriate for our business needs and circumstances, the committee’s approach is to consider competitive compensation practices amongst other relevant factors rather than solely establishing compensation at specific benchmark percentiles. This enables us to respond to changes in the labor market and provides us with flexibility in maintaining and enhancing the engagement, focus and motivation of our executives. Broadly, however, unless otherwise warranted by performance or other factors, the Compensation Committee believes it is generally appropriate to be relatively in line with 50th percentile target pay levels for comparable organizations against which MAA competes for business and executive talent and does not believe it is reasonable or appropriate for target executive compensation to be materially outside of comparative benchmark ranges (either above the 75th percentile or below the 25th percentile) whether in terms of individual elements of the compensation program or overall total target executive compensation.

COMPENSATION COMPARATOR GROUP

The Compensation Committee believes it is critical to select the appropriate comparator group for benchmarking purposes. In conjunction with consulting with our Compensation Committee to set 2022 executive compensation, Pearl Meyer reviewed our then current peer group considering various factors including each organization’s business focus, number of employees, enterprise size and value, TSR performance, credit ratings and geographical markets of operations, among other items. Pearl Meyer also reviewed REITs utilized by our multifamily peers for their peer groups as well as other comparably-sized REITs across various sectors in the industry. Pearl Meyer and the Compensation Committee also consider whether a company is in extreme financial distress or has poor executive pay governance perceptions and eliminates such companies from the peer benchmarking group.

After considering Pearl Meyer’s analysis, the Compensation Committee determined to make several changes to the comparator peer group used to set executive compensation for 2022. Four companies from the prior year’s peer group were removed. One company had split into two companies that were deemed to be too small in size to be comparable to MAA and the other three were removed due to being relatively smaller in size combined with adding too much representation of the industrial REIT sector to the peer group. The Compensation Committee also determined to add three companies that were a better fit in terms of size and industry sector as they were all part of the residential REIT sector. The comparator peer group the Compensation Committee instructed Pearl Meyer to use to provide executive benchmarking analysis is provided below.

American Homes 4 Rent AvalonBay Communities, Inc. Boston Properties, Inc. Camden Property Trust	Duke Realty Corp. (1) Equity Residential Essex Property Trust, Inc. Extra Space Storage, Inc.	Invitation Homes Inc. Kimco Realty Corp. Public Storage Regency Centers Corporation	Sun Communities, Inc. UDR, Inc.

(1)	Duke Realty Corp was acquired during 2022 and was removed from the subsequent benchmarking used to set 2023 NEO compensation opportunities.

FINDINGS OF COMPENSATION CONSULTANT

Pearl Meyer performed a market pay analysis and provided the results of their benchmarking review along with directional recommendations at the December 2021 Compensation Committee meeting and the Compensation Committee considered the results of their analysis in establishing the executive compensation program for 2022. Overall observations based on then-current performance results and then-current NEO pay levels are provided below. Specific individual NEO observations considered in determining 2022 compensation are provided in the 2022 Target Compensation section on pages 54-55.

RELATIVE COMPANY PERFORMANCE

Based on various selected financial and operational metric comparisons, MAA’s average overall performance was near the peer group 75th percentile over one, three and five year periods while actual pay levels for the then-current NEOs was well below the 25th percentile for total annual cash compensation (sum of base salary plus actual AIP awards) and near the 50th percentile for total direct compensation (sum of base salary plus actual AIP awards plus long-term incentive awards).

EXECUTIVE COMPENSATION

Base salaries were within a competitive range (defined as plus or minus 10 percent) of peer group 50th percentile market values for all of our current NEOs except for Mr. Hill, who was below the range, with aggregate positioning between the 25th and 50th percentiles. Target total direct compensation was within a competitive range (defined as plus or minus 15 percent) of peer group 50th percentile market values for all of our current NEOs other than Messrs. Bolton and Hill, who were below the range, with aggregate positioning between the 25th and 50th percentiles. The weighting of variable versus fixed compensation in MAA’s compensation plans is generally aligned with the market median.

2023 PROXY STATEMENT	48

Overall, the Compensation Committee believed the results of the analysis indicated that the level of compensation, mix of variable versus fixed pay as well as cash versus equity opportunities were generally aligned with that of the peer group.

ROLE OF EXECUTIVE MANAGEMENT

All incentive plans and any payments made thereunder are developed, adopted and awarded by the Compensation Committee. All compensation related to our CEO is recommended by the Compensation Committee to our full Board, which ultimately has responsibility for approving CEO compensation.

While our CEO does participate in general meetings of the Compensation Committee to provide input on compensation decisions related to the other NEOs, he does not participate in executive sessions of the Compensation Committee nor does he participate in any discussions determining his own compensation. Annually, upon request from the Compensation Committee, our CEO provides the committee with data pertinent to his and the other NEOs’ performance and compensation. Generally, this information pertains to the achievement of individual functional goals. At the end of any incentive plan measurement period, our CEO presents base results of the plan for the Compensation Committee’s review and, if deemed necessary by the Compensation Committee, further evaluation and/or adjustment. The base results are calculated and prepared by our Chief Ethics and Compliance Officer and Corporate Secretary according to the underlying plan documents and then reviewed by a member of our Finance and or Accounting teams prior to presentation to the Compensation Committee.

RISK CONSIDERATIONS

The Compensation Committee annually evaluates the risks involved with all of our compensation programs, including risks specifically associated with our executive compensation program, and strives to design total compensation programs that mitigate those risks without diminishing the incentive nature of the compensation. Following its 2022 evaluation, the Compensation Committee determined that any risks arising from our compensation policies and practices for our associates, including our NEOs, are not reasonably likely to have a material adverse effect on MAA. Furthermore, the Compensation Committee believes that the nature of the various elements of executive compensation does not encourage management to assume excessive risks.

The following are specific design factors that the Compensation Committee believes help to discourage undue risk taking and are therefore considered in determining the overall risk level of our executive and company-wide compensation programs.

MULTIPLE ELEMENTS P3, P8, P9

Each executive and senior-level total compensation offering includes both fixed amounts (as in the case of base salary) and variable amounts dependent upon performance (as in the case of incentive plans). In addition, incentive plans split the opportunity between multiple metrics with both short and long-term performance horizons, and business and market metrics. This multi-component approach discourages undue risk taking in any one area as the greatest reward comes from balancing the results of all of the compensation elements.

MINIMUM ONE YEAR VESTING PERIOD ON ALL EQUITY AWARDS  P3, P8, P9, P10, P11, P12

The proposed 2023 OMNIBUS that is being presented for shareholder approval at the Annual Meeting (see pages 81, 99), implements a minimum vesting period of at least one year for all equity awards. This reduces undue risk taking for immediate gain as the maximum benefit requires balancing both short and long-term results, rewarding NEOs for achieving long-term shareholder value, ultimately aligning interests with those of our shareholders.

INDIVIDUAL AWARD CAPS P2, P3, P7, P13, P14

Each associate’s award opportunities within their respective incentive program is capped. With respect to NEOs, these caps are set by the Compensation Committee and, with respect to the CEO, the Board upon Compensation Committee recommendation. Performance for the three-year relative TSR metric is further capped at the target level when MAA outperforms the comparative index, but has a negative return.

PERFORMANCE GOALS AND RESULTS TIED TO MEASURABLE METRICS P3, P6, P8

Performance goals and results are tied to quantifiably measurable metrics and, in the case of senior and executive management, to our publicly-disclosed financial statements which are audited by our independent registered public accounting firm and reviewed by the Audit Committee. This reduces the risk that performance results can be manipulated.

SENIOR AND EXECUTIVE AWARDS INCLUDE EQUITY ELEMENTS P1, P2, P3, P8, P9, P10, P11, P12, P13

A material part of the total compensation opportunity for senior and executive management includes awards of MAA equity. This helps to align senior and executive management interests with those of our shareholders and discourages the risk of maximizing short-term returns to the detriment of long-term goals, as associates will benefit from the increased value achieved for investors over time. In addition, equity elements help to ensure we do not overcompensate if shareholder value is not being created.

SENIOR AND EXECUTIVE AWARDS INCLUDE SEPARATE SHORT AND LONG-TERM OPPORTUNITIES P3, P9, P13

Incentive opportunities for senior and executive management contain both short and long-term elements. This balanced approach discourages undue risk taking as the greatest reward comes from balancing the results of both short and long-term goals and ensures that executive management remains focused on both delivering results for today while also ensuring the ability to perform in the future.

2023 PROXY STATEMENT	49

INCENTIVE AWARDS TIED TO PERFORMANCE (Pay For Performance) P2, P5, P6, P8, P9, P10, P11, P12, P13

Incentive opportunities are tied to individual and/or overall MAA performance goals which are set in alignment with our annual and, in the case of senior and executive management, long-term strategic goals. This ensures that management remains focused on executing the strategic vision of MAA.

OVERSIGHT OF AWARD CALCULATIONS P3, P6, P7

All incentive plan award calculations are reviewed by management and, in the case of executive awards, by the Compensation Committee with support from our Corporate Secretary.

TARGET LEVELS ARE TIED TO MAA GUIDANCE AND INDUSTRY RETURN PERFORMANCE P1, P2, P3, P6, P8, P9, P10, P11, P12

Target performance opportunities for senior and executive management are tied to our publicly disclosed guidance and our relative performance to the industry. While this provides an opportunity to reward superior performance, it discourages undue risk taking because it does not require performance beyond that which is determined to be realistically achievable and set by MAA.

INDEPENDENT EXTERNAL COMPENSATION CONSULTANT ADVISES ON EXECUTIVE COMPENSATION P1, P2, P4, P5, P7

The Compensation Committee utilizes an external compensation consultant to advise on the structure and opportunity levels set for executive compensation. This helps to ensure that MAA’s executive compensation offerings both overall and on an individual NEO basis are appropriate and in line with industry best practices and that we are neither over nor under paying our executive management team based on their role, responsibilities and performance.

ALL COMPENSATION IS SELF-FUNDING P2, P3, P7, P8, P11, P13

All elements of our compensation programs are self-funding in that performance measurements tied to performance-based awards are calculated after the expense for the awards is taken into account. This assures MAA can afford to pay the awards and minimizes the risk that associates benefit at our shareholders’ expense as awards under our compensation plans will not have a subsequent negative impact on our financial statements.

COMPENSATION GOVERNANCE CONSIDERATIONS

In addition to the risk mitigating features and actions discussed under Risk Considerations, the Board has established several corporate governance practices which are specifically related to executive compensation and also help to mitigate potential risks.

SHARE OWNERSHIP GUIDELINES P7, P11, P12

To align our NEOs’ long-term financial interests with those of our shareholders, our CEO is required to own three times his base salary and other NEOs are required to own two times their respective base salary, in shares of MAA stock or the equivalent, within three years of appointment to the position. All NEOs are in compliance with this requirement.

CLAWBACK POLICY P2, P3, P7, P11, P13

If we are required to prepare and file an accounting restatement with the SEC, the Compensation Committee may require our CEO and the other NEOs to repay to MAA any portion of incentive compensation that was paid in the preceding three years that would not have been paid if such compensation had been determined based on the financial results reported in the restated financial statements. MAA intends to continue to comply with any regulatory updates as required.

HOLDING PERIOD REQUIREMENTS P7, P11, P12

To further strengthen the alignment of interests between our NEOs and that of our shareholders, NEOs are required to retain ownership of at least 50% of net shares, (after the payment of taxes), acquired through equity incentive plans. NEOs must continue to retain these shares until retirement or other termination of the NEO’s employment, or until the executive is no longer designated as an NEO. All of our NEOs are in compliance with the holding period requirement.

PROHIBITION ON HEDGING AND PLEDGING SHARES P7, P11
In relation to MAA’s securities, NEOs are prohibited from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset or are designed to hedge or offset, any decrease in the market value of MAA equity securities granted as compensation or held directly or indirectly by NEOs. Specifically, our policy prohibits NEOs from: (i) selling a security which is not owned at the time of sale (short sale); (ii) buying or selling puts, calls, other derivative securities or other derivative securities that provide the economic equivalent of MAA securities or any opportunity to profit from a change in the value of MAA securities or engage in other hedging transactions; (iii) using securities as collateral in a margin account; and (iv) pledging securities as collateral for a loan. See page 20 for additional details on MAA’s hedging and pledging policies.

In addition to the governance policies listed above, the Compensation Committee has affirmatively determined NOT to implement the below compensation practices as they are generally negatively viewed within industry best practices and the Board does not believe they are in the best interests of our shareholders at this time.

NO   Dividends or dividend equivalents on unearned performance shares

NO   Repricing underwater stock options

NO   Exchanges of underwater stock options for cash

NO   Backdating of stock options

NO   Guaranteed bonuses

NO   Multi-year guaranteed bonuses

NO   Inclusion of the value of equity awards in severance calculations

NO   Evergreen provisions in equity plans

NO   Tax “gross ups” for excess parachute payments

NO   “Single trigger” employment or change in control agreements

NO   Overlapping performance metrics among annual and long-term incentive plans for NEOs

NO   Perquisites or personal benefits

2023 PROXY STATEMENT	50

OTHER CONSIDERATIONS

In addition to our compensation philosophy and objectives, shareholder feedback, input from the compensation consultant, benchmarking data, compensation risk factors and our compensation governance policies, the Compensation Committee may also take into account the following considerations, among others, when determining executive compensation packages.

✓	Labor market conditions P1, P4

✓	Personal development P4, P5, P10

✓	Quality of both internal working and reporting relationships, and engagement in collaboration and teamwork with other executive management P7

✓	Quality of leadership and human capital development P7

✓	Succession planning and potential to assume increased responsibilities P13

2022 PROGRAM STRUCTURE

In general, the Compensation Committee believed that the compensation program in place for 2021 generally provided an appropriate mix of cash and equity opportunities, rewarded individual effort as well as overall company performance, balanced managing our needs for today while preparing for the future, aligned NEO’s interests with those of our shareholders, was aligned with peer group practices and was fair and equitable as well as financially sustainable. As such, the Compensation Committee did not believe that material changes in terms of the overall structure of the program or the mix of elements was warranted in setting the compensation program for 2022.

The Compensation Committee did, however, implement a new cap on the three-year TSR metric within the LTIP such that awards are capped at the target level when MAA outperforms the industry index, but has a negative return as calculated under the plan.

The following pages provide an overview of the compensation packages available to our NEOs for 2022, including the mix of elements utilized and the target opportunities available to each NEO.

2023 PROXY STATEMENT	51

PROPOSAL 2: EXECUTIVE COMPENSATION

2022 NEO DIRECT COMPENSATION STRUCTURE

							PERCENT OF OPPORTUNITY AT TARGET
ELEMENT	PURPOSE	FORM	PERFORMANCE METRICS	PERFORMANCE PERIOD	PERFORMANCE RANGES

BASE SALARY P1,P2,P3,P4,P5,P6, P13,P14	Market-competitive fixed income reflecting individual skills, experience, performance and maturity in role to attract and retain high quality talent	CASH	FIXED	N/A	N/A		N/A

AIP P1,P2,P3,P4,P5,P6, P7,P8,P9,P10,P11, P12,P13,P14	Performance-based awards to incent achievement of annual company earnings targets and other strategic short-term initiatives and goals Opportunities for these awards are capped at the maximum level and no awards can be earned for performance results below the threshold level Target opportunity aligns with market expectations while capped maximum opportunity rewards NEOs for outperformance without encouraging excessive risk taking	CASH or EQUITY	PERFORMANCE CORE FFO PER SHARE	1 Year	Initial 2022 Guidance		CEO	75%
				2022	Maximum	$8.10	CFO	50%
					Target	$7.92	COO	50%
					Threshold	$7.74	CAO	50%
							CIO	50%

			PERFORMANCE SS NOI GROWTH	1 Year	Initial 2022 Guidance		CEO	25%
				2022	Maximum	12.0%	CFO	25%
					Target	11.0%	COO	25%
					Threshold	10.0%	CAO	25%
							CIO	N/A

			PERFORMANCE INDIVIDUAL FUNCTIONAL GOALS	1 Year	Varies by NEO		CEO	N/A
				2022	(see below)		CFO	25%
							COO	25%
							CAO	25%
							CIO	50%

LTIP P1,P2,P3,P4,P5,P6, P8,P10,P11,P12,P13,P14	Incents achievement of long-term strategic goals and aligns NEO interests with shareholder interests in long-term value creation Opportunities for these awards are capped at the maximum level and no awards can be earned for performance results below the threshold level Relative TSR is capped at target when MAA’s TSR is negative Target opportunity aligns with comparable peer performance and capped maximum opportunity allows NEOs to benefit from creating long-term shareholder value	EQUITY	PERFORMANCE RELATIVE TSR	3 Years	Dow Jones US Real Estate Apartments Index Performance		50%
				2022 – 2024

					Maximum	+400bps
					Target	Index
					Threshold	-400bps

			PERFORMANCE FAD	1 Year 2022 Plus 2 Year Vest Cycle	Initial 2022 Guidance		30%
					Maximum	$633.8M
					Target	$621.8M
					Threshold	$609.8M

			FIXED SERVICE-BASED SHARES	3 Year Vest Cycle			20%

CEO FUNCTIONAL GOALS

✓	Mentorship and development of leadership team.

✓	Cultivate and deliver on various leadership and culture objectives to enhance teamwork, collaboration and communications across the company of MAA’s strategy and related value.

✓	Achieve financial performance results for the year that exceed expectations, protect and strengthen the balance sheet and execute on external growth and capital recycling strategies.

✓	Continue enhancement efforts to further strengthen our platform and organization, including achieving property redevelopment goals, efforts to enhance cyber risk protections, new technology rollouts and strengthening of enterprise risk management practices.

CFO FUNCTIONAL GOALS

✓	Meet various balance sheet and capital structure targets to support investment grade rating and strategy endeavors.

✓	Support MAA’s strategy with financial analysis and maintain a robust and high-quality investor relations program.

✓	Manage financial control environment, accounting close process and external audit process and execute on various continuing process improvement initiatives.

✓	Support the Internal Audit department and manage compliance with and initiatives related to tax entities in support of dividend planning.

✓	Manage overall department expense budget.

2023 PROXY STATEMENT	52

PROPOSAL 2: EXECUTIVE COMPENSATION

OPPORTUNITY AS PERCENT OF SALARY AT TARGET
		NOTES

N/A

The Compensation Committee is thoughtful in setting this element because the level of base salary drives the opportunities under the performance-based elements. As such, in determining base salary, the committee considers it both on its own and in conjunction with the other elements of compensation.

CEO	131.25%	The Core FFO per Share performance range was based on MAA’s initial 2022 guidance to the market.

In lieu of cash, NEOs may elect to receive shares of restricted stock valued at 125% of the cash award. The shares are forfeitable, vesting annually over three years on the anniversary of the issuance date.

The Compensation Committee can modify an award up or down by up to 25% (not to exceed the capped opportunity), allowing the committee to address changes in strategic directives or awards that do not otherwise adequately reflect NEO efforts. No such adjustments were made in regards to the awards granted under the 2022 AIP.

CFO	65.00%
COO	65.00%
CAO	65.00%
CIO	65.00%

CEO	43.75%	The SS NOI Growth performance range was based on MAA’s initial 2022 guidance to the market.
CFO	32.50%
COO	32.50%
CAO	32.50%
CIO	N/A

CEO	N/A	Individual functional goals include quantifiable metrics associated with the NEO’s respective areas of responsibility and are set by the Compensation Committee at the beginning of the year to align with MAA’s earnings goals and other strategic initiatives.
CFO	32.50%
COO	32.50%
CAO	32.50%
CIO	65.00%

CEO	250.00%	In order to eliminate the impact of the volatility generated by the price fluctuations of any one market day, the calculations of the compounded annualized three-year TSR metric for MAA and the Dow Jones US Real Estate Apartments Index utilize the average of the closing stock prices in the months of December 2021 and December 2024 as the beginning and ending stock prices for the calculations. Because the performance period for this metric will not end until December 31, 2024, any awards earned will not be realized or issued until April 2025. If MAA’s TSR as calculated under the plan is negative, awards are capped at target level.
CFO	137.50%
COO	137.50%
CAO	137.50%
CIO	100.00%

CEO	150.00%	The FAD performance range was based on MAA’s initial 2022 guidance to the market.
CFO	82.50%
COO	82.50%
CAO	82.50%
CIO	60.00%

CEO	100.00%	The Compensation Committee believes that a small level of service-based shares is appropriate to encourage consistency in leadership and enhance retention and equity stakes, which it believes supports the successful achievement of our long-term strategic objectives. While the Compensation Committee considers these shares of restricted stock to be fixed (as the number of shares is set at the date of grant), it feels the length of the vesting cycle also incorporates a performance aspect as NEOs benefit from an increase in market price during the vest period.
CFO	55.00%
COO	55.00%
CAO	55.00%
CIO	40.00%

COO FUNCTIONAL GOALS

✓	Deliver SS annual revenue growth of 9.1% and hold property-level expense growth to 6.0%.

✓	Achieve effective blended lease over lease growth rate of 7.5%.

✓	Complete 6,000 unit redevelopments at targeted return on investment.

✓	Install 23,000 smart home technology packages at targeted return on investment.

✓	Do not exceed $272MM in capital projects.

✓	Do not exceed operational expense budgets.

CAO AND GC FUNCTIONAL GOALS

✓	Meet litigation and insurance costs budget.

✓	Continue work related to tracking and analyzing data.

✓	Achieve pre-set NOI and leasing performance goals within our Commercial portfolio.

✓	Manage residential assistance and collection programs within MAA and regulatory guidelines.

✓	Lead initiative to enhance participation in national, state and local industry associations.

CIO FUNCTIONAL GOALS

✓	Execute annual transaction plan (one acquisition and $300MM - $350MM in dispositions).

✓	Execution of planned predevelopment preparations, development starts, timelines and costs (at or below budget).

✓	Achieve budgeted lease-up property performance metrics at or above proformas.

✓	Manage controllable expenses within budget.

2023 PROXY STATEMENT	53

PROPOSAL 2: EXECUTIVE COMPENSATION

The threshold, target and maximum percent of salary opportunities under the 2022 executive compensation packages are provided in the following table.

	CEO	CFO	Former COO	CAO	CIO

SALARY	$880,844	$544,846	$558,373	$541,637	$415,150

2022 AIP
Core FFO per Share	32.81% / 131.25% / 262.5%	16.25% / 65% / 130%	16.25% / 65% / 130%	16.25% / 65% / 130%	16.25% / 65% / 130%
SS NOI Growth	10.94% / 43.75% / 87.5%	8.13% / 32.5% / 65%	8.13% / 32.5% / 65%	8.13% / 32.5% / 65%	N/A
Individual Functional Goals	N/A	32.50% / 32.50% / 32.50%	32.50% / 32.50% / 32.50%	32.50% / 32.50% / 32.50%	65% / 65% / 65%
Total	43.75% / 175% / 350%	56.88% / 130% / 235.63%	56.88% / 130% / 235.63%	56.88% / 130% / 235.63%	81.25% / 130% / 211.25%

2022 LTIP
Service	100%	55%	55%	55%	40%
FAD	37.5% / 150% / 225%	20.63% / 82.5% / 123.75%	20.63% / 82.5% / 123.75%	20.63% / 82.5% / 123.75%	15% / 60% / 90%
3-YR TSR	62.5% / 250% / 500%	34.37% / 137.5% / 275%	34.37% / 137.5% / 275%	34.37% / 137.5% / 275%	25% / 100% / 200%
Total	200% / 500% / 825%	110% / 275% / 453.75%	110% / 275% / 453.75%	110% / 275% / 453.75%	80% / 200% / 330%

2022 TARGET COMPENSATION P1, P2, P3, P4, P5, P6, P7, P8, P9, P10, P11, P12, P13, P14

In setting compensation plan opportunities for 2022, the Compensation Committee noted that there had been no material changes in responsibilities of the executive officers, except for Messrs. DelPriore and Hill, and determined no salary increases beyond the 3% cost of living increases given to the associate base at large were warranted. Due to promotions and the level of expanded responsibilities in 2022 for both Mr. DelPriore and Mr. Hill, the Compensation Committee awarded Mr. DelPriore a 2% merit increase to salary beyond the 3% cost of living increase to reflect his appointment as CAO, and awarded Mr. Hill a 12% merit increase to salary beyond the 3% cost of living increase to reflect his appointment as CIO in late 2021.

Expressed as a percentage of base salary, no change was made to the CEO’s and other NEOs’ 2022 target AIP award opportunity.

In determining the target opportunity for the 2022 LTIP, the Compensation Committee noted that the compensation consultant benchmark data indicated Mr. Bolton’s 2021 target opportunity was below the 25th percentile and increased the long-term target opportunity to between the 25th percentile and the 50th percentile. The Compensation Committee also noted that Mr. Hill’s 2021 long-term target opportunity was well below the 50th percentile and, in line with his promotion to CIO, increased his long-term target opportunity to approximately the 50th percentile market value from the 2021 Pearl Meyer study.

The corresponding target dollar values for each NEO based on the 2022 compensation packages outlined above are provided below.

	2022	2022 AIP TARGET								TOTAL
	BASE	CORE FFO	SS NOI	FUNCTIONAL		2022 LTIP TARGET (1)				COMPENSATION
	SALARY	PER SHARE	GROWTH	GOALS	TOTAL	SERVICE	FAD	3-YR TSR	TOTAL	TARGET
Bolton CEO	$880,844	$1,156,108	$385,369	N/A	$1,541,477	$880,844	$1,321,266	$2,202,110	$4,404,220	$6,826,541
Campbell CFO	$544,846	$ 354,150	$177,075	$177,075	$ 708,300	$299,666	$ 449,498	$ 749,163	$1,498,327	$2,751,473
Grimes Former COO	$558,373	$ 362,942	$181,471	$181,471	$ 725,884	$307,105	$ 460,658	$ 767,763	$1,535,526	$2,819,783
DelPriore GC	$541,637	$ 352,064	$176,032	$176,032	$ 704,128	$297,900	$ 446,851	$ 744,751	$1,489,502	$2,735,267
Hill CIO	$415,150	$ 269,848	N/A	$269,848	$ 539,696	$166,060	$ 249,090	$ 415,150	$ 830,300	$1,785,146
(1)	To the extent earned, awards under the 2022 LTIP are issued in shares of restricted stock that then vest over various time periods. The number of target shares of restricted stock are based on the closing stock price of $227.39 on January 4, 2022, the grant date for the 2022 LTIP.

2023 PROXY STATEMENT	54

PROPOSAL 2: EXECUTIVE COMPENSATION

The 2022 target compensation opportunities outlined above result in the following percentage breakouts between variable (or performance based) and fixed compensation, equity and cash compensation, and long-term and short-term compensation.

2022 COMPENSATION CAPS P2, P3

The following schedule provides the maximum direct compensation opportunities, or caps, for over-performance from target under the 2022 NEO compensation program. The values presented in the below table fundamentally incorporate any use of the AIP 25% discretionary modifier as use of the modifier is capped at the AIP maximum opportunities.

	2022	2022 AIP MAXIMUM								TOTAL
	BASE	CORE FFO	SS NOI	FUNCTIONAL		2022 LTIP MAXIMUM				COMPENSATION
	SALARY	PER SHARE	GROWTH	GOALS	TOTAL	SERVICE	FAD	3-YR TSR	TOTAL	MAXIMUM
Bolton CEO	$880,844	$2,312,216	$770,739	N/A	$3,082,955	$880,844	$1,981,899	$4,404,220	$7,266,963	$11,230,762
Campbell CFO	$544,846	$ 708,300	$354,150	$221,371	$1,283,821	$299,665	$ 674,247	$1,498,327	$2,472,239	$ 4,300,906
Grimes Former COO	$558,373	$ 725,885	$362,942	$226,867	$1,315,694	$307,105	$ 690,987	$1,535,526	$2,533,617	$ 4,407,684
DelPriore GC	$541,637	$ 704,128	$352,064	$220,067	$1,276,259	$297,900	$ 670,276	$1,489,502	$2,457,678	$ 4,275,574
Hill CIO	$415,150	$ 539,695	N/A	$337,309	$ 877,004	$166,060	$ 373,635	$ 830,300	$1,369,995	$ 2,662,149

2022 NEO COMPENSATION

2022 MAA PERFORMANCE

The Compensation Committee believes it is important that executive compensation reflects the overall performance and health of the company including both annual financial measures and long-term shareholder return and has, therefore, tied a substantial majority of our CEO’s and each of the other NEO’s compensation to performance measures. Below is a review of our performance during 2022. You can find more details in our Annual Report on Form 10-K filed with the SEC on February 14, 2023.

OVERALL MAA FINANCIAL PERFORMANCE

	Initial 2022 Forecast	Actual 2022
SS Property Revenue Growth	8% - 10%	13.5%
SS Operating Expense Growth	5% - 6%	7.6%
SS NOI Growth	10% - 12%	17.1%	See pages 94-95 for a reconciliation of NOI to net income available for MAA common shareholders, and an expanded discussion of the components of NOI.
Earnings per Common Share –Diluted	$4.87 - $5.23	$5.48
Core FFO per Share –Diluted	$7.74 - $8.10	$8.50	See pages 94-95 for a reconciliation of Core FFO under the plan document to net income available for MAA common shareholders and an expanded discussion of the components of Core FFO.

2023 PROXY STATEMENT	55

PROPOSAL 2: EXECUTIVE COMPENSATION

RETURNS TO SHAREHOLDERS

COMMON DIVIDENDS

✓ Declared our 116th consecutive common dividend in December 2022 (paid in January 2023)

✓ Returned approximately $539.6 million to common shareholders in the form of cash dividends during 2022

✓ Annual common dividend rate increased 14% from $4.10 in 2021 to $4.675 in 2022

ANNUAL DIVIDEND PAID PER COMMON SHARE
TSR

We use TSR as a measure of the financial value we create for shareholders as TSR combines share price appreciation and the reinvestment of dividends to provide an annualized percentage of the total performance of shares of stock over time. In both absolute and relative standards, we have consistently created significant value for our shareholders.

ONE YEAR TSR	While the apartment sector of the REIT industry underperformed the broader market S&P 500 Index in terms of 2022 TSR performance, MAA’s 2022 TSR results outperformed an apartment sector index.	MAA	-29.80%
		Dow Jones US Real Estate Apartments Index	-32.08%
		S&P 500 Index	-18.10%
FIVE YEAR CUMULATIVE TSR

The chart to the right shows how a $100 investment in MAA common stock on December 31, 2017 would have grown to $182.93 on December 31, 2022, with dividends reinvested quarterly. The chart also compares the total shareholder return on our common stock to the same investment in the S&P 500 Index and the Dow Jones US Real Estate Apartment Index.

COMPENSATION INCENTIVE PLAN PERFORMANCE METRIC RESULTS

The below charts compare the actual performance results of the financial and market metrics in our executive incentive plans that had performance periods ending on December 31, 2022, to the performance award range established in the respective plan. Each of the metrics outperformed the maximum performance level.

(1)	See pages 94-95 for a reconciliation of Core FFO per Share as calculated under the 2022 AIP and FAD as calculated under the 2022 LTIP to net income available for MAA common shareholders, and an expanded discussion of the components of Core FFO per Share and FAD.

(2)	In order to eliminate the impact of the volatility generated by the price fluctuations of any one market day, the calculations for the three-year TSR for MAA and the Dow Jones US Real Estate Apartments Index under the 2020 LTIP utilize the average of the closing stock prices in the months of December 2019 and December 2022 as the beginning and ending stock prices for the calculations.

2023 PROXY STATEMENT	56

PROPOSAL 2: EXECUTIVE COMPENSATION

2022 DIRECT NEO COMPENSATION REALIZED

In March 2023, the Compensation Committee reviewed the performance under the compensation plans for our executive officers to determine awards earned thereunder. The following discussion reviews the total compensation realized by our CEO and other NEOs for 2022.

2022 FINANCIAL METRICS

The Compensation Committee noted (as outlined in the Compensation Incentive Plan Performance Metric Results section on page 56), that the performance of all of the financial metrics in the incentive plans with performance periods ending on December 31, 2022 resulted in payouts at their respective maximum award levels.

MARKET METRIC

The performance period for the 2020 LTIP TSR metric concluded on December 31, 2022. Under the 2020 LTIP, awards for the market metric, a three-year compounded annualized relative total shareholder return, are dependent on a range of results based on the comparable performance of the SNL U.S. REIT Multifamily Index with target set at the index performance, threshold set at 400 basis points below the performance of the index and maximum set at 400 basis points above the performance of the index. As the SNL U.S. REIT Multifamily Index ceased to be published during the performance period, under the provisions of the 2020 LTIP, the index was replaced with the Dow Jones US Real Estate Apartments Index (which is materially comprised of the same companies as the previous index), by the Compensation Committee. At the March 2023 meeting, the Compensation Committee reviewed the results of the market metric under the 2020 LTIP, noting that MAA’s three-year compound annualized TSR of 9.7%, as calculated under the 2020 LTIP, outperformed the three-year compound annualized TSR of the index, calculated in the same manner, of -0.2% by approximately 990 basis points, resulting in a performance above the maximum level and payout at the cap for the metric.

2022 FUNCTIONAL GOALS

The Compensation Committee also reviewed the achievement of individual functional goals as previously set in the beginning of 2022 for each of the NEOs under the 2022 AIP. The committee noted that the 2022 Individual Functional goals were highly correlated to driving strong overall company performance and as such, given MAA’s strong performance in 2022, there was also strong performance across the goals. The committee discussed the performance of the EVPs with our CEO and the performance of the CEO amongst the committee members. Following these discussions, the Compensation Committee made the following determinations in regards to the level of completion of each of the NEO’s functional goals under the 2022 AIP.

ALBERT M. CAMPBELL III

In discussing Mr. Campbell’s goal achievements for 2022, the Compensation Committee noted the continued strengthening of our balance sheet to pursue a full A investment grade rating and capacity to support external growth, favorable renewals of our credit facility and commercial paper program, management of debt maturities and execution of a forward equity contract. The committee also discussed the continuing development of our investor relations program while noting the company’s performance well above the guidance provided to the market. The committee noted the level of completion of various automation and efficiency projects, including those related to the working relationship with our external auditors. The committee discussed the success of various federal, state and local tax projects, projection of dividend needs and management of real estate taxes. Taking into account the level of completion of all of Mr. Campbell’s functional goals, the Compensation Committee determined Mr. Campbell achieved 93% of his functional goals under the 2022 AIP.

THOMAS L. GRIMES, JR.

In discussing Mr. Grimes’ goal achievements for 2022, the Compensation Committee noted the actual performance of rent growth, renovation initiatives, and Smart Home installations against performance measures previously set for the year. The Compensation Committee also noted that capital expenditures were aligned with the goal set, but operating expenses fell above the top end of the range previously set. Taking into account the level of completion of all of Mr. Grimes’ functional goals, the Compensation Committee determined Mr. Grimes achieved 80% of his functional goals under the 2022 AIP.

ROBERT J. DELPRIORE

In discussing Mr. DelPriore’s goal achievements for 2022, the Compensation Committee noted the actual performance of general liability litigation spend and insurance premiums against ranges previously set by the committee, the successful implementation of a data analytics project, Commercial NOI and leasing performance against targets previously set, and actions to expand MAA’s involvement in federal, state and local industry associations and industry advocacy groups. Taking into account the level of completion of all of Mr. DelPriore’s functional goals, the Compensation Committee determined Mr. DelPriore achieved 95% of his functional goals under the 2022 AIP.

A. BRADLEY HILL

In discussing Mr. Hill’s goal achievements for 2022, the Compensation Committee noted execution of transactional plans exceeding or meeting the range previously set in Mr. Hill’s functional goals. The Compensation Committee also noted the level of completion of various development goals related to planned starts, timeline to deliver units, budget expectations and pre-development work. The Compensation Committee considered actual performance of lease-up gross rent per unit and GOI against proforma. Taking into account the level of completion of all of Mr. Hill’s functional goals, the Compensation Committee determined Mr. Hill achieved 92% of his functional goals under the 2022 AIP.

2023 PROXY STATEMENT	57

PROPOSAL 2: EXECUTIVE COMPENSATION

As a result of the previous determinations, the compensation awarded to the NEOs by the Compensation Committee, is provided below.

DIRECT COMPENSATION REALIZED IN 2022

								TOTAL		TOTALS AS AWARDED
	2022	2022 AIP (1)						DIRECT			SHARES OF
	SALARY	CORE FFO	SS NOI	FUNCTIONAL	2022 LTIP (2)		2020 LTIP (2)	COMPENSATION			RESTRICTED
	RECEIVED	PER SHARE	GROWTH	GOALS	SERVICE	FAD	3-YR TSR	REALIZED (3)	TARGET	CASH	STOCK
Bolton CEO	$879,857	$2,312,216	$770,739	N/A	$608,022	$1,368,168	$2,838,536	$8,777,538	$6,196,469	$3,962,812	30,669
Campbell CFO	$544,236	$ 708,300	$354,150	$ 164,680	$206,756	$ 465,475	$1,287,004	$3,730,601	$2,715,392	$1,771,366	12,480
Grimes Former COO	$557,748	$ 725,885	$362,942	$ 145,177	$211,937	$ 476,936	$1,391,030	$3,799,654	$2,782,805	$1,791,752	12,790
DelPriore GC	$540,645	$ 704,128	$352,064	$ 167,230	$205,657	$ 462,650	$1,255,135	$3,687,508	$2,685,895	$1,764,067	12,252
Hill CIO	$413,067	$ 539,695	N/A	$ 248,260	$114,603	$ 257,935	$ 468,458	$2,042,017	$1,627,084	$1,201,022	5,357
(1)	Awards earned under the 2022 AIP are shown in dollars to reflect each NEO’s election to receive 100% of the award in cash.

(2)	Represents shares of restricted stock granted or earned in 2022, valued at the closing stock price of $156.99 on December 31, 2022. See page 65 for more details.

(3)	Total direct compensation realized includes salary received during 2022, short-term bonuses earned under the 2022 AIP, the value of service shares and awards earned in relation to the FAD metric (for which the performance period ended on December 31, 2022) under the 2022 LTIP, and awards earned under the 2020 LTIP for the 3-Year TSR metric (for which the performance period ended on December 31, 2022).

The direct compensation realized in 2022 represents the percent of target opportunities as indicated in the table below.

		2022 AIP
		CORE FFO	SS NOI	FUNCTIONAL	2022 LTIP (1)		2020 LTIP (1)
	SALARY	PER SHARE	GROWTH	GOALS	SERVICE (2)	FAD (2)	3-YR TSR (3)	TOTAL
Bolton CEO	100%	200%	200%	N/A	69%	104%	181%	129%
Campbell CFO	100%	200%	200%	93%	69%	104%	180%	136%
Grimes Former COO	100%	200%	200%	80%	69%	104%	180%	135%
DelPriore CAO	100%	200%	200%	95%	69%	104%	180%	135%
Hill CIO	100%	200%	N/A	92%	69%	104%	182%	114%
(1)	The compensation in these columns was awarded in shares of restricted stock that remain at risk of forfeiture until vested, dependent upon the NEO’s continued employment in good standing with MAA through each vest date.

(2)	The percent of target values reflect the drop in stock price from $227.39 on grant date (the target value) to $156.99 at the close of business on December 31, 2022. The value of these shares will continue to increase or decrease in relation to the returns achieved for shareholders.

(3)	The percent of target values reflect the increase in stock price from $130.30 on grant date (the target value) to $156.99 at the close of business on December 31, 2022. The value of these shares will continue to increase or decrease in relation to the returns achieved for shareholders.

OTHER COMPENSATION ELEMENTS

BENEFITS

In addition to their direct compensation, the NEOs also participate in benefit programs, which are generally available to all of our associates, dependent upon the specific eligibility requirements related to each. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service.

401(K) PLAN

Our CEO and other NEOs are eligible to participate in our 401(K) Plan, a qualified retirement plan made available to all of our eligible associates that allows participants to make pre-tax elective deferral contributions as a percentage of their compensation as well as catch-up contributions in any year in which the participant will be at least 50 by the end of the year. For 2022, MAA made matching contributions under the 401(K) Plan of 100% of a participant’s contribution on the first 3% of their compensation and 50% of a participant’s contribution on the next 2% of their compensation. Participants may defer up to 75% of their compensation under the 401(K) Plan until they reach the limitation imposed by Section 401(a) of the Code, for the given year.

Under the terms of the 401(K) Plan, benefits generally start on or after the date the participant reaches the age of 65. Under the law, participants must begin receiving benefits by April 1st following the later of the calendar year in which a participant reaches the age of 70½, if the participant reached the age of 70½ before January 1, 2020, or 72, if the participant does not reach the age of 70½ before January 1, 2020, or stops working for MAA.

Additional information and NEO participation during 2022 can be found on page 68.

2023 PROXY STATEMENT	58

PROPOSAL 2: EXECUTIVE COMPENSATION

EXECUTIVE DEFERRED COMPENSATION PLAN

Our CEO and other NEOs are eligible to participate in the Executive Deferred Compensation Plan, which is a supplemental nonqualified deferred compensation plan made available to all executives to enable them to accumulate additional retirement benefits beyond the limitations on participant contributions placed on the 401(K) Plan. MAA, at its discretion, may make matching contributions in accordance with the matching contribution formula in the 401(K) Plan. As such, in 2022, MAA made matching contributions under the Executive Deferred Compensation Plan of 100% of a participant’s contribution on the first 3% of their compensation and 50% of a participant’s contribution on the next 2% of their compensation. The matching contributions were made only on compensation that was in excess of the limitation imposed by Section 401(a) of the Code on the 401(K) Plan that would have been eligible for the match. Participants may defer up to 50% of their compensation and 90% of their annual bonus.

In accordance with the Executive Deferred Compensation Plan, distributions for balances prior to 2016 are made in five equal annual installments beginning on the first day following the sixth full month occurring after the earliest of death, disability, or separation from service. Balances from 2016 and forward will be distributed in compliance with the participant’s previous elections for the specific contributions in the form of either a lump-sum payment or substantially equal annual installments amortized over a period not to exceed ten years beginning on the later of January 1st or six months and a day after the participant’s separation from service. Notwithstanding the foregoing, in the case of a participant who becomes entitled to receive benefits on account of disability, the balances from 2016 and forward will be paid in a lump sum on or after the 15th of the first month following determination of disability.

Unlike contributions made in the 401(K) Plan, the deferred compensation amounts contributed by Messrs. Bolton, Campbell, Grimes, DelPriore and Hill, and any resultant matches by MAA, are considered general assets of the company and are subject to claims of MAA’s creditors. In 2016, MAA transferred the assets of the Executive Deferred Compensation Plan to an irrevocable rabbi trust to offer some security to the participants. While assets in the rabbi trust are still subject to creditors’ claims in a corporate bankruptcy, they cannot be accessed by MAA for any purpose other than to pay participant benefits under the Executive Deferred Compensation Plan. Additional information and NEO participation during 2022 can be found on page 69.

EMPLOYMENT AGREEMENTS

Mr. Bolton is our only NEO with an employment agreement. The material terms of his employment agreement and amounts payable under that agreement are described on pages 70-71.

CHANGE IN CONTROL AGREEMENTS

Messrs. Campbell, Grimes, DelPriore and Hill have change in control agreements. These change in control agreements and the amounts payable under the agreements are described on pages 70-71.

RETIREMENT AND TRANSITION AGREEMENT

During 2022, MAA made certain organizational changes to better align our structure with the execution of our long-term strategy and to meet the future needs of MAA. As a result, changing role responsibilities resulted in the elimination of the then COO position held by Mr. Grimes. Mr. Grimes served as EVP and COO through December 31, 2022, at which point MAA transitioned to a new operational leadership structure and Mr. Grimes’ employment terminated without cause. MAA entered into a Retirement and Transition Agreement with Mr. Grimes that provided for a payout of severance in the amount of $558,373, unused vacation in the amount of $6,443 and health and welfare payments totaling $18,074. Pursuant to the terms of the Second Amended and Restated 2013 Stock Incentive Plan and the applicable award agreements, the vesting restrictions lapsed on 100% of Mr. Grimes’ unvested shares of restricted stock immediately after his last day of employment, which was December 31, 2022. In addition, a prorated portion of any outstanding performance metrics for which the performance period had not yet ended as of December 31, 2022, shall remain eligible to be awarded based upon actual MAA performance at the end of the applicable performance period and the amount of time Mr. Grimes was employed during the performance period.

2023 PROXY STATEMENT	59

PROPOSAL 2: EXECUTIVE COMPENSATION

TAX AND ACCOUNTING IMPLICATIONS OF COMPENSATION

Section 162(m) of the Code historically limited the tax deductibility of annual compensation paid by a publicly held corporation to its “covered employees,” which Section 162(m) defines as the corporation’s principal executive officer or any of its three other most highly compensated executive officers (other than its principal financial officer), to $1 million, unless the compensation qualified as performance-based compensation under Section 162(m). Under the Tax Cuts and Jobs Act of 2017, this “performance-based” exception was eliminated, and the definition of “covered employees” generally was expanded to cover all named executive officers, including the principal financial officer. These new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to compensation provided pursuant to a written, binding contract in effect on November 2, 2017 that is not modified in any material respect after that date.

The American Rescue Plan Act of 2021 amended Section 162(m) of the Code to expand the covered employees subject to its compensation deduction limitation. Pursuant to the amendment, five additional employees will be covered each year, and such employees need not be executive officers of the company. In addition, any employee identified as the CEO, CFO, or the next three highest-paid employees in any applicable year would remain a covered employee indefinitely. The new rule would apply to taxable years beginning after December 31, 2026.

Since MAA qualifies as a REIT under the Code and is generally not subject to federal income taxes, we believe the payment of compensation that may exceed the deduction limit under Section 162(m) would not have a material adverse consequence to us, provided we continue to distribute 100% of our taxable income. If we make compensation payments subject to Section 162(m) limitations on deductibility, we may be required to make additional distributions to shareholders to comply with our REIT distribution requirements and eliminate our U.S. federal income tax liability or, alternatively, a larger portion of shareholder distributions that would otherwise have been treated as a return of capital may be subject to federal income tax treatment as dividend income. Although we are mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain of our compensation packages, we have reserved, and will continue to reserve, the right to structure our compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

CONCLUSION

The Compensation Committee believes that our executive leadership is a key component of our ability to successfully execute on our strategy to deliver sustainable and growing value to our shareholders. As such, designing an executive compensation package that attracts, retains and motivates individuals with the right skills and abilities to execute our strategy while also balancing cost to MAA and its shareholders, ability to maintain compensation levels over the long-term and minimize risks associated with incentive and compensation plans is critically important.

The Compensation Committee believes it has historically maintained compensation for our executive officers at levels that reflect the talent and success of the individuals being compensated, is sufficiently comparable to our industry peers to allow us to retain our key personnel at levels which are appropriate and sustainable for MAA, and with the majority of the compensation opportunities being directly tied to performance, appropriately focuses and motivates executive endeavors to fully realize our long-term strategy.

The Compensation Committee believes the idea of creating ownership in MAA helps align management’s interests with the interests of shareholders and will continue to develop, analyze and review its methods for aligning executive management’s long-term compensation with the benefits generated for shareholders. The Compensation Committee has no pre-determined timeline for implementing new or ongoing long-term incentive plans. New plans are reviewed, discussed and implemented as the Compensation Committee feels it is necessary or appropriate as a measure to incent, retain and reward our executive management.

2023 PROXY STATEMENT	60

PROPOSAL 2: EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of MAA reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement and our Annual Report on Form 10-K.

COMPENSATION COMMITTEE:
Philip W. Norwood, CHAIRMAN
Toni Jennings
Thomas H. Lowder
Claude B. Nielsen

2023 PROXY STATEMENT	61

PROPOSAL 2: EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The below table sets forth information regarding compensation earned by our NEOs. As required by Item 402 of Regulation S-K under the Exchange Act, the values for stock awards represent the full grant date fair value of such awards determined in accordance with FASB ASC Topic 718 and appear in aggregate in the year of the grant. These amounts represent the total expense that MAA expects to recognize over time related to the award as of the grant date; however, due to performance requirements, the length of certain performance periods, vesting schedules and continued employment requirements, the amounts may or may not represent the actual value of stock realized by the NEOs, if at all, or the timing of stock acquired by the NEOs. For information on actual shares issued to NEOs related to the fair value amounts provided in the below table, see the footnotes to this table and the Outstanding Equity Awards at Fiscal Year-End table found on page 65.

Mr. Hill was determined to meet the requirements to be considered an NEO of MAA in December 2021. As a newer designated NEO, under the disclosure requirements of the SEC, the tables in this Executive Compensation Tables section of this Proxy Statement only contain compensation information for Mr. Hill for fiscal year 2021, the year in which he was designated an NEO, and 2022.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
H. Eric Bolton, Jr.	2022	$ 879,857	$ 600	$ 4,123,473	$ 3,082,955	$ 282,132	$ 8,369,017
CEO	2021	$ 854,543	$ 700	$ 3,742,806	$ 2,993,160	$ 76,446	$ 7,667,655
	2020	$ 837,481	$ 500	$ 2,852,176	$ 907,875	$ 127,280	$ 4,725,312
Albert M. Campbell, III	2022	$ 544,236	$ 600	$ 1,402,816	$ 1,227,130	$ 129,183	$ 3,303,965
EVP and CFO	2021	$ 528,578	$ 700	$ 1,498,016	$ 1,196,907	$ 41,624	$ 3,265,825
	2020	$ 518,024	$ 500	$ 1,293,569	$ 445,087	$ 60,160	$ 2,317,340
Thomas L. Grimes, Jr.	2022	$ 557,748	$ 500	$ 1,437,644	$ 1,234,004	$ 715,544	$ 3,945,440
Former EVP and COO (6)	2021	$ 541,701	$ 700	$ 1,535,207	$ 1,233,299	$ 44,239	$ 3,355,146
	2020	$ 530,885	$ 500	$ 1,325,684	$ 496,668	$ 67,909	$ 2,421,646
Robert J. DelPriore	2022	$ 540,645	$ 400	$ 1,394,553	$ 1,223,422	$ 126,006	$ 3,285,026
EVP and CAO	2021	$ 515,456	$ 600	$ 1,460,827	$ 1,167,142	$ 40,465	$ 3,184,490
	2020	$ 505,164	$ 400	$ 1,261,455	$ 432,470	$ 58,689	$ 2,258,178
A. Bradley Hill	2022	$ 413,067	$ 600	$ 777,372	$ 787,955	$ 63,966	$ 2,042,960
EVP and CIO	2021	$ 351,811	$ 700	$ 540,081	$ 692,218	$ 30,222	$ 1,615,032

(1)	Represents salary paid during the calendar year indicated. These values may differ slightly from the base salary amounts set by the Compensation Committee of the Board as a result of the actual number of pay periods which fall in any given calendar year.

(2)	Reflects an annual holiday bonus paid to all associates based on length of service and, based on health insurance selected by the NEO, a wellness incentive available to all associates within a certain health insurance option offered by MAA.

(3)	Represents the aggregate grant date fair value based upon probable outcome in accordance with FASB ASC Topic 718 in the year of the grant. For a complete description of the assumptions made in determining the FASB ASC Topic 718 valuation, refer to Stock Based Compensation in our Annual Report on Form 10-K for the indicated fiscal year. Additional details for each grant can be found in the table to the right. For purposes of the table, shares issued in 2023 are classified as Shares Earned as of December 31, 2022 as long as the performance period for the resultant share issuance was completed by December 31, 2022. In addition, the Maximum Opportunity amounts provided in the table represent the total cap amount in each plan, as applicable, by the Compensation Committee and will not necessarily tie to the FASB ASC Topic 718 amount reflected in the Summary Compensation Table.

a)	Due to Mr. Grimes’ termination of employment at the end of business on December 31, 2022, his Maximum Future Share Opportunity represents only 1/3rd of the remaining 2022 LTIP TSR performance shares and 2/3rd of the remaining 2021 LTIP TSR performance shares to represent the amount of time he served as COO during the respective performance periods.

	Maximum Opportunity as Granted		Shares Earned	Maximum Future
		Number	as of	Share
Year	In Dollars	Of Shares	12/31/2022	Opportunity
2022 LTIP
Bolton	$7,266,963	31,956	12,588	19,368
Campbell	$2,472,238	10,871	4,282	6,589
Grimes (a)	$2,533,617	11,140	4,388	2,250
DelPriore	$2,457,677	10,807	4,257	6,550
Hill	$1,369,995	6,024	2,373	3,651
2021 LTIP
Bolton	$5,997,006	48,870	19,251	29,619
Campbell	$2,400,233	19,558	7,704	11,854
Grimes (a)	$2,459,824	20,044	7,896	8,098
DelPriore	$2,340,647	19,074	7,514	11,560
Hill	$ 865,358	7,050	2,777	4,273
2020 LTIP
Bolton	$4,401,705	33,780	33,780	-
Campbell	$1,996,629	15,322	15,322	-
Grimes	$2,046,198	15,702	15,702	-
DelPriore	$1,947,061	14,941	14,941	-

2023 PROXY STATEMENT	62

PROPOSAL 2: EXECUTIVE COMPENSATION

(4)	Represents cash bonuses paid under the AIPs.

(5)	Represents matching contributions made by MAA to the Executive Deferred Compensation Plan and 401(K) Plan as detailed in the table below.

Deferred
	Comp Plan	401(K) Plan	Total
2022
Bolton	$ 131,955	$ 12,200	$ 144,155
Campbell	$ 59,759	$ 12,200	$ 71,959
Grimes	$ 61,808	$ 12,200	$ 74,008
DelPriore	$ 58,346	$ 12,200	$ 70,546
Hill	$ 29,972	$ 12,200	$ 42,172
2021
Bolton	$ 64,846	$ 11,600	$ 76,446
Campbell	$ 30,024	$ 11,600	$ 41,624
Grimes	$ 32,639	$ 11,600	$ 44,239
DelPriore	$ 28,865	$ 11,600	$ 40,465
Hill	$ 18,622	$ 11,600	$ 30,222
2020
Bolton	$ 115,880	$ 11,400	$ 127,280
Campbell	$ 48,760	$ 11,400	$ 60,160
Grimes	$ 56,509	$ 11,400	$ 67,909
DelPriore	$ 47,289	$ 11,400	$ 58,689

For Mr. Grimes’ All Other Compensation also represents $582,890 paid pursuant to an agreement related to his termination, representing a $558,373 severance payment, $6,443 unused vacation payment and $18,074 related to health and welfare benefits.

The remaining balances in this column represent dividends paid on unvested shares of restricted stock that were not included in the grant date fair value amounts (determined in accordance with FASB ASC Topic 718) in the Stock Awards column.

(6)	Mr. Grimes served as our EVP and COO through the close of business on December 31, 2022, after which he was no longer employed by MAA.

2023 PROXY STATEMENT	63

PROPOSAL 2: EXECUTIVE COMPENSATION

GRANTS OF PLAN BASED AWARDS

The following table summarizes grants of plan-based awards made to our NEOs during 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards
	Grant	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	(3)
Name	Type	Date	($)	($)	($)	(#)	(#)	(#)	($)
Bolton	AIP	12/7/2021	$ 385,369	$ 1,541,477	$ 3,082,955
CEO	LTIP	1/4/2022				7,746	19,367	31,956	$ 4,123,473
Campbell	AIP	12/7/2021	$ 309,908	$ 708,300	$ 1,283,821
CFO	LTIP	1/4/2022				2,634	6,587	10,871	$ 1,402,816
Grimes	AIP	12/7/2021	$ 317,603	$ 725,884	$ 1,315,694
Former COO	LTIP	1/4/2022				2,699	6,751	11,140	$ 1,437,644
DelPriore	AIP	12/7/2021	$ 308,083	$ 704,128	$ 1,276,259
CAO	LTIP	1/4/2022				2,619	6,550	10,807	$ 1,394,553
Hill	AIP	12/7/2021	$ 337,310	$ 539,696	$ 877,004
CIO	LTIP	1/4/2022				1,459	3,650	6,024	$ 777,372
(1)	On December 7, 2021, the Compensation Committee, and in regards to Mr. Bolton’s participation, the Board, approved the 2022 AIP for executive management.

(2)	The Compensation Committee, and in regards to Mr. Bolton’s participation, the Board, approved the 2022 LTIP with a grant date of January 4, 2022. The 2022 LTIP consists of three award opportunities as outlined below.

(i)	The actual shares of restricted stock presented in the table to the right were issued on the grant date and remain at risk of forfeiture until vested. The shares will vest equally over three years on the anniversary of the issuance date dependent upon continued employment in good standing through each vest date. The shares of restricted stock will receive dividend payments equivalent to dividend payments made to our common shareholders until the restricted shares vest or are forfeited. Under the 2022 LTIP, Mr. Grimes’ shares immediately vested after his termination without cause.

Actual
Service-Based Shares
Bolton	3,873
Campbell	1,317
Grimes	1,350
DelPriore	1,310
Hill	730

(ii)	The actual shares of restricted stock presented in the table to the right represent the performance shares earned based on our FAD results during fiscal year 2022 and were issued on April 3, 2023. The shares will vest equally over two years on the anniversary of the issue date dependent upon continued employment in good standing through each vest date and remain at risk of forfeiture until vested. The issued shares of restricted stock will receive dividend payments equivalent to dividend payments made to our common shareholders until they vest or are forfeited. The performance shares did not receive dividend payments or dividend equivalents during the performance period. Under the 2022 LTIP, as a result of his termination without cause at the close of business on December 31, 2022, Mr. Grimes’ earned shares immediately vested upon issuance.

	FAD Performance Shares
	Actual	Threshold	Target	Maximum
Bolton	8,715	1,452	5,810	8,715
Campbell	2,965	494	1,976	2,965
Grimes	3,038	506	2,025	3,038
DelPriore	2,947	491	1,965	2,947
Hill	1,643	273	1,095	1,643

(iii)	Shares of restricted stock representing performance shares based on our relative three-year TSR performance from 2022 through 2024 as compared to the performance of the Dow Jones US Real Estate Apartments Index over the same period, will be issued, to the extent earned, on April 1, 2025. Any shares of restricted stock issued will immediately vest upon issuance. The performance shares will not receive dividend payments or dividend equivalents during the performance period. Under the 2022 LTIP, Mr. Grimes will only receive 1/3rd of the shares that would have otherwise been awarded to him, except for his termination without cause at the close of business on December 31, 2022, as that represents the amount of time he worked for MAA during the performance period. The shares in the table for Mr. Grimes represents the full original grant amount.

	TSR Performance Shares
	Threshold	Target	Maximum
Bolton	2,421	9,684	19,368
Campbell	823	3,294	6,589
Grimes	843	3,376	6,752
DelPriore	818	3,275	6,550
Hill	456	1,825	3,651

(3)	These amounts are also reflected in the Summary Compensation Table under “Stock Awards”.

2023 PROXY STATEMENT	64

PROPOSAL 2: EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The below table summarizes the number of unvested outstanding equity awards held by each of our NEOs as of December 31, 2022, including awards earned as of December 31, 2022 but not issued until 2023, as well as the market value of the awards as of December 31, 2022, based on the closing stock price of $156.99 on December 31, 2022. These awards are often related to long-term incentive plans with performance periods in prior years. Frequently, the shares were also issued in prior years and are subject to various vesting periods through which the shares remain forfeitable, contingent upon continued employment in good standing through each respective vest date. Please refer to the footnotes of the table for further details. None of our NEOs hold any stock options.

		Stock Awards
	Grant	Number of Shares or Units of Stock That Have		Market Value of Shares or Units of Stock That Have
Name	Date	Not Vested (#)		Not Vested ($)
Bolton	1/9/2018	1,469	(1)	$ 230,618
CEO	1/9/2020	1,609	(2)	$ 252,597
	1/9/2020	5,437	(3)	$ 853,555
	1/9/2020	18,081	(4)	$ 2,838,536
	1/4/2021	3,949	(5)	$ 619,954
	1/4/2021	13,328	(6)	$ 2,092,363
	1/4/2022	3,873	(7)	$ 608,022
	1/4/2022	8,715	(8)	$ 1,368,168
Campbell	1/9/2018	713	(1)	$ 111,934
CFO	1/9/2020	730	(2)	$ 114,603
	1/9/2020	2,468	(3)	$ 387,451
	1/9/2020	8,198	(4)	$ 1,287,004
	1/4/2021	1,581	(5)	$ 248,201
	1/4/2021	5,334	(6)	$ 837,385
	1/4/2022	1,317	(7)	$ 206,756
	1/4/2022	2,965	(8)	$ 465,475
Grimes (9)	1/9/2018	731	(1)	$ 114,760
Former COO	1/9/2020	748	(2)	$ 117,429
	1/9/2020	2,529	(3)	$ 397,028
	1/9/2020	8,402	(4)	$ 1,319,030
	1/4/2021	1,620	(5)	$ 254,324
	1/4/2021	5,467	(6)	$ 858,264
	1/4/2022	1,350	(7)	$ 211,937
	1/4/2022	3,038	(8)	$ 476,936
DelPriore	1/9/2018	596	(1)	$ 93,566
CAO	1/9/2020	712	(2)	$ 111,777
	1/9/2020	2,406	(3)	$ 377,718
	1/9/2020	7,995	(4)	$ 1,255,135
	1/4/2021	1,542	(5)	$ 242,079
	1/4/2021	5,202	(6)	$ 816,662
	1/4/2022	1,310	(7)	$ 205,657
	1/4/2022	2,947	(8)	$ 462,650
Hill	1/9/2018	253	(1)	$ 39,718
CIO	1/9/2020	264	(2)	$ 41,445
	1/9/2020	888	(3)	$ 139,407
	1/9/2020	2,984	(4)	$ 468,458
	1/4/2021	573	(5)	$ 89,955
	1/4/2021	1,923	(6)	$ 301,892
	1/4/2022	730	(7)	$ 114,603
	1/4/2022	1,643	(8)	$ 257,935

(1)	Represents the remaining unvested restricted service-based shares issued on January 9, 2018 under the 2018 LTIP, which vest equally over five years on the anniversary of the issuance date.

(2)	Represents the remaining unvested restricted service-based shares issued on January 9, 2020 under the 2020 LTIP, which vest equally over three years on the anniversary of the issuance date.

(3)	Represents the remaining unvested restricted shares issued on April 1, 2021 under the 2020 LTIP, related to the performance of the MAA financial metric, which vest equally over two years on the anniversary of the issuance date.

(4)	Represents the restricted shares issued on April 3, 2023 under the 2020 LTIP related to the performance under the market metric, which immediately vested upon issuance.

(5)	Represents the remaining unvested restricted service-based shares issued on January 4, 2021 under the 2021 LTIP, which vest equally over three years on the anniversary of the issuance date.

(6)	Represents the restricted shares issued on April 1, 2022 under the 2021 LTIP related to the performance of the MAA financial metric, which vest equally over two years on the anniversary of the issuance date.

(7)	Represents the remaining unvested restricted service-based shares issued on January 4, 2022 under the 2022 LTIP, which vest equally over three years on the anniversary of the issuance date.

(8)	Represents the restricted shares issued on April 3, 2023 under the 2022 LTIP related to the performance of the MAA financial metric, which vest equally over two years on the anniversary of the issuance date.

(9)	As Mr. Grimes served as EVP and COO through the close of business on December 31, 2022, the table reflects unvested shares outstanding immediately prior to the end of his employment with MAA. As of January 1, 2023, all outstanding shares shown for Mr. Grimes immediately vested, except for shares related to the 2022 LTIP financial metric and the 2020 LTIP market metric, which shares have been earned, but not yet issued. Upon issuance of these shares on April 3, 2023, Mr. Grimes’ awards will immediately vest.

2023 PROXY STATEMENT	65

PROPOSAL 2: EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED

The following table summarizes the number of shares acquired upon the vesting of stock awards and the value realized by our NEOs as a result of such vestings during 2022. None of our NEOs hold any stock options. Accordingly, no options were exercised in 2022 by our NEOs.

	Stock Awards
	Number of Shares
	Acquired on	Value Realized
Name	Vesting (#) (1)	on Vesting ($) (2)
Bolton CEO	45,251	$ 9,700,930
Campbell CFO	20,509	$ 4,395,530
Grimes Former COO	21,019	$ 4,504,840
DelPriore CAO	19,813	$ 4,245,973
Hill CIO	7,410	$ 1,588,054

(1)	The shares represented in this column vested from various plans as indicated in the below table.

		ASC 718	Stock	Shares	Vested	Remaining
Name	Plan	Grant Date	Issue Date	Granted	in 2022 (3)	Unvested	Vesting Schedule
Bolton	2017 LTIP	1/9/2017	1/9/2017	6,505	1,301	-	20% annually from 1/9/2018
Campbell	2017 LTIP	1/9/2017	1/9/2017	3,162	633	-	20% annually from 1/9/2018
Grimes	2017 LTIP	1/9/2017	1/9/2017	3,241	649	-	20% annually from 1/9/2018
DelPriore	2017 LTIP	1/9/2017	1/9/2017	2,642	529	-	20% annually from 1/9/2018
Hill	2017 LTIP	1/9/2017	1/9/2017	1,078	216	-	20% annually from 1/9/2018
Bolton	2018 LTIP	1/9/2018	1/9/2018	7,341	1,468	1,469	20% annually from 1/9/2019
Campbell	2018 LTIP	1/9/2018	1/9/2018	3,565	713	713	20% annually from 1/9/2019
Grimes	2018 LTIP	1/9/2018	1/9/2018	3,655	731	731	20% annually from 1/9/2019
DelPriore	2018 LTIP	1/9/2018	1/9/2018	2,980	596	596	20% annually from 1/9/2019
Hill	2018 LTIP	1/9/2018	1/9/2018	1,263	253	253	20% annually from 1/9/2019
Bolton	2019 LTIP	1/9/2019	1/9/2019	6,426	2,143	-	33.33% annually from 1/9/2020
Campbell	2019 LTIP	1/9/2019	1/9/2019	2,915	972	-	33.33% annually from 1/9/2020
Grimes	2019 LTIP	1/9/2019	1/9/2019	2,987	996	-	33.33% annually from 1/9/2020
DelPriore	2019 LTIP	1/9/2019	1/9/2019	2,842	948	-	33.33% annually from 1/9/2020
Hill	2019 LTIP	1/9/2019	1/9/2019	1,051	351	-	33.33% annually from 1/9/2020
Bolton	2019 LTIP	1/9/2019	4/1/2020	14,482	7,241	-	50% annually from 4/1/2021
Campbell	2019 LTIP	1/9/2019	4/1/2020	6,572	3,286	-	50% annually from 4/1/2021
Grimes	2019 LTIP	1/9/2019	4/1/2020	6,735	3,368	-	50% annually from 4/1/2021
DelPriore	2019 LTIP	1/9/2019	4/1/2020	6,409	3,205	-	50% annually from 4/1/2021
Hill	2019 LTIP	1/9/2019	4/1/2020	2,364	1,182	-	50% annually from 4/1/2021
Bolton	2019 LTIP	1/9/2019	4/1/2022	24,079	24,079	-	100% upon issuance
Campbell	2019 LTIP	1/9/2019	4/1/2022	10,919	10,919	-	100% upon issuance
Grimes	2019 LTIP	1/9/2019	4/1/2022	11,190	11,190	-	100% upon issuance
DelPriore	2019 LTIP	1/9/2019	4/1/2022	10,648	10,648	-	100% upon issuance
Hill	2019 LTIP	1/9/2019	4/1/2022	3,974	3,974	-	100% upon issuance
Bolton	2020 LTIP	1/9/2020	1/9/2020	4,825	1,608	3,217	33.33% annually from 1/9/2021
Campbell	2020 LTIP	1/9/2020	1/9/2020	2,189	729	1,460	33.33% annually from 1/9/2021
Grimes	2020 LTIP	1/9/2020	1/9/2020	2,243	747	748	33.33% annually from 1/9/2021
DelPriore	2020 LTIP	1/9/2020	1/9/2020	2,134	711	1,423	33.33% annually from 1/9/2021
Hill	2020 LTIP	1/9/2020	1/9/2020	789	262	527	33.33% annually from 1/9/2021
Bolton	2020 LTIP	1/9/2020	4/1/2021	10,874	5,437	5,437	50% annually from 4/1/2022
Campbell	2020 LTIP	1/9/2020	4/1/2021	4,935	2,467	2,468	50% annually from 4/1/2022
Grimes	2020 LTIP	1/9/2020	4/1/2021	5,057	2,528	2,529	50% annually from 4/1/2022
DelPriore	2020 LTIP	1/9/2020	4/1/2021	4,812	2,406	2,406	50% annually from 4/1/2022
Hill	2020 LTIP	1/9/2020	4/1/2021	1,775	887	888	50% annually from 4/1/2022
Bolton	2021 LTIP	1/4/2021	1/4/2021	5,923	1,974	3,949	33.33% annually from 1/4/2022
Campbell	2021 LTIP	1/4/2021	1/4/2021	2,370	789	1,581	33.33% annually from 1/4/2022
Grimes	2021 LTIP	1/4/2021	1/4/2021	2,429	809	1,620	33.33% annually from 1/4/2022
DelPriore	2021 LTIP	1/4/2021	1/4/2021	2,312	770	1,542	33.33% annually from 1/4/2022
Hill	2021 LTIP	1/4/2021	1/4/2021	854	284	570	33.33% annually from 1/4/2022

(2)	Represents the number of shares vesting multiplied by the respective closing stock price on the vesting date.

2023 PROXY STATEMENT	66

PROPOSAL 2: EXECUTIVE COMPENSATION

(3)	The shares provided for Mr. Grimes in the Vested in 2022 column of the table in footnote (1), do not include the shares that immediately vested following Mr. Grimes’ termination of employment as Mr. Grimes worked through the close of business on December 31, 2022. The settlement of the shares vesting as a result of his termination did not occur until January 3, 2023. The below table identifies the number of shares that vested following Mr. Grimes’ termination without cause.

	Stock Awards
	Number of Shares
	Acquired on	Value Realized
Plan	Vesting (#)	on Vesting ($) (4)
2018 LTIP	731	$ 114,760
2020 LTIP	748	$ 117,429
2020 LTIP	2,529	$ 397,028
2021 LTIP	1,620	$ 254,324
2021 LTIP (5)	5,467	$ 858,264
2022 LTIP (5)	1,350	$ 211,937

(4)	Value Realized is based on the closing stock price of $156.99 on December 31, 2022.

(5)	These shares are not reflected as outstanding in the Remaining Unvested column of the table in footnote (1) because there were no corresponding shares that vested during calendar year 2022, as the first scheduled vest date for both would not have otherwise occurred until 2023.

2023 PROXY STATEMENT	67

PROPOSAL 2: EXECUTIVE COMPENSATION

401(K) PLAN

We adopted a 401(K) Plan under the terms of which participants may elect to defer a percentage of their compensation and we may match a portion of their deferral. Under the terms of the 401(K) Plan, benefits generally start on or after the date the participant reaches the age of 65. Under applicable law, participants must begin receiving benefits by April 1st following the later of the calendar year in which a participant reaches the age of 70½, if the participant reached the age of 70½ before January 1, 2020, or 72, if the participant did not reach the age of 70½ before January 1, 2020, or stops working for MAA.

The mutual funds available for investment in the 401(K) Plan for 2021, as well as those fund’s respective rates of return for 2021, are provided below.

		2022 Rate
Name of Fund	Ticker	of Return
American Funds 2010 Target Date Retirement Fund Class R6	RFTTX	-9.15%	(1)	These collective funds are not mutual funds and are exempt from SEC registration. They are designed for and exclusively sold to qualified retirement plans and their participants and are therefore not available to individual retail investors.
American Funds 2015 Target Date Retirement Fund Class R6	RFJTX	-10.25%
American Funds 2020 Target Date Retirement Fund Class R6	RRCTX	-11.01%
American Funds 2025 Target Date Retirement Fund Class R6	RFDTX	-12.74%
American Funds 2030 Target Date Retirement Fund Class R6	RFETX	-14.50%
American Funds 2035 Target Date Retirement Fund Class R6	RFFTX	-16.24%
American Funds 2040 Target Date Retirement Fund Class R6	RFGTX	-17.55%
American Funds 2045 Target Date Retirement Fund Class R6	RFHTX	-18.18%
American Funds 2050 Target Date Retirement Fund Class R6	RFITX	-18.89%
American Funds 2055 Target Date Retirement Fund Class R6	RFKTX	-19.50%
American Funds 2060 Target Date Retirement Fund Class R6	RFUTX	-19.66%
American Funds EuroPacific Growth Fund Class R6	RERGX	-22.72%
Carillon Eagle Mid Cap Growth Fund Class R6	HRAUX	-25.55%
ClearBridge Small Cap Growth Fund Class IS	LMOIX	-28.55%
Cohen & Steers Real Estate Securities Fund, Inc. Class Z	CSZIX	-26.23%
Core Plus Bond Fund CL I1 (1)	N/A	-14.62%
Fidelity 500 Index Fund	FXAIX	-18.13%
Fidelity Global ex US Index Fund	FSGGX	-15.74%
Fidelity Mid Cap Index Fund	FSMDX	-17.28%
Fidelity Small Cap Index Fund	FSSNX	-20.27%
Fidelity Large Cap Growth Index	FSPGX	-29.17%
Fidelity US Bond Index Fund	FXNAX	-13.03%
Goldman Sachs Small Cap Value Insights Fund Class R6	GTTUX	-13.55%
JPMorgan Equity Income Fund Class R6	OIEJX	-1.64%
T. Rowe Price Stable Value Common Trst A (1)	N/A	1.70%
Victory Sycamore Established Value Fund Class R6	VEVRX	-2.48%

The table below provides the balance as of December 31, 2022, of our NEOs’ 401(K) Plan accounts.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings (Loss)	Withdrawals/	Balance
	Last FY	Last FY	in Last FY (1)	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
Bolton CEO	$ 27,000	$ 12,200	$ (35,726)	$ -	$ 295,031
Campbell CFO	$ 27,000	$ 12,200	$ (163,458)	$ -	$ 808,611
Grimes Former COO	$ 27,000	$ 12,200	$ (195,931)	$ -	$ 707,226
DelPriore CAO	$ 27,000	$ 12,200	$ (46,446)	$ -	$ 249,734
Hill CIO	$ 20,500	$ 12,200	$ (83,509)	$ -	$ 406,848

(1)	Values represent aggregate deemed investment earnings or losses from voluntary deferrals and our contributions, as applicable, as well as minimal investment fund fees. The 401(K) Plan does not guarantee a return on deferred amounts.

2023 PROXY STATEMENT	68

PROPOSAL 2: EXECUTIVE COMPENSATION

EXECUTIVE DEFERRED COMPENSATION PLAN

The Executive Deferred Compensation Plan is available to all executive management. Under the terms of the Executive Deferred Compensation Plan, participants may elect to defer a percentage of their compensation and we may match a portion of their deferral. Distributions from the Executive Deferred Compensation Plan for balances prior to 2016 are made in five equal annual installments beginning on the first day following the sixth full month occurring after the earliest of death, disability, or separation from service. Balances from 2016 and forward will be distributed in compliance with the participant’s previous elections for the specific contributions in the form of either a lump-sum payment or substantially equal annual installments amortized over a period not to exceed ten years beginning on the later of January 1st or six months and a day after the participant’s separation from service. Notwithstanding the foregoing, in the case of a participant who becomes entitled to receive benefits on account of disability, the balances from 2016 and forward will be paid in a lump sum on or after the 15th of the first month following determination of disability.

The mutual funds available for investment in the Executive Deferred Compensation Plan for 2022, as well as those fund’s respective rates of return for 2022, are provided below.

		2022 Rate
Name of Fund	Ticker	of Return
American Funds 2010 Target Date Retirement Fund Class R6	RFTTX	-9.15%
American Funds 2015 Target Date Retirement Fund Class R6	RFJTX	-10.25%
American Funds 2020 Target Date Retirement Fund Class R6	RRCTX	-11.01%
American Funds 2025 Target Date Retirement Fund Class R6	RFDTX	-12.74%
American Funds 2030 Target Date Retirement Fund Class R6	RFETX	-14.50%
American Funds 2035 Target Date Retirement Fund Class R6	RFFTX	-16.24%
American Funds 2040 Target Date Retirement Fund Class R6	RFGTX	-17.55%
American Funds 2045 Target Date Retirement Fund Class R6	RFHTX	-18.18%
American Funds 2050 Target Date Retirement Fund Class R6	RFITX	-18.89%
American Funds 2055 Target Date Retirement Fund Class R6	RFKTX	-19.50%
American Funds 2060 Target Date Retirement Fund Class R6	RFUTX	-19.66%
American Funds EuroPacific Growth Fund Class R6	RERGX	-22.72%
Carillon Eagle Mid Cap Growth Fund Class R6	HRAUX	-25.55%
ClearBridge Small Cap Growth Fund Class IS	LMOIX	-28.55%
Cohen & Steers Real Estate Securities Fund, Inc. Class Z	CSZIX	-26.23%
Fidelity 500 Index Fund	FXAIX	-18.13%
Fidelity Global ex US Index Fund	FSGGX	-15.74%
Fidelity Mid Cap Index Fund	FSMDX	-17.28%
Fidelity Small Cap Index Fund	FSSNX	-20.27%
Fidelity US Bond Index Fund	FXNAX	-13.03%
Fidelity Large Cap Growth Index	FSPGX	-29.17%
Goldman Sachs Small Cap Value Insights Fund Class R6	GTTUX	-13.55%
JPMorgan Equity Income Fund Class R6	OIEJX	-1.64%
PGIM Total Return Bond Fund Class R6	PTRQX	-14.86%
Vanguard Treasury Money Mkt Inv	VUSXX	1.50%
Victory Sycamore Established Value Fund Class R6	VEVRX	-2.48%

The table below provides the balance as of December 31, 2022, of our NEOs’ Executive Deferred Compensation Plan accounts.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings (Loss)	Withdrawals/	Balance
	Last FY	Last FY	in Last FY (1)	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
Bolton CEO	$ 152,765	$ 131,955	$ (145,804)	$ -	$ 4,296,307
Campbell CFO	$ 330,024	$ 59,759	$ (437,985)	$ -	$ 2,432,895
Grimes Former COO	$ 209,695	$ 61,808	$ (343,017)	$ -	$ 1,957,181
DelPriore CAO	$ 88,182	$ 58,346	$ (133,730)	$ -	$ 1,003,672
Hill CIO	$ 107,858	$ 29,972	$ 30,961	$ -	$ 291,263

(1)	Values represent deemed combined investment earnings or losses from voluntary deferrals and our contributions, as applicable. The Executive Deferred Compensation Plan does not guarantee a return on deferred amounts.

2023 PROXY STATEMENT	69

PROPOSAL 2: EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT AGREEMENTS

Mr. Bolton entered into an employment agreement with us on March 24, 2015, that replaced his previous agreement which had been entered into in 2008. The employment agreement outlines the compensation he will receive and (i) has a term of one year that renews automatically on the first day of each month for an additional one-month period, so that on the first day of each month, unless sooner terminated in accordance with the terms of the agreement, the remaining term is one year; (ii) provides for an annual base salary for Mr. Bolton, subject to change at the discretion of the Compensation Committee; and (iii) allows for annual incentive/bonus compensation.

Upon Mr. Bolton’s termination due to death or permanent disability or in the event he is terminated without cause or resigns for good reason, we will pay Mr. Bolton (or his personal representative) all amounts due to him as of the date of termination under the terms of all incentive and bonus plans, and will also continue to pay him his base salary as then in effect for one year after the termination. In addition, all stock options or shares of restricted stock issued to Mr. Bolton will become fully vested and exercisable in accordance with the terms of the underlying equity incentive plan on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the in-the-money value of the shares covered by all such options.  In compliance with the 2020 LTIP, 2021 LTIP and 2022 LTIP, Mr. Bolton will also receive a pro-rata award (based on the number of days from grant to termination date) of any Performance Share Awards which would have been earned and issued under the plans except for the fact that the termination date preceded the end of the performance period. Shares of restricted stock will be issued in line with the underlying plan timing and will be immediately fully vested. Finally, we will pay to Mr. Bolton all legal fees incurred by him in connection with his termination without cause or resignation for good reason.

If Mr. Bolton is terminated without cause in anticipation of, on, or within three years after a change in control or resigns for good reason within three years after a change in control, he is entitled to receive a payment equal to the sum of 2.99 times his annual base salary in effect on the date of termination plus 2.99 times his average annual cash bonus paid during the two immediately preceding fiscal years. However, if the change in control transaction occurs within three years of Mr. Bolton’s planned retirement date, the maximum change in control payment would be the base salary and bonus payable to Mr. Bolton through the anticipated date of retirement.  In addition, all stock options and shares of restricted stock issued to Mr. Bolton shall become fully vested and exercisable in accordance with the terms of the underlying equity incentive plan on the termination date. Alternatively, Mr. Bolton may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change in control and the per share exercise price of the options held by him, multiplied by the number of shares covered by all such options. In compliance with the 2020 LTIP, 2021 LTIP and 2022 LTIP, if Mr. Bolton is terminated without cause after negotiations for a sale event have begun and the sale event closes within 90 days of Mr. Bolton’s termination date, the maximum Performance Share Awards for which the performance period had not yet completed prior to his termination date, shall be considered to be earned in full. The maximum number of restricted shares would be issued to Mr. Bolton and be fully vested immediately prior to the consummation of the sale event. Finally, we will pay Mr. Bolton all legal fees incurred by him in connection with the change in control termination.

The employment agreement also contains certain confidentiality and non-competition provisions, as well as the agreement of Mr. Bolton, for a period of two years following a change in control termination, not to have an interest in a competitor or engage in a competitive business, in any capacity, within five miles of a property we own at the time of termination of employment.

CHANGE IN CONTROL AGREEMENTS

Messrs. Campbell, Grimes, DelPriore and Hill have change in control agreements that were entered into on March 24, 2015, in regards to Messrs. Campbell, Grimes and DelPriore, and December 13, 2021, in regards to Mr. Hill. The agreements outline the compensation they will receive under certain change in control scenarios. For Messrs. Campbell and Grimes, these agreements replaced change in control agreements originally entered into in December 1999 which were subsequently amended and restated in 2008.

Each change in control agreement provides that in the event of a change in control termination, each of Messrs. Campbell, Grimes, DelPriore and/or Hill is entitled to receive a payment equal to the sum of 2.99 times their annual base salary in effect on the date of termination plus 2.99 times their average annual cash bonus paid during the two immediately preceding fiscal years.  In addition, all stock options and shares of restricted stock issued to Messrs. Campbell, Grimes, DelPriore and/or Hill shall become fully vested and exercisable in accordance with the terms of the underlying equity incentive plan on the termination date. Alternatively, Messrs. Campbell, Grimes, DelPriore and/or Hill may elect to receive an amount in cash equal to the greater of (i) the in-the-money value of the shares covered by all such options or (ii) the difference between the highest per share price for our shares paid in connection with the change in control and the per share exercise price of the options held by them, multiplied by the number of shares covered by all such options. In compliance with the 2020 LTIP, 2021 LTIP and 2022 LTIP, if Messrs. Campbell, Grimes, DelPriore and/or Hill are terminated without cause after negotiations for a sale event have begun and the sale event closes within 90 days of the termination date, the maximum Performance Share Awards for which the performance period had not yet completed prior to the termination date, shall be considered to be earned in full. The maximum number of restricted shares would be issued and be fully vested immediately prior to the consummation of the sale event. Finally, we will pay Messrs. Campbell, Grimes, DelPriore and/or Hill all legal fees incurred by them in connection with the change in control. The change in control agreements also require that Messrs. Campbell, Grimes, DelPriore and/or Hill, for a period of two years following a change in control termination, not have an interest in a competitor or engage in a competitive business, in any capacity, within five miles of a property we own at the time of termination of employment.

2023 PROXY STATEMENT	70

PROPOSAL 2: EXECUTIVE COMPENSATION

CALCULATION OF BENEFITS

The following tables include an estimate of the potential payments we would be required to make upon termination of employment of the NEOs in each of the circumstances described below. In providing the estimated potential payments, we have made the following general assumptions in all circumstances where applicable.

✓	The date of termination is December 31, 2022	✓	There is no accrued and unpaid salary

✓	The annual salary at the time of termination equals the 2022 base salary as established by the Compensation Committee, and in regards to Mr. Bolton, by the Board	✓	There is no unpaid reimbursement for expenses incurred prior to the date of termination

TERMINATION DUE TO DEATH OR DISABILITY OR BY MAA WITHOUT CAUSE OR BY THE NEO FOR GOOD REASON IN THE ABSENCE OF A CHANGE IN CONTROL

Severance Benefit Component	Bolton CEO	Campbell CFO (4)	Grimes Former COO (4)	DelPriore CAO (4)	Hill CIO (4)
12 months base salary (1)	$ 880,844	$ -	$ -	$ -	$ -
Pro-rated bonus	$ 1,541,477	$ -	$ -	$ -	$ -
Equity awards (2)	$ 12,963,594	$ 5,239,396	$ 5,369,676	$ 5,112,988	$ 2,088,764
Insurance (3)	$ 12,381	$ -	$ -	$ -	$ -
Total	$ 15,398,296	$ 5,239,396	$ 5,369,676	$ 5,112,988	$ 2,088,764

(1)	Semi-monthly payments of base salary for one year following the termination date, subject to the six-month delayed payment rule under Section 409A of the Internal Revenue Code.

(2)	Aggregate number of issued but unvested restricted shares as of December 31, 2022.

(3)	Upon a termination, other than death, lump sum payment for 12 months of insurance coverage for health, dental, life and disability substantially equivalent to the costs under MAA’s benefit plans.

(4)	NEO is not entitled to receive any severance benefits except certain equity awards in accordance with the terms and conditions of the applicable plan document.

TERMINATION BY MAA WITHOUT CAUSE (OR BY THE NEO FOR GOOD REASON) IN ANTICIPATION OF, ON, OR WITHIN A SPECIFIED PERIOD AFTER A CHANGE IN CONTROL

Severance Benefit Component	Bolton CEO	Campbell CFO	Grimes Former COO	DelPriore CAO	Hill CIO
2.99 x base salary	$ 2,557,012	$ 1,581,641	$ 1,620,909	$ 1,542,377	$ 1,079,390
2.99 x bonus (1)	$ 4,582,138	$ 2,010,914	$ 2,362,501	$ 1,967,825	$ 1,205,260
Pro-rated bonus	$ 1,496,580	$ 687,671	$ 704,743	$ 670,597	$ 469,300
Equity awards (2)	$ 27,244,394	$ 11,790,233	$ 12,082,769	$ 11,431,389	$ 4,259,324
Insurance (3)	$ 58,683	$ 35,321	$ 35,321	$ 22,013	$ 35,321
Total	$ 35,938,806	$ 16,105,780	$ 16,806,242	$ 15,634,200	$ 7,048,595

(1)	Bonus is the average annual cash bonus paid for the two immediately preceding fiscal years.

(2)	Aggregate number of (i) issued but unvested restricted shares as of December 31, 2022, (ii) the maximum number of shares issuable under a former merger incentive plan, and (iii) the maximum number of performance share awards under the 2018 LTIP, the 2019 LTIP, the 2020 LTIP, the 2021 LTIP, and the 2022 LTIP multiplied by $156.99, the closing price for MAA’s common stock on the NYSE on December 30, 2022.

(3)	For Mr. Bolton, lump sum payment for 24 months of insurance coverage for health, dental, vision, life, and disability substantially equivalent to the costs under MAA’s benefit plans. For Messrs. Campbell, Grimes, DelPriore and Hill, lump sum payment for 24 months insurance coverage for health, dental and vision.

2023 PROXY STATEMENT	71

CEO PAY RATIO

CEO PAY RATIO

As directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, on August 5, 2015, the SEC adopted final rules regarding disclosure of (i) the median of the annual total compensation of all employees of a company, other than its principal executive officer, (ii) the annual total compensation of the company’s principal executive officer, and (iii) the ratio of those two amounts, or pay ratio. The purpose of this disclosure requirement is to provide a measure of the equitability of pay within the organization and to assist shareholders in better understanding and assessing a company’s executive compensation practices. We encourage you to consider this information in conjunction with the information provided in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 44, which includes discussions on our compensation philosophy, percentage of executive pay tied to our performance results and long-term total shareholder return, peer comparisons and other information you may find useful in evaluating the appropriateness of our executive compensation packages. Our pay ratio is provided to assist you in evaluating our compensation practices and may not be meaningful when compared against other companies as impacts of varying organizational structures on employment bases and their respective compensation practices, as well as the methodology, assumptions and estimates any one company uses in determining their median employee, may impact the pay ratios among and within industries.

IDENTIFICATION OF MEDIAN EMPLOYEE

Calculations to identify the median employee are required by the SEC to be done every three years. In analyzing the need to identify a median employee for 2022, we took into account that no meaningful changes had occurred in our employee population or in our compensation arrangements that would result in a significant change in our CEO pay ratio disclosure. In addition, as the median employee identified in conjunction with our 2020 analysis has not had a significant change in compensation, such as a major promotion, we believe it is appropriate to use the median employee identified for our 2020 analysis for our 2022 analysis. The following discussion provides details on how we identified the median employee for 2020.

POPULATION OF EMPLOYEES ANALYZED

The below outlines the full population of employees included in our 2020 analysis to identify our median employee.

WE INCLUDED EMPLOYEES IF THEY WERE:		WE EXCLUDED EMPLOYEES IF THEY WERE:
✓	Employed by MAA or any of its subsidiaries,	✗	Our CEO,
✓	Employed on December 31, 2020, and	✗	Contract workers,
✓	Classified as full-time, part-time or temporary, except as set forth in the “We Excluded” column	✗	Temporary workers employed, and whose compensation was determined, by an unaffiliated third party,
		✗	A seasonal employee (MAA does not have seasonal employees), or
		✗	An international employee (MAA does not have international employees)

DATA USED TO IDENTIFY MEDIAN EMPLOYEE

To identify our median employee, we reviewed the 2020 income reported in Box 1 of Form W-2 for employees of MAA and its subsidiaries. While the value in Box 1 of Form W-2 is not calculated in the same manner as the total compensation in the Summary Compensation Table (the value on which the pay ratio is based), we felt it provided a consistent reporting value that could be applied across all associates that includes amounts for the largest categories of compensation represented in the Summary Compensation Table, which are salary, cash bonuses and stock awards. In regards to MAA’s compensation packages, the largest difference between the compensation reported in the Summary Compensation Table and Box 1 of Form W-2 is the value associated with stock awards, as the Summary Compensation Table reflects the full grant date fair value in accordance with FASB ASC Topic 718 in the year of grant while Box 1 of Form W-2 reflects the actual compensation realized in the year of vesting of stock awards actually earned. While these values can be materially different both in terms of amount and year in which they are recognized, given the nature and number of the participants in our equity incentive plans, we believe the differences in value would not move a participant from above the median to below the median and, therefore, would not have an impact on the identification of our median employee.

Before identifying the median employee, we adjusted the Box 1 of Form W-2 values to annualize the income of full-time and part-time employees hired after January 1, 2020, and employees who were on leave for a portion of the year for active military duty, under the Family and Medical Leave Act or as a result of an unpaid leave of absence. We made no other adjustments to the Box 1 of Form W-2 values, including any adjustments to normalize cost-of-living across geographic locations, before determining the median employee.

2023 PROXY STATEMENT	72

CEO PAY RATIO

TOTAL MEDIAN EMPLOYEE COMPENSATION CALCULATION

After identifying the median employee, we calculated that employee’s compensation to match the required disclosures in the Summary Compensation Table, to provide a comparable value to the amount of total compensation disclosed for Mr. Bolton, our CEO, and in compliance with SEC requirements. The total annual compensation for our median employee in 2022 was $58,417.

RESULTS

Mr. Bolton, our CEO, is our principal executive officer. When considering Mr. Bolton’s total annual compensation of $8,369,017 for 2022, as calculated in compliance with the required disclosures for the Summary Compensation Table, the ratio of our median employee’s total annual compensation to our principal executive officer’s total annual compensation was approximately 1:143.

2023 PROXY STATEMENT	73

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive CAP and certain MAA performance for the fiscal years listed below. You should refer to the Compensation Disclosure and Analysis section of this Proxy Statement for a complete description of how executive compensation relates to our performance and how the Compensation Committee makes its decisions.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)	Net Income (in thousands) (h)	Company Selected Measure Core FFO per Share (i)
2020	$4,725,312	$ 4,657,228	$ 1,959,200	$ 1,950,573	$ 99.32	$ 88.07	$ 264,015	$ 6.43
2021	$7,667,655	$ 22,312,216	$ 2,855,123	$ 8,092,843	$ 184.54	$ 142.47	$ 550,702	$ 7.01
2022	$8,369,017	$ 2,852,716	$ 3,144,347	$ 1,269,983	$ 129.63	$ 96.76	$ 654,776	$ 8.50

Column (b):	Represents the Total amount in the Summary Compensation Table for Mr. Bolton, our CEO, for all years shown.

Column (c):	CAP to Mr. Bolton, our CEO, was calculated as outlined below.

PEO	2020	2021	2022
SCT Total Compensation	$ 4,725,312	$ 7,667,655	$ 8,369,017
Less: Stock and Option Award Values Reported in SCT	(2,852,176)	(3,742,806)	(4,123,473)
Plus: Fair Value for Stock and Option Awards Granted	3,737,339	9,658,031	3,478,219
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	277,089	7,960,118	(4,189,587)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested	(1,230,336)	769,218	(681,460)
Less: Fair Value of Stock and Option Awards Forfeited	-	-	-
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	-	-	-
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans	-	-	-
CAP	$ 4,657,228	$ 22,312,216	$ 2,852,716

Column (d):	Represents the average Total amount in the Summary Compensation Table for the Non-PEO NEOs for each respective year. In 2020, our NEOs, other than the CEO, were Messrs. Campbell, DelPriore and Grimes, and Melanie Carpenter. In 2021 and 2022, our NEOs, other than the CEO, were Messrs. Campbell, DelPriore, Grimes and Hill.

Column (e):	Average CAP to each year’s Non-PEO NEOs was calculated as outlined below.

Average of NEOs	2020	2021	2022
SCT Total Compensation	$ 1,959,200	$ 2,855,123	$ 3,144,347
Less: Stock and Option Award Values Reported in SCT	(1,059,644)	(1,258,533)	(1,253,096)
Plus: Fair Value for Stock and Option Awards Granted	1,389,290	3,247,309	1,056,848
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	107,852	2,968,733	(1,418,158)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested	(446,125)	280,211	(259,958)
Less: Fair Value of Stock and Option Awards Forfeited	-	-	-
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	-	-	-
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans	-	-	-
CAP	$ 1,950,573	$ 8,092,843	$ 1,269,983

Column (f):	Represents the cumulative value of $100 invested in MAA on December 31, 2019 through the last day of each respective year.

Column (g):	Represents the cumulative value of $100 invested in the Dow Jones U.S. Real Estate Apartment Index, (the comparative index used in our incentive plans for performance share grants tied to multi-year relative TSR), on December 31, 2019 through the last day of each respective year.

Column (h):	Represents the Net Income of MAA for each respective year, as expressed in thousands.

Column (i):	Besides the relative 3-Year TSR metric in our incentive plans for NEOs, the largest performance compensation metric is Core FFO per share, a key metric for assessing our overall financial performance and the primary award financial metric within the AIP plan for our NEOs. For a reconciliation of Core FFO per Share to our financial statements see pages 94-95.

2023 PROXY STATEMENT	74

PAY VERSUS PERFORMANCE

RELATIONSHIP BETWEEN PAY AND PERFORMANCE

Below are graphs that reflect the relationship between CAP to our CEO and other NEOs against the market and financial metrics included in the Pay versus Performance table on the previous page.

The relationship between CAP to our PEO and Average CAP to our Non-PEO NEOs to the Value of an Initial Fixed $100 Investment Based on cumulative TSR and cumulative Peer Group TSR is presented in the following chart.

The relationship between CAP to our PEO and Average CAP to our Non-PEO NEOs to Core FFO per Share is presented in the following chart.

The relationship between CAP to our PEO and Average CAP to our
Non-PEO NEOs to Net Income is presented in the following chart.

The below list of financial measures represents the measures the Compensation Committee felt were the most important measures in linking executive CAP to our performance during 2022. Consequently, these measures were used in our compensation incentive plans to link awards to performance realized.

3-Year TSR of MAA versus 3-Year TSR of the Dow Jones US Real Estate Apartment Index

Annual Core FFO per Share

Annual SS NOI Growth

Annual FAD

2023 PROXY STATEMENT	75

PROPOSAL 3: FREQUENCY VOTE

MATTER TO BE VOTED

Advisory (non-binding) vote to set the frequency of an advisory (non-binding) vote to approve NEO compensation. Although the shareholder vote is not binding, our Board believes that submitting the frequency vote to shareholders is a matter of good corporate governance. The frequency options are one year, two years, three years or abstain.

VOTE REQUIRED

The frequency option that obtains the most votes will be deemed to be the recommendation of shareholders. Shareholder input on the frequency of the advisory (non-binding) vote on NEO compensation is not binding, but the Board is submitting the frequency vote in order to obtain the views of our shareholders. The Board will consider recommendation from shareholders in selecting the frequency of the advisory (non-binding) vote to approve NEO compensation.

IMPACT OF ABSTENTIONS:

Abstentions will have no legal effect on which frequency option is selected by shareholders.

IMPACT OF BROKER NON-VOTES:

Broker non-votes will have no legal effect on which frequency option is selected by shareholders.

BOARD RECOMMENDATION

The Board recommends you vote for a "1-YEAR" frequency to provide an advisory (non-binding) vote to approve NEO compensation.

Under Section 14A of the Exchange Act, we are required to seek an advisory (non-binding) shareholder vote regarding the frequency of the advisory (non-binding) vote on NEO compensation. This vote provides shareholders the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on NEO compensation as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal No. 3, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board recognizes the importance of receiving regular input from our shareholders on important issues, such as our executive compensation packages. Our Board believes that giving our shareholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our NEOs is a good corporate governance practice and is in the best interests of our shareholders, by allowing our shareholders to provide us with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement every year. Additionally in 2017, the last time our shareholders cast a vote on frequency, approximately 88% of the votes cast were voted in favor of a one-year frequency.

The vote under this proposal is advisory, and therefore, not binding on us, our Board or our Compensation Committee. Our Board may decide that it is in the best interests of our shareholders and us to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders. However, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

2023 PROXY STATEMENT	76

PROPOSAL 4: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MATTER TO BE VOTED

Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for 2023. The Audit Committee is solely responsible for selecting our independent registered public accounting firm and has selected Ernst & Young LLP to audit our financial statements and internal controls over financial reporting as of the fiscal year ended December 31, 2023. Although shareholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023, our Board believes that submitting the appointment of Ernst & Young LLP to the shareholders for ratification is a matter of good corporate governance.

VOTE REQUIRED

This proposal will be approved if the votes cast "FOR" the proposal exceed the votes cast "AGAINST" the proposal. Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board is submitting the selection of Ernst & Young LLP for ratification in order to obtain the views of our shareholders. The Audit Committee will consider a vote against the firm by the shareholders in selecting our independent registered public accounting firm in the future.

IMPACT OF ABSTENTIONS:
Abstentions will have no legal effect on whether this proposal is approved.
IMPACT OF BROKER NON-VOTES:
Broker non-votes will have no legal effect on whether this proposal is approved.

BOARD RECOMMENDATION

Ernst & Young LLP audited our annual financial statements for the fiscal year ended December 31, 2022, and our internal control over financial reporting as of December 31, 2022. On February 14, 2023, following a review of the qualifications, performance, cost and independence of Ernst & Young LLP, among other considerations, the Audit Committee appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Ernst & Young LLP has performed as our external auditors continuously since October 2005. The Audit Committee believes that the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023 is in the best long-term interest of our shareholders.

A representative of Ernst & Young LLP will attend the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

2023 PROXY STATEMENT	77

PROPOSAL 4: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT AND NON-AUDIT FEES

The following table shows the fees paid or accrued by us for audit and other services provided by Ernst & Young LLP, our independent registered public accounting firm effective as of October 31, 2005, for the years ended December 31, 2022, and 2021.

SEC rules under Section 202 of the Sarbanes-Oxley Act of 2002 require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. In 2002, our Audit Committee began pre-approving all services provided by our independent registered public accounting firm and has pre-approved all new services since that time. The Audit Committee has determined that the nature and level of non-audit related services that Ernst & Young LLP provides to us is compatible with maintaining the independence of Ernst & Young LLP.

	2022	2021
Audit Fees (1)	$1,898,245	$2,194,023
Audit-Related Fees (2)	-	-
Tax Fees (3)	542,222	773,098
All Other Fees (4)	2,390	1,825
Total Fees	$2,442,857	$2,968,946

(1)	Audit Fees consists of fees billed for professional services rendered and expenses incurred relating to the audit of our financial statements and internal control over financial reporting, the review of our interim financial statements and the work performed on securities offerings and other filings with the SEC, including comfort letters, consents and comment letters.

(2)	Audit-Related Fees consists of fees billed for professional services rendered and expenses incurred for assurance and other services related to the audit of our financial statements that are not reported under audit fees.
(3)	Tax Fees consists of fees billed for professional services rendered and expenses incurred related to tax return preparation and compliance and general tax consulting. For 2022, Tax Fees included fees billed specifically pertaining to tax return compliance, Section 704(c) modeling, Section 1031 “Like Kind” consulting, Section 382 analysis, cost segregation studies, general federal and state tax consulting, and work related to ESG tax credits. For 2021, Tax Fees included fees billed specifically pertaining to tax return compliance, green building certification consulting, cost segregation studies, Section 382 analysis and general tax consulting.

(4)	All Other Fees consists of a fee billed for a subscription to an online technical accounting and tax information resource.

AUDIT COMMITTEE POLICIES

PRACTICES RELATED TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SOLE AUTHORITY TO APPOINT OR REPLACE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm and is responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attestation services for MAA. As such, the independent registered public accounting firm reports directly to the Audit Committee.

OVERSIGHT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In addition to quarterly written materials submitted to the Audit Committee, representatives of the independent registered public accounting firm meet with the Audit Committee, management and Internal Audit on a quarterly basis. The Audit Committee routinely meets with representatives of the independent registered public accounting firm as well as management and/or Internal Audit in separate executive sessions throughout the year. The Chairman of the Audit Committee may also receive or request periodic or ad hoc updates from the independent registered public accounting firm and/or management or Internal Audit between scheduled meetings, as desired.

PRE-APPROVAL OF ALL AUDITING AND NON-AUDITING SERVICES

The Audit Committee pre-approves all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm. The Audit Committee has delegated the authority to pre-approve such services and fees to the Chairman of the Audit Committee when scheduling a full committee meeting to timely consider a proposed service or fee is not feasible. Any decisions to pre-approve services or fees made solely by the Chairman of the Audit Committee are presented to the full Audit Committee for ratification at its next scheduled meeting. Authority to pre-approve services and fees of the independent registered public accounting firm may not be delegated to any member of management.

2023 PROXY STATEMENT	78

PROPOSAL 4: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ANNUAL EVALUATION AND SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee annually evaluates the performance of our independent registered public accounting firm and audit engagement team and determines whether to reengage the then current firm. Among other items, the Audit Committee considers the following factors when making this determination:

✓	The Audit Committee’s determination of prior performance of the independent registered public accounting firm including the quality and efficiency of work performed as well as familiarity of our operations, accounting policies and procedures and internal controls over financial reporting,

✓	Independence considerations including independence controls of the independent registered public accounting firm and the type and quantity of non-audit services provided to us, any member of the Board and any NEO,

✓	Recent Public Company Accounting Oversight Board reports related generally to the independent registered public accounting firm and specifically to audits performed by members of our engagement team,

✓	Depth of financial, accounting and industry experience, technical expertise and resources of the independent registered public accounting firm in general and of the members of the audit engagement team specifically,

✓	The quality, candor and frequency of the independent registered public accounting firm’s communications,

✓	The appropriateness of fees charged by the independent registered public accounting firm, and

✓	The results of the most recent shareholder vote to ratify the appointment of the independent registered public accounting firm. Shareholders ratified the selection of Ernst & Young LLP to be our independent registered public accounting firm for 2022 by 97% at the 2022 Annual Meeting of Shareholders.

ROTATION OF AUDIT ENGAGEMENT TEAM MEMBERS

The Audit Committee ensures that the rotation of the lead audit partner and audit engagement team members of our independent registered public accounting firm is done in compliance with NYSE and SEC regulations. In addition, the Audit Committee participates in the selection and approval of the lead audit partner and may, from time to time, also engage in discussions surrounding individual audit engagement team member needs.

HIRING OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM EMPLOYEES

RESTRICTIONS ON HIRING OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM EMPLOYEES

MAA will not hire an individual who is concurrently an employee of its independent registered public accounting firm, nor will MAA hire an individual in an accounting role or financial reporting oversight role if they remain in a position to influence MAA’s independent registered public accounting firm’s operations or policies.

REQUIRED APPROVAL FOR HIRING PREVIOUS MEMBERS OF AUDIT ENGAGEMENT TEAM

MAA’s Principal Accounting Officer or Chief Financial Officer must approve the hiring of any candidate who served on the independent registered public accounting firm’s audit engagement team for MAA.

COOLING OFF PERIOD BEFORE HIRING PREVIOUS MEMBERS OF AUDIT ENGAGEMENT TEAM

MAA will not hire a former member of the independent registered public accounting firm’s audit engagement team for MAA in an accounting or financial reporting oversight role before a required “cooling-off” period has elapsed.

REPORTING OF HIRING PREVIOUS MEMBERS OF AUDIT ENGAGEMENT TEAM TO AUDIT COMMITTEE

Management discloses all hires of former members of the independent registered public accounting firm’s audit engagement team for accounting or financial reporting oversight roles to the Audit Committee at least quarterly.

OTHER PRACTICES

AUDIT COMMITTEE COMPRISED SOLELY OF INDEPENDENT MEMBERS OF THE BOARD

The Audit Committee is comprised solely of independent members of the Board.

SEC FINANCIAL EXPERT

Alan B. Graf, Jr. and Edith Kelly-Green serve on the Audit Committee and have been determined by the Audit Committee and the Board to meet the definition of an audit committee financial expert under the applicable SEC rules. Both Mr. Graf and Ms. Kelly-Green are independent under NYSE and SEC independence standards applicable to Audit Committee members.

ANONYMOUS WHISTLEBLOWER PLATFORM

The Audit Committee has established a formal Whistleblower Policy with related procedures which allows for the anonymous submission and addressing of concerns related to accounting, internal accounting controls and auditing matters. The policy and procedures are reviewed annually by the Audit Committee and are publicly provided with other corporate governance materials on MAA’s investor relations website at http://ir.maac.com/Corporate-Governance.

2023 PROXY STATEMENT	79

PROPOSAL 4: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE REPORT

The Audit Committee has the responsibilities and powers set forth in its charter which include the responsibility to assist our Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the independent auditor and our internal audit function, and our endeavors to address cybersecurity and environmental, social and governance risks. The Audit Committee is also required to prepare this report to be included in our annual Proxy Statement pursuant to the proxy rules of the SEC.

Management is responsible for the identification, assessment and management of cybersecurity, environmental, social and governance risks, the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out an audit of our annual financial statements, an audit of our internal controls over financial reporting, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, as well as other procedures.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2022 with management. In addition, the Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and other matters required by the charter of this committee.

The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, and has discussed with Ernst & Young LLP their independence from MAA and its management.

The Audit Committee has received both management’s and the independent registered public accounting firm’s reports on internal control over financial reporting and has discussed those reports.

The Audit Committee has discussed with management and representatives of the independent registered public accounting firm such other matters and received such assurances from them as they deemed appropriate.

As a result of their review and discussions, the Audit Committee has recommended to the Board of Directors the inclusion of our audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

AUDIT COMMITTEE:
Alan B. Graf, Jr., CHAIRMAN
Edith Kelly-Green
W. Reid Sanders
Gary S. Shorb

2023 PROXY STATEMENT	80

PROPOSAL 5: 2023 OMNIBUS

PROPOSAL 5: **APPROVE 2023 OMNIBUS** ☑ **FOR**

<u>MATTER TO BE VOTED</u>

Shareholders are being asked to approve the 2023 OMNIBUS, which allows for the issuance of a maximum of 1,000,000 shares in the form of stock options and awards based on the Common Stock of MAA, par value $0.01 per share.

Absent adoption of the 2023 OMNIBUS, we may not have sufficient shares under the Mid-America Apartment Communities, Inc. Second Amended and Restated 2013 Stock Incentive Plan, which is scheduled to expire later this year, to meet our anticipated equity compensation needs beyond 2023. We believe approving the plan is necessary in order to allow MAA to continue to utilize equity awards to attract and retain key individuals essential to our long-term growth and financial success and to further align management interests with those of our shareholders.

<u>VOTE REQUIRED</u>

This proposal will be approved if the votes cast "FOR" the proposal exceed the votes cast "AGAINST" the proposal.

IMPACT OF ABSTENTIONS:
Abstentions will have the legal effect of votes cast against the proposal.

IMPACT OF BROKER NON-VOTES:
Broker non-votes will have no legal effect on whether this proposal is approved.

BOARD RECOMMENDATION

The Board recommends you vote "FOR" approval of the 2023 OMNIBUS

OVERVIEW

The 2023 OMNIBUS provides that the maximum aggregate number of shares of MAA common stock that may be issued pursuant to awards granted under the plan is 1,000,000 shares.

On September 27, 2022, our Board, upon recommendation from the Compensation Committee, adopted the 2023 OMNIBUS, subject to shareholder approval, to:

1.	Provide for a maximum aggregate number of shares of MAA common stock available to be issued pursuant to awards granted under the plan to 1,000,000 shares;

2.	Provide for an annual limit on independent Director compensation such that (i) the aggregate grant date fair value of all equity awards granted to an independent Director during any single calendar year may not exceed $500,000 and (ii) the aggregate cash compensation paid to an independent Director during any single calendar year may not exceed $300,000; and

3.	Require a minimum vesting period of at least one year for all equity awards.

The Board recommends that our shareholders approve the 2023 OMNIBUS. Absent approval of the 2023 OMNIBUS, we may not have sufficient shares under the Mid-America Apartment Communities, Inc. Second Amended and Restated 2013 Stock Incentive Plan to meet anticipated equity compensation needs after 2023. In addition, the Second Amended and Restated 2013 Stock Incentive Plan is scheduled to expire later this year. We believe it is important for MAA to continue to utilize equity awards (generally, restricted stock awards and performance share awards) to attract and retain the services of key individuals essential to MAA’s long-term growth and financial success and to further align management’s interests with those of MAA’s shareholders. Equity-based compensation is a critical component of our compensation program and MAA relies on such awards to incent and reward key employees and non-employee Directors. We believe that equity incentives are necessary for us to remain competitive in regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of MAA depends.

2023 PROXY STATEMENT	81

PROPOSAL 5: 2023 OMNIBUS

The following factors were taken into account by the Compensation Committee and the Board in adopting the 2023 OMNIBUS:

●	MAA’s historical burn rate;

●	The expected number of shares remaining available under the Mid-America Apartment Communities, Inc. Second Amended and Restated 2013 Stock Incentive Plan for awards after 2023 (approximately 350,000 shares or 0.3% of outstanding shares of common stock as of January 31, 2023);

●	The number of shares issuable upon the exercise of outstanding stock options (463 shares of common stock as of January 31, 2023);

●	Dilution resulting from the proposed increase in authorized shares;

●	The shareholder value transfer resulting from the proposed increase; and

●	The conformance of the 2023 OMNIBUS to good governance practices:

–	Fixed term of 10 years from the date of shareholder approval;

–	No annual “evergreen” provision (the plan limits the number of shares to 1,000,000 and does not provide annual or automatic increases to the number of shares authorized to be issued);

–	Requires a minimum vesting period of one year for all equity awards;

–	Prohibits the ability to pay dividends or dividend equivalents on performance-based awards until the performance-based conditions have been met;

–	Prohibits dividends or dividend equivalents on stock options and stock appreciation rights;

–	Prohibits repricing of awards without shareholder approval;

–	Restricts transfers of restricted stock awards, restricted stock units, unrestricted stock awards; and performance share awards during a participant’s lifetime;

–	Prohibits recycling of shares that are tendered or held back upon exercise of a stock option or settlement of an award to cover the exercise price or tax withholding;

–	Is administered by our Compensation Committee, which is solely comprised of independent, non-employee Directors; and

–	Requires shareholder approval for any material amendment (other than an amendment that curtails the scope of the plan).

As of January 31, 2023, there were stock options to acquire 463 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $81.41 and a weighted average remaining term of 3 years. In addition, as of January 31, 2023, there were potentially approximately 450,000 performance awards outstanding under our equity compensation plans granted under the Mid-America Apartment Communities, Inc. Second Amended and Restated 2013 Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION AND BURN RATE

OUTSTANDING AWARDS AND AVAILABLE SHARES

The following table provides information regarding the shares of MAA common stock that may be issued under the Mid-America Apartment Communities, Inc. Second Amended and Restated 2013 Stock Incentive Plan as of December 31, 2022. The number of securities reported in column (c) as available for future issuance does not include the 1,000,000 additional shares that our shareholders are being asked to approve at the Annual Meeting, and does not subtract the approximate 450,463 shares, which, to the extent earned, will be issued under the Mid-America Apartment Communities, Inc. Second Amended and Restated 2013 Stock Incentive Plan.

	(a)	(b)	(c)
Number of Securities Remaining
	Number of Securities to be		Available for Future Issuance
	Issued Upon Exercise of	Weighted-Average Exercise	Under Equity Compensation
	Outstanding Options,	Price of Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Equity compensation plans approved by security holders (1)	463	$ 81.41	830,334
Equity compensation plans not approved by security holders	-	-	-
Total	463	$ 81.41	830,334

(1)	For information concerning our equity compensation plans, see the discussion in Note 5 Stock based Compensation to MAA’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

BURN RATE

At December 31, 2022, our three-year average annual “burn rate,” or the average of the number of shares granted in each fiscal year divided by weighted average shares outstanding over the same period is 0.13%.

2023 PROXY STATEMENT	82

PROPOSAL 5: 2023 OMNIBUS

SUMMARY OF THE 2023 OMNIBUS

The following description of certain features of the 2023 OMNIBUS is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2023 OMNIBUS that is attached hereto as Appendix A.

PLAN ADMINISTRATION

The 2023 OMINBUS will be administered by the Compensation Committee of the Board. The Compensation Committee has full power to select award recipients, to make any combination of awards to participants, to determine and change the terms and conditions, including restrictions, of each award, extend the exercise period for stock options, subject to certain limitations, and interpret, adopt or repeal rules and regulations of the 2023 OMNIBUS as it deems advisable. The Compensation Committee may delegate to the CEO the authority to grant certain awards, subject to certain limitations.

ELIGIBILITY AND LIMITATIONS ON GRANTS

Persons eligible to receive awards under the 2023 OMNIBUS will be full-time and part-time officers and other employees, non-employee Directors and other key persons of MAA and its subsidiaries. The Administrator will select award recipients from time to time and in its sole discretion. As of February 28, 2023, the Compensation Committee had identified 74 individuals who would have been eligible to participate in the 2023 OMNIBUS had it been effective on such date, which included the CEO and other NEOs as listed in this Proxy Statement, the other six members of the executive leadership team, 53 employees who are not on the executive leadership team, and 11 non-employee Directors.

DIRECTOR COMPENSATION LIMIT

The aggregate grant date fair value of all awards that may be granted to any independent Director during any single calendar year shall not exceed $500,000 and the value of all other cash compensation paid to any independent Director in any single calendar year shall not exceed $300,000.

STOCK OPTIONS

The 2023 OMNIBUS permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee Directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of MAA common stock on the date of grant. Such fair market value will be deemed to be the last reported sale price of the shares of MAA common stock on the NYSE on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in MAA’s capital structure. Option repricing may not be effected through cancellation and re-grants or cancellation in exchange for cash.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the MAA Compensation Committee in circumstances involving a sale event (as defined in the 2023 OMNIBUS), or the death, disability or termination of employment of a plan participant.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee, by delivery (or attestation to the ownership) of shares of MAA common stock that are not then subject to restrictions under any MAA plan, or, with respect to stock options that are not incentive stock options, by a “net exercise” arrangement pursuant to which MAA will reduce the number of shares of stock issuable upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price. Subject to applicable law, the exercise price may also be delivered to MAA by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

The maximum award of stock options granted to any one individual in any calendar year will not exceed 100,000 shares of MAA common stock (subject to adjustment for stock splits and similar events).

STOCK APPRECIATION RIGHTS

A Stock Appreciation Right is the right to receive cash or shares of MAA common stock, with a value equal to the difference between the fair market value of a share of common stock on the date of grant of an award and the fair market value of a share of common stock on the date that a holder exercises the stock appreciation right.

RESTRICTED STOCK

The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with MAA or its subsidiaries through a specified restricted period.

2023 PROXY STATEMENT	83

PROPOSAL 5: 2023 OMNIBUS

RESTRICTED STOCK UNITS

The Compensation Committee may award phantom stock units as restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with MAA or its subsidiaries through a specified vesting period. In the Compensation Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the MAA Compensation Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units. During the deferral period, the participant may be credited with dividend equivalent rights with respect to the restricted stock units (but dividend equivalents payable with respect to restricted stock units with vesting tied to the attainment of performance criteria must be retained or repaid by the participant to MAA until the performance conditions are met).

UNRESTRICTED STOCK AWARDS

The Compensation Committee may also grant shares of common stock that are free from any restrictions under the 2023 OMNIBUS. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

PERFORMANCE SHARE AWARDS

The Compensation Committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the Compensation Committee shall determine.

CASH-BASED AWARDS

A cash-based award is an award in the form of a cash-denominated payment, subject to such conditions as the Compensation Committee may determine. Payment, if any, with respect to a cash-based award may be made in cash or in shares of MAA common stock, in the discretion of the Compensation Committee.

DIVIDEND EQUIVALENT RIGHTS

The MAA Compensation Committee may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

OTHER STOCK-BASED AWARDS

The MAA Compensation Committee may grant awards of capital stock other than common stock and other awards that are valued in whole or in part by reference to or are otherwise based on, common stock, including, for example, convertible preferred stock, convertible debentures, exchangeable securities, awards valued by reference to book value or subsidiary performance. These awards may be subject to such conditions and restrictions as the MAA Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her awards.

MINIMUM VESTING PERIOD

Except for substitute awards, in connection with the death or disability of a participant, or in the event of a sale event as defined in the 2023 OMNIBUS, no award will have a vesting period of less than one year from the date of grant (inclusive of any performance periods related thereto); provided, that the Compensation Committee has the discretion to waive this requirement with respect to an award, so long as the total number of shares that are issued pursuant to awards having an originally stated vesting period of less than one year from the date of grant shall not exceed 5% of the share reserve.

CHANGE IN CONTROL PROVISIONS

The 2023 OMNIBUS provides that upon the contemplation of and subject to the consummation of a sale event as defined in the 2023 OMNIBUS, the Compensation Committee may take any one or more of the following actions with respect to outstanding awards: (i) provide that such awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all awards will terminate immediately prior to the consummation of the sale event (in which event, all vested awards, other than options and stock appreciation rights, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Compensation Committee and all stock options and stock appreciation rights shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the price payable for a share of common stock in the transaction times the number of shares subject to such outstanding options (to the extent then exercisable at prices not in excess of the per share transaction price) and (B) the aggregate exercise price of all such outstanding stock options; provided, however, that each participant may be permitted, within a specified period determined by the Compensation Committee prior to the consummation of the sale event, to exercise all outstanding stock options and stock appreciation rights, including those that are not then exercisable, subject to the consummation of the sale event.

2023 PROXY STATEMENT	84

PROPOSAL 5: 2023 OMNIBUS

TRANSFERABILITY

Generally, participants may not sell, give away, or otherwise transfer any awards granted under the 2023 OMNIBUS, unless upon death a participant has left the awards to heirs in a will. However, in limited circumstances, the Compensation Committee may permit the transfer of non-qualified stock options to immediate family members, to a family trust, foundation or family partnership, or to a former spouse in connection with a divorce settlement. While a participant is alive, they are the only one who may exercise their stock options, unless properly transferred.

ADJUSTMENTS FOR STOCK DIVIDENDS, STOCK SPLITS, ETC.

If there is a change in the MAA’s capital structure, such as a stock dividend, stock split, recapitalization or similar event, the Compensation Committee will appropriately adjust the number and kind (and the exercise or purchase price, if applicable) of shares of MAA common stock remaining available for issuance under the 2023 OMNIBUS or subject to outstanding awards. In addition, any share limitations with respect to the 2023 OMNIBUS will be adjusted appropriately.

TAX WITHHOLDING

Participants in the 2023 OMNIBUS are responsible for the payment of any federal, state or local taxes that MAA is required by law to withhold from the value of any award. MAA may deduct any such taxes from any payment otherwise due to a participant.

AMENDMENTS AND TERMINATION

The Board may at any time amend or discontinue the 2023 OMNIBUS and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2023 OMNIBUS, including any amendments that increase the number of shares reserved for issuance, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2023 OMNIBUS, or materially change the method of determining the fair market value of common stock, will be subject to approval by MAA’s shareholders. Amendments shall also be subject to approval by MAA’s shareholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

EFFECTIVE DATE AND TERM

The 2023 OMNIBUS was approved by our Board on September 27, 2022 and is being proposed for approval by shareholders on May 16, 2023. Assuming the 2023 OMNIBUS is approved by shareholders at the Annual Meeting, the Board may terminate then 2023 OMNIBUS at any time.

NEW PLAN BENEFITS

Because the grant of awards under the 2023 OMNIBUS is within the discretion of the Compensation Committee, MAA cannot determine the dollar value or number of shares of MAA common stock that will in the future be received by or allocated to any participant in the 2023 OMNIBUS. Accordingly, in lieu of providing information regarding benefits that will be received under the 2023 OMNIBUS, the following table provides information concerning the benefits that were awarded or paid under the Mid-America Apartment Communities, Inc. Amended and Restated 2013 Stock Incentive Plan during 2022.

	Dollar Value	Number of Shares
Name and Position	($)(1)	(#)(2)
H. Eric Bolton, CEO	$ 6,480,547	41,280
Albert M. Campbell, III, EVP, CFO	$ 2,758,314	17,570
Thomas L. Grimes, Jr., Former EVP, COO	$ 2,826,919	18,007
Robert J. DelPriore, EVP, CAO and General Counsel	$ 2,693,948	17,160
A.Brad Hill, EVP, CIO	$ 1,040,373	6,627
All NEOs, as a group	$ 15,800,102	25,740
All Directors who are not NEOs, as a group	$ 2,009,786	12,802
All employees who are not NEOs, as a group	$ 8,500,852	129,053

(1)	Calculations are based on the closing stock price of MAA common stock of $156.99 on December 30, 2022, the last market day of the year.

(2)	For non-employee Directors, the number of shares reflects the number of restricted stock units granted following our 2022 Annual Meeting of Shareholders.

TAX ASPECTS UNDER THE CODE

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2023 OMNIBUS. It does not describe all federal tax consequences under the 2023 OMNIBUS, nor does it describe state or local tax consequences.

2023 PROXY STATEMENT	85

PROPOSAL 5: 2023 OMNIBUS

INCENTIVE OPTIONS

No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then, generally, for U.S. federal income tax purposes, (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) MAA will not be entitled to any deduction. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), then, generally, for U.S. federal income tax purposes, (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (b) MAA will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock. If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

NON-QUALIFIED OPTIONS

No income is realized by the optionee at the time the option is granted. Generally, (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and MAA receives a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

RESTRICTED STOCK

A grantee of restricted stock generally will not be subject to income taxation at grant. Instead, upon lapse of the restrictions, the grantee will recognize ordinary income equal to the fair market value of the shares on the date of lapse. The grantee’s tax basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and the grantee’s holding period in such shares begins on the day after the restrictions lapse.

RESTRICTED STOCK UNITS

A grantee of restricted stock units (whether time-vested or subject to achievement of performance goals) will generally not be subject to income taxation at grant. Instead, the grantee will be subject to income tax at ordinary rates on the fair market value of the shares (or the amount of cash) received on the date of delivery. The recipient will be subject to FICA (Social Security and Medicare) tax at the time any portion of such award is deemed vested for tax purposes. The fair market value of the shares (if any) received on the delivery date will be the grantee’s tax basis for purposes of determining any subsequent gain or loss from the sale of the shares, and the recipient’s holding period with respect to such shares will begin at the delivery date. Gain or loss resulting from any sale of shares delivered to a grantee will be treated as long- or short-term capital gain or loss depending on the holding period. If any dividend equivalent amounts are paid to the grantee, they will be includible in the grantee’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

PARACHUTE PAYMENTS	SECTION 409A

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to MAA, in whole or in part, and may subject the recipient to a non-deductible 20% U.S. federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

LIMITATION ON DEDUCTIONS

As a result of Section 162(m) of the Code, MAA’s deduction for awards under the 2023 OMNIBUS will be limited to the extent that certain employees receive compensation in excess of $1 million per year.

Some awards under the 2023 OMNIBUS may be considered to be deferred compensation subject to special U.S. federal income tax rules (Section 409A of the Code). Failure to satisfy the applicable requirements under these provisions for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties. The 2023 OMNIBUS and awards under the 2023 OMNIBUS are intended to be designed and administered so that any awards under the 2023 OMNIBUS that are considered to be deferred compensation will not give rise to any negative tax consequences to the recipient under these provisions.

2023 PROXY STATEMENT	86

SECURITIES OWNERSHIP

SECURITIES OWNERSHIP

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding shares of MAA common stock which could be issued with respect to compensation plans as of December 31, 2022.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)(1)	(b)(1)	(c)(2)
Equity compensation plans approved by security holders	463	$ 81.41	830,334

Equity compensation plans not approved by security holders	None	None	None

Total	463	$ 81.41	830,334

(1)	The outstanding options were issued in exchange for options outstanding with Post Properties, Inc. at the time of our merger.

(2)	Represents shares available to be issued under our Second and Amended MAA 2013 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The number of shares owned and percentage ownership in the following table is based on 116,598,849 shares of common stock outstanding on March 10, 2023. The following table sets forth information, regarding each person known to us to be the beneficial owner of more than five percent of our common stock. The information in the following table is based solely on Schedule 13G filings with the SEC by the respective identified beneficial owners.

	Amount and		Notes on Amounts from Schedule 13G Disclosures
	Nature of		Power to Vote or		Power to Dispose or
Name and Address	Beneficial	Percent	Direct the Vote		Direct the Disposition
of Beneficial Owner	Ownership	of Class	Sole	Shared	Sole	Shared
The Vanguard Group	19,175,009	16.4%	-	262,839	18,598,516	576,493
100 Vanguard Blvd.
Malvern, PA 19355
Data as of 12/31/2022 per 13G/A

BlackRock, Inc.	11,250,066	9.6%	10,426,866	-	11,250,066	-
55 East 52nd Street
New York, NY 10055
Data as of 12/31/2022 per 13G/A

Cohen & Steers, Inc.	9,929,972	8.5%	6,966,195	-	9,929,972	-
280 Park Avenue, 10th Floor
New York, NY 10017

Included in the above:
Cohen & Steers Capital	9,863,334	8.5%	6,942,579	-	9,863,334	-
Management, Inc.
Data as of 12/31/2022 per 13G

State Street Corporation	7,632,523	6.5%	-	5,710,085	-	7,624,754
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Data as of 12/31/2022 per 13G/A

2023 PROXY STATEMENT	87

SECURITIES OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT

The number of shares owned and percentage ownership in the following table is based on 116,598,849 shares of common stock outstanding on March 10, 2023. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 10, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth the beneficial ownership of our common stock as of March 10, 2023 by (i) each Director, (ii) each Director Nominee, (iii) each NEO in the Summary Compensation Table, and (iv) all Directors, Director Nominees and executive officers as a group. Unless otherwise indicated, voting power and investment power are exercisable solely by the named person. The address of each officer, Director and/or Director Nominee listed below is 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned	Percent of Class	Notes
H. Eric Bolton, Jr. (1)(2)	405,659	*	Includes 110,000 shares that Mr. Bolton has the current right to acquire upon redemption of limited partnership units and 9,036 shares attributed to Mr. Bolton in our Employee Stock Ownership Plan.
Albert M. Campbell, III	70,309	*	Includes 3,305 shares attributed to Mr. Campbell in our Employee Stock Ownership Plan; 100 shares held by Mr. Campbell through an individual retirement account; and 11,523 shares owned in a joint account with his wife for which Mr. Campbell has shared voting and investment power.
Deborah H. Caplan (1)(2)	-	*
John P. Case (1)	200	*
Robert J. DelPriore	48,744	*
Tamara Fischer (1)	-	*
Alan B. Graf, Jr. (1)(2)	43,495	*	Includes 33,396 shares held in a deferred compensation account.
Thomas L. Grimes, Jr.	46,390	*	Includes 4,171 shares attributed to Mr. Grimes in our Employee Stock Ownership Plan; 1,592 shares owned by Mr. Grimes’ spouse in our Employee Stock Ownership Plan; and 2 shares owned by his children for which Mr. Grimes has shared voting and investment power.
A. Bradley Hill	28,718	*	Includes 1,030 shares Mr. Hill holds indirectly and for which he has shared voting and investment power as a trustee.
Toni Jennings (1)(2)	10,161	*
Edith Kelly-Green (1)(2)	2,710	*	Includes 2,688 shares held in a deferred compensation account.
James K. Lowder (1)(2)	244,310	*	Includes 233,716 shares that Mr. Lowder has the current right to acquire upon redemption of limited partnership units, as to 4,990 of which Mr. Lowder would have shared voting and investment power (4,990 owned by JKL Investments, LLC); 60,105 of the limited partnership units owned by Mr. Lowder are pledged as collateral on various loans. See Policy Regarding the Ability of Employees or Directors to engage in Hedging Transactions or Pledging of Securities on page 20.
Thomas H. Lowder (1)(2)	290,650	*	Includes 248,654 shares that Mr. Lowder has the current right to acquire upon redemption of limited partnership units, 19,928 of which Mr. Lowder would have shared voting and investment power (19,928 owned by THL Investments, LLC); 5,254 shares held in a deferred compensation account; 25,791 shares held by Mr. Lowder through an individual retirement account; and 357 shares indirectly owned for which Mr. Lowder has shared voting and investment power (357 shares owned by THL Investments, LLC).
Claude B. Nielsen (1)(2)	29,035	*	Includes 2,111 shares that Mr. Nielsen has the current right to acquire upon redemption of limited partnership units; and 14,807 shares held in a deferred compensation account.
Philip W. Norwood (2)	37,995	*	Includes 22,818 shares held in a deferred compensation account.
W. Reid Sanders (1)(2)	153,022	*	Includes 107,000 shares that Mr. Sanders has the current right to acquire upon redemption of limited partnership units; 11,089 shares held in a deferred compensation account; 6,000 shares held by Mr. Sanders through an individual retirement account; and 8,400 shares Mr. Sanders holds indirectly and for which he has shared voting and investment power, of which 4,100 shares Mr. Sanders has authority to vote as trustee or through a power-of-attorney and 1,300 shares owned by Mr. Sanders’ spouse.
Gary S. Shorb (1)(2)	28,199	*	Includes 23,402 shares held in a deferred compensation account.
David P. Stockert (1)(2)	113,019	*	Includes 11,627 shares held in a deferred compensation account; and 44,706 shares owned by Mr. Stockert’s spouse.
All Directors, Director Nominees and executive officers as a group (18 persons)	1,552,616	1.33%	Includes 701,481 shares that may be acquired upon redemption of limited partnership units; 125,081 shares held in deferred compensation accounts; and 18,104 shares held in our Employee Stock Ownership Plan.
(1) Director Nominees	(2) Directors	* Less than 1%

2023 PROXY STATEMENT	88

GENERAL INFORMATION

GENERAL INFORMATION

MEETING INFORMATION

MEETING INFORMATION

DATE	Tuesday, May 16, 2023
TIME	12:30 p.m. CDT
PLACE	www.virtualshareholdermeeting.com/MAA2023 Shareholders may participate in the Annual Meeting by using any internet accessible device to log into the above URL with their 16-digit control number.

HOW SHAREHOLDERS CAN ATTEND THE ANNUAL MEETING

Starting at 12:15 p.m. CDT on May 16, 2023, shareholders can use any device that allows them to access the internet to go to www.virtualshareholdermeeting.com/MAA2023. To participate in the Annual Meeting, shareholders will need to enter the 16-digit control number included on their proxy card, Notice of Internet Availability or Voter Instruction Form. If a shareholder cannot locate their 16-digit control number they may attend the Annual Meeting as a guest; however, shareholders must log in as a shareholder in order to ask a question or vote during the Annual Meeting.

HOW GUESTS CAN ATTEND THE ANNUAL MEETING

Starting at 12:15 p.m. CDT on May 16, 2023, guests can use any device that allows them to access the internet to go to www.virtualshareholdermeeting.com/MAA2023 and log in to the Annual Meeting as a guest. Participants joining the Annual Meeting as a guest will not be able to ask a question or vote during the Annual Meeting.

TECHNICAL DIFFICULTIES

The virtual meeting platform is supported across most internet browsers and devices (desktops, laptops, tablets and smart phones) that are running updated versions of applicable software and plugins. Shareholders should ensure they have a strong internet connection wherever they intend to participate in the Annual Meeting. If you encounter any difficulties accessing the virtual meeting after 12:15 p.m. CDT on May 16, 2023, please call the technical support number that will be posted on the virtual meeting log in page.

HOW SHAREHOLDERS CAN ASK A QUESTION DURING THE ANNUAL MEETING

Shareholders may ask a question during the Annual Meeting by typing a question in the “Ask a Question” field after joining the Annual Meeting as a shareholder.

Only shareholders will be permitted to ask questions during the Annual Meeting. All questions should be relevant to the proposals being considered at the Annual Meeting. Due to time limitations or the nature of any individual question (whether not related to the business to be conducted at the Annual Meeting or otherwise inappropriate or repetitive), not all questions may be answered. Questions will be answered solely at the discretion of MAA and MAA’s determination as to the relevancy or appropriateness of a question will be binding.

REQUIRED QUORUM TO HOLD THE ANNUAL MEETING

A quorum of shareholders is required to hold a valid meeting and will be present if at least a majority of the shareholders eligible to participate and vote are represented at the Annual Meeting. On March 10, 2023, the record date for the Annual Meeting, there were 116,598,849 shares of common stock outstanding and entitled to vote. Thus, 58,299,425 shares of common stock must be represented by shareholders present either in person virtually or by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy to vote in advance or vote in person virtually at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the meeting or a majority of the votes present virtually at the Annual Meeting may adjourn the meeting to another date.

VOTING INFORMATION

HOW TO VOTE

You may vote by proxy in advance of or during the Annual Meeting by following the below instructions, but we encourage you to vote in advance even if you plan to attend the Annual Meeting.

2023 PROXY STATEMENT	89

GENERAL INFORMATION

VOTE IN ADVANCE OF THE ANNUAL MEETING

To vote in advance of the Annual Meeting, you must vote by 11:59 p.m. EDT on May 15, 2023, for shares held directly and 11:59 p.m. EDT on May 11, 2023, for shares held in a company plan.

ONLINE	www.ProxyVote.com	You will need the 16-digit control number from your Notice of Internet Availability, proxy card or Voter Instruction Form
QR CODE	Scan the QR Code on your Notice of Internet Availability or proxy card
BY PHONE	800-690-6903	You will need the 16-digit control number from your Notice of Internet Availability, proxy card or Voter Instruction Form
BY MAIL	Complete, sign, date and return your proxy card or Voter Instruction Form in the postage-paid envelope provided

Beneficial owners should refer to the instructions received from the organization holding their account if they are unable to vote through any of the means provided above.

VOTE DURING THE ANNUAL MEETING

You may vote live during the Annual Meeting via the online meeting platform. Beneficial owners who do not have a 16-digit control number should check with the organization that holds their shares for special instructions.

ONLINE	www.virtualshareholdermeeting.com/MAA2023	You will need to log into the Annual Meeting as a shareholder by using your 16-digit control number to be able to vote during the Annual Meeting

CHANGING YOUR VOTE

If you vote or elect to grant a proxy in advance of the Annual Meeting, you can revoke your proxy and/or change your vote at any time before the final vote at the Annual Meeting. Follow the voting instructions to change your vote.

SHAREHOLDERS ENTITLED TO VOTE

Only shareholders of record at the close of business on the record date, March 10, 2023, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on the record date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. The only class of stock that can be voted at the Annual Meeting is our common stock. Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. As of the close of business on March 10, 2023, we had 116,598,849 shares of common stock outstanding.

BENEFICIAL OWNERS

If on March 10, 2023 your shares were held in an account at a brokerage firm, bank, dealer or similar organization, you are the beneficial owner and proxy materials are provided to you by that organization. The organization holding your account is the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you can direct your broker or other agent on how to vote the shares in your account. You should refer to the materials received from that organization to direct the vote of your shares and for other questions.

MAA ESOP

If you had shares in an account under our Employee Stock Ownership Plan on March 10, 2023, you have the right to vote the shares in your account.

SOLICITATION OF PROXIES

MAA is soliciting proxies, and your vote is very important. For this reason, our Board requests that you allow your shares to be represented at the Annual Meeting by the proxies named on your proxy card or Voter Instruction Form. If you elect to do so, you can revoke your proxy at any time before the final vote at the Annual meeting. Follow the voting instructions to change your vote.

We will bear the entire cost of soliciting proxies. In addition to soliciting proxies through the Notice of Internet Availability, our Directors or employees may also solicit proxies in person, by phone or by other means. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also, upon request, reimburse brokerage firms, banks and other agents for the cost of providing proxy materials to beneficial owners. If you receive more than one Notice of Internet Availability, proxy card or Voter Instruction Form you must follow the instructions on each to ensure that all of your shares are represented and voted.

2023 PROXY STATEMENT	90

GENERAL INFORMATION

CASTING OF VOTES

If you submit a valid proxy through one of the avenues listed on pages 89-90, your votes will be cast as you indicate. If you submit a properly executed proxy card without marking your voting selections, your shares will be voted per our Board recommendations FOR all Director Nominees and proposals contained within this Proxy Statement.

If any additional matters are properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board or, if no recommendation is given, in accordance with his or her best judgment. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For”, “Against” and “Abstain” votes.

In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as broker non-votes.

VOTES REQUIRED TO APPROVE PROPOSALS

For each proposal, other than Proposal 3, votes cast FOR the Director Nominee or proposal must exceed the votes cast AGAINST the Director Nominee or proposal for the Director Nominee to be elected or the proposal to be approved. For Proposal 3, shareholders may cast votes on their preferred frequency of the say-on-pay vote by choosing “1 year,” “2 years” or “3 years.”

For all proposals other than the vote to approve the 2023 OMNIBUS, neither abstentions nor broker non-votes will have any legal effect on whether the Director Nominee is elected or the proposal is approved. For the 2023 OMNIBUS proposal, broker non-votes will not have any legal effect on whether the proposal is approved, but abstentions will count as a NO vote.

If a Director Nominee is an incumbent Director and fails to receive more FOR votes than AGAINST votes, the Director is required to tender his or her resignation to the Nominating and Corporate Governance Committee of the Board for consideration, and the Nominating and Corporate Governance Committee will determine whether it is advisable to accept or reject the resignation and will submit a recommendation to the Board for consideration.

The vote to approve executive compensation is an advisory, non-binding vote, and the Compensation Committee will consider the results of the vote for any immediate action it deems necessary as well as in setting future executive compensation.

The vote to select the frequency of the advisory, non-binding, vote on executive compensation is also an advisory, non-binding vote, and the Compensation Committee will consider the results of the vote in scheduling future executive compensation votes.

Shareholder approval for the appointment of our independent registered public accounting firm is not required. The Board is submitting the selection of Ernst & Young LLP for ratification in order to obtain the views of our shareholders. The Audit Committee will consider a vote against the firm by the shareholders in selecting our independent registered public accounting firm in the future.

If the 2023 OMNIBUS is not approved, MAA will be limited in its ability to continue to offer equity incentive plans to attract, retain and reward associates, including our CEO, NEOs and Directors, which we believe could result in an unalignment of management and shareholder interests.

VOTING RESULTS

Preliminary voting results will be announced at the Annual Meeting. We will file the final results of the vote on a Current Report on Form 8-K with the SEC within four business days of the Annual Meeting. Once filed, you will be able to access the Current Report on Form 8-K on our website by visiting http://ir.maac.com/SEC-Filings. Information from our website is not incorporated by reference into this Proxy Statement.

MEETING MATERIALS INFORMATION

MEETING MATERIALS

The proxy materials for the Annual Meeting, including the Annual Meeting Notice, Proxy Statement and Annual Report, are available at http://materials.ProxyVote.com/59522J. Notice of Internet Availability of materials was distributed to shareholders on or about April 3, 2023.

ADOPTION OF NOTICE AND ACCESS

In alignment with our ESG initiatives, we adopted the Notice and Access delivery format allowed under the SEC rules. As a result, on or about April 3, 2023, unless directed otherwise by a shareholder, we mailed a Notice of Internet Availability to shareholders entitled to receive notice of the Annual Meeting, which contained instructions on how to access the proxy materials on the Internet. Shareholders who had affirmatively requested electronic delivery of our proxy materials received their Notice of Internet Availability via electronic delivery and shareholders who previously made an election to permanently receive printed copies were mailed a full printed set of materials.

2023 PROXY STATEMENT	91

GENERAL INFORMATION

If you received a Notice of Internet Availability by mail or electronic delivery, you will not automatically receive a printed copy of the proxy materials. We believe that using the Notice and Access method of proxy delivery helps us to reduce the printing and postage expenses associated with our annual meetings, provides shareholders with more time to review materials by making them available sooner and reduces our environmental impact by minimizing our paper and ink usage as well as the energy and fuel required to print and deliver bulk materials. We encourage all of our shareholders to not only review the materials online but also sign up for electronic delivery of future notices to further reduce our collective impact on the environment, if they have not already done so.

Shareholders who prefer to receive a printed copy of materials may request they be mailed to them at no charge by scanning the QR barcode on their Notice of Internet Availability or using any of the methods as outlined below.

REQUEST A PRINTED COPY OF THE PROXY MATERIALS

To request a printed copy of the proxy materials you will need the 16-digit control number from your Notice of Internet Availability. Some Beneficial Owners may not be issued a 16-digit control number. Those owners should follow the instructions provided on their Voter Instruction Form from their bank or broker.

ONLINE	www.ProxyVote.com
BY PHONE	800-579-1639
BY E-MAIL	sendmaterial@proxyvote.com	Send a blank e-mail with your 16-digit control number in the Subject Line

ELECTRONIC DELIVERY

We encourage our shareholders to sign up for electronic delivery of proxy materials. Shareholders of Record can sign up for electronic delivery of materials while casting their vote online or by accessing their shareholder account with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. Beneficial owners should check with their broker or bank for availability of electronic delivery.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, including the financial statements, financial statement schedules and all exhibits may be obtained from our website by visiting http://ir.maac.com/SEC-Filings. Information from our website is not incorporated by reference into this Proxy Statement. You can also obtain a copy, free of charge, by writing our Investor Relations Department at MAA, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138 or by calling (866) 576-9689.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering one copy of proxy materials to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders, and we undertake to deliver promptly upon written or oral request a separate copy of proxy materials to shareholders sharing an address to which a single copy of proxy materials was delivered. Such requests can be submitted in writing to MAA, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, Attention:  Assistant Corporate Secretary or by phone at (901) 259-7721. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to householding. If at any time you no longer wish to participate in householding and would prefer to receive separate proxy materials, or if you are receiving multiple copies of proxy materials and wish to receive only one, please do one of the following: (i) mark the appropriate box on your proxy card if you hold registered shares or notify your broker if your shares are held in a brokerage account; or (ii) notify us in writing at MAA, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, Attention:  Assistant Corporate Secretary or by phone at (901) 259-7721. We can only household registered shares. If you own registered shares as well as hold shares in one or more brokerage accounts, you will continue to receive multiple copies of proxy materials.

MATTERS RELATED TO THE 2024 ANNUAL MEETING OF SHAREHOLDERS

SHAREHOLDER PROPOSAL REQUIREMENTS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

Shareholders who wish to submit proposals for inclusion in our proxy materials to be furnished to shareholders in connection with our 2024 Annual Meeting of Shareholders (other than proxy access Director nominations) must comply with our bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. To be considered timely for inclusion in our proxy materials furnished by us to shareholders, such proposals must be sent to the Nominating and Corporate Governance Committee, Attention: Corporate Secretary, MAA, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138 and be received no later than the close of business on December 5, 2023.

2023 PROXY STATEMENT	92

GENERAL INFORMATION

Shareholders may also directly submit proposals at our 2024 Annual Meeting of Shareholders, including proposals to nominate their own persons for election as directors by our shareholders. Our bylaws provide requirements for ownership and certain procedures that a shareholder must follow to make their own nominations of persons for election as Directors, or to submit other business, at an annual meeting of shareholders that is not included in our proxy materials. Pursuant to our bylaws, shareholders wishing to submit proposals or Director nominations that are not to be included in our proxy materials must give timely notice thereof in writing to our Corporate Secretary that contains all of the information required by our bylaws and prepare their own proxy materials for our shareholders. To be timely for the 2024 Annual Meeting of Shareholders, you must submit such proposals or nominations to our Corporate Secretary, in writing, no later than the close of business on February 16, 2024 and no earlier than the close of business on January 17, 2024.

We also advise you to review our bylaws, which contain additional requirements about advance notice of shareholder proposals and Director nominations, including different notice submission date requirements in the event we do not hold our 2024 Annual Meeting of Shareholders between April 16, 2024 and July 15, 2024. The Chairman of the 2024 Annual Meeting of Shareholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2024 Annual Meeting of Shareholders will confer discretionary voting authority with respect to any matter presented by a shareholder at that meeting for which we have not been provided with timely notice. Shareholder proposals must be sent to Attention: Corporate Secretary, MAA, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138.

PROXY ACCESS NOTICE REQUIREMENTS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

Our bylaws require eligible shareholders to give advance notice of any proxy access Director nomination. The required notice, which must include the information and documents set forth in our bylaws, must be given no less than 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of shareholders. Accordingly, to be timely for the 2024 Annual Meeting of Shareholders, our Corporate Secretary must receive the required notice no later than December 5, 2023. Notice must be sent to Attention: Corporate Secretary, MAA, 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138.

We advise you to review our bylaws, which contain additional requirements regarding advance notice of proxy access Director nominations, including different notice submission date requirements in the event we do not hold our 2024 Annual Meeting of Shareholders between April 16, 2024 and July 15, 2024. A copy of our bylaws can be found on the SEC website (https://www.sec.gov) as Exhibit 3.2(i) to the Form 8-K which was filed on March 14, 2018.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2024.

QUESTIONS

If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact our Legal Department at 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, or email investor.relations@maac.com or call (901) 682-6600.

2023 PROXY STATEMENT	93

NON-GAAP FINANCIAL MEASURES

NON-GAAP FINANCIAL MEASURES

CORE FFO	Core FFO represents FFO as adjusted for items that are not considered part of MAA’s core business operations such as adjustments related to the fair value of the embedded derivative in the MAA Series I preferred shares, gain or loss on sale of non-depreciable assets, adjustments for gains or losses from unconsolidated limited partnerships, net casualty gain or loss, gain or loss on debt extinguishment, legal costs and settlements, net, COVID-19 related costs and mark-to-market debt adjustments. While MAA’s definition of Core FFO may be similar to others in the industry, MAA’s methodology for calculating Core FFO may differ from that utilized by other REITs and, accordingly, may not be comparable to such other REITs. Core FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that Core FFO is helpful in understanding its core operating performance between periods in that it removes certain items that by their nature are not comparable over periods and therefore tend to obscure actual operating performance.
FAD	FAD, as calculated under the 2022 LTIP, is composed of Core FFO less total capital expenditures, excluding development spending and property acquisitions. FAD should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. As an owner and operator of real estate, MAA considers FAD to be an important measure of performance from core operations because FAD measures the ability to control revenues, expenses and total capital expenditures.
FFO	FFO represents net income available for MAA common shareholders (calculated in accordance with GAAP) excluding gains or losses on disposition of operating properties and asset impairment, plus depreciation and amortization of real estate assets, net income attributable to noncontrolling interests, and adjustments for joint ventures. Because net income attributable to noncontrolling interests is added back, FFO, when used in this document, represents FFO attributable to the Company. While MAA’s definition of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other companies and, accordingly, may not be comparable to such other companies. FFO should not be considered as an alternative to Net income available for MAA common shareholders as an indicator of operating performance. MAA believes that FFO is helpful in understanding operating performance in that FFO excludes depreciation and amortization of real estate assets. MAA believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.
NOI	NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties held during the period, regardless of their status as held for sale. NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes NOI is a helpful tool in evaluating operating performance because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.
SS	MAA reviews its SS portfolio at the beginning of each calendar year, or as significant transactions or events warrant. Communities are generally added into the SS portfolio if they were owned and stabilized at the beginning of the previous year. Communities are considered stabilized after achieving at least 90% average physical occupancy for 90 days. Communities that have been approved by MAA’s Board of Directors for disposition are excluded from the SS portfolio. Communities that have undergone a significant casualty loss are also excluded from the SS portfolio.
SS NOI	SS NOI represents Rental and other property revenues less Total property operating expenses, excluding depreciation and amortization, for all properties classified within the SS portfolio during the period. SS NOI should not be considered as an alternative to Net income available for MAA common shareholders. MAA believes SS NOI is a helpful tool in evaluating the operating performance within MAA’s markets because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance.

2023 PROXY STATEMENT	94

NON-GAAP FINANCIAL MEASURES

A reconciliation of net income available for MAA common shareholders to FFO, Core FFO, FAD and FAD as calculated under the 2022 LTIP is set forth in the below table.

Amounts in thousands, except per share and unit data	Year Ended December 31,
	2022	2021
Net income available for MAA common shareholders	$633,748	$530,103
Depreciation and amortization of real estate assets	535,835	526,220
Gain on sale of depreciable real estate assets	(214,762)	(220,428)
Depreciation and amortization of real estate assets of real estate joint venture	621	616
Net income attributable to noncontrolling interests	17,340	16,911
Funds from operations attributable to MAA, or FFO	972,782	853,422
Loss on embedded derivative in preferred shares	21,107	4,560
Gain on sale of non-depreciable real estate assets	(809)	(811)
Loss (gain) on investments, net of tax	35,822	(40,875)
Casualty related (recoveries) charges, net	(29,930)	1,524
Loss on debt extinguishment	47	13,391
Legal costs and settlements, net	8,535	(2,167)
COVID-19 related costs	575	1,301
Mark-to-market debt adjustment	77	270
Core funds from operations, or Core FFO	1,008,206	830,615
Recurring capital expenditures	(98,168)	(81,106)
Core adjusted funds from operations	910,038	749,509
Redevelopment capital expenditures	(101,035)	(85,467)
Revenue enhancing capital expenditures	(65,572)	(43,133)
Commercial capital expenditures	(4,692)	(3,842)
Other capital expenditures	(23,595)	(21,561)
Funds available for distribution, or FAD	715,144	595,506
Other capital expenditures adjustment under 2022 LTIP	(3,113)	(44,525)
Funds available for distribution, or FAD as calculated under the 2022 LTIP	$712,031	$550,981

Weighted average common shares - diluted	115,583	115,039
FFO weighted average common shares and units - diluted	118,618	118,519

Earnings per common share - diluted:
Net income available for common shareholders	$5.48	$4.61
Funds from operations per Share - diluted, or FFO per Share	$8.20	$7.20
Core funds from operations per Share - diluted, or Core FFO per Share	$8.50	$7.01

A reconciliation of net operating income to net income available for MAA common shareholders is set forth in the below table.

Dollars in thousands	Year Ended December 31,
	2022	2021
Net operating income, or NOI
SS NOI	$1,242,695	$1,061,572
Non-SS and Other NOI	53,477	45,345
Total NOI	1,296,172	1,106,917
Depreciation and amortization	(542,998)	(533,433)
Property management expenses	(65,463)	(55,732)
General and administrative expenses	(58,833)	(52,884)
Interest expense	(154,747)	(156,881)
Gain (loss) on sale of depreciable real estate assets	214,762	220,428
Gain on sale of non-depreciable real estate assets	809	811
Other non-operating (expense) income	(42,713)	33,902
Income tax benefit (expense)	6,208	(13,637)
Income from real estate joint venture	1,579	1,211
Net income attributable to noncontrolling interests	(17,340)	(16,911)
Dividends to MAA Series I preferred shareholders	(3,688)	(3,688)
Net income available for MAA common shareholders	$633,748	$530,103

2023 PROXY STATEMENT	95

NON-GAAP FINANCIAL MEASURES

OTHER MATTERS

Our Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the person(s) named on the proxy card will have discretionary authority to vote all proxies as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie B.C. Wolfgang
Senior Vice President, Chief Ethics and Compliance Officer, and Corporate Secretary

April 3, 2023

2023 PROXY STATEMENT	96

APPENDIX A

APPENDIX A

MID-AMERICA APARTMENT COMMUNITIES, INC.

2023 OMNIBUS INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Mid-America Apartment Communities, Inc. 2023 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons of Mid-America Apartment Communities, Inc. (the “Company”), and the employees and other key persons of Mid-America Apartments, L.P. (the “Operating Partnership”) and the Company’s other Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights, Cash-Based Awards and Other Stock-Based Awards.

“Board” means the Board of Directors of the Company as constituted from time to time.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board.

“Company” means Mid-America Apartment Communities, Inc., a Tennessee corporation, and any successor thereto.

“Dividend Equivalent Right” means any Award granted pursuant to Section 13.

“Effective Date” means the date on which the Plan was approved by shareholders as set forth in Section 22.

“Fair Market Value” on any given date means the last reported sale price of the Stock on such date or, if no Stock is traded on such date, the next preceding date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange on which the Stock is traded or admitted to trading or, if none of the foregoing is applicable, then the Fair Market Value of the Stock as determined in good faith by the Administrator.

“Incentive Stock Option” means any Stock Option that qualifies as and is designated in writing in the related Option agreement as constituting an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Operating Partnership” means Mid-America Apartments, L.P., a Tennessee limited partnership, and any successor thereto.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Other Stock-Based Award” means any Award granted pursuant to Section 11.

“Performance Share Award” means Awards granted pursuant to Section 10.

“Restricted Stock Award” means any Award granted pursuant to Section 7.

“Restricted Stock Unit” means any Award granted pursuant to Section 8.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

2023 PROXY STATEMENT	97

APPENDIX A

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2.      ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a)   Committee. The Plan shall be administered by either the Board or the Committee (in either case, the “Administrator”). Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule.

(b)   Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)        to select the individuals to whom Awards may from time to time be granted;

(ii)       to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights and Other Stock-Based Awards, or any combination of the foregoing, granted to any one or more participants;

(iii)      to determine the number of shares of Stock to be covered by any Award;

(iv)      to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that except as otherwise provided in Section 3(b) or 3(c), the Administrator is not permitted to reduce the exercise price of Stock Options or effect repricing of Stock Options through cancellation and re-grants or cancellation in exchange for cash;

(v)       to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving a Sale Event or the death, disability or termination of employment of a Plan participant;

(vi)      subject to the provisions of Section 5(c), to extend at any time the post-termination period in which Stock Options may be exercised;

(vii)     to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be made in the Administrator’s sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan participants.

(c)   Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be awarded during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

2023 PROXY STATEMENT	98

APPENDIX A

(d)  Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 2(d) shall limit the Administrator’s authority to accelerate the vesting of Awards as set forth in Section 2(b)(v) above; and, provided further, notwithstanding the foregoing, up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the Minimum Vesting Period.

SECTION 3.      STOCK ISSUABLE UNDER THE PLAN; RECAPITALIZATIONS; MERGERS; SUBSTITUTE AWARDS

(a)   Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,000,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be added to the shares authorized for grant under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. With respect to grants made or compensation earned under the Plan, Stock Options with respect to no more than 100,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)   Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make equitable or proportionate adjustments in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and/or (v) the price for each share subject to any then outstanding Stock Options under the Plan, without reducing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options). The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and/or the terms of outstanding Awards to take into account cash dividends declared and paid other than in the ordinary course or any other extraordinary corporate event, other than those contemplated by Section 3(c) hereof, to the extent determined to be necessary by the Administrator to avoid distortion in the value of the Awards. Notwithstanding anything to the contrary set forth in this Section 3(b), no adjustment shall be required pursuant to this Section 3(b) if the Administrator determines that such action could cause an Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Code or otherwise could subject a participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award. All adjustments made by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)    Mergers. In contemplation of and subject to the consummation of a Sale Event, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, provide that such Awards shall be assumed or equivalent awards shall be substituted (“Assumed”), by the acquiring or succeeding corporation (or an affiliate thereof). In the event that the outstanding Awards are not Assumed, and upon written notice to the participants, the Administrator may provide that upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, all vested Awards, other than Options and Stock Appreciation Rights, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per share of Stock pursuant to the business combination (the “Merger Price”) and all Stock Options and Stock Appreciation Rights shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options and Stock Appreciation Rights; provided, however, that each participant may be permitted, within a specified period determined by the Administrator prior to the consummation of the Sale Event, to exercise all outstanding Stock Options and Stock Appreciation Rights, including those that are not then exercisable, subject to the consummation of the Sale Event. Additionally, in such case, except as may be otherwise provided in the relevant Award agreement, all Awards, other than Options and Stock Appreciation Rights, with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award agreement.

(d)   Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Awards granted pursuant to this Section 3(d) shall not reduce the number of shares of Stock otherwise available for issuance pursuant to the Plan under Section 3(a).

2023 PROXY STATEMENT	99

APPENDIX A

(e)   Outside Director Limitation. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Independent Director under this Plan during any single calendar year shall not exceed $500,000 and the value of all other cash compensation paid by the Company to any Independent Director during any single calendar year shall not exceed $300,000.

SECTION 4.      ELIGIBILITY

Participants in the Plan will be such full or part-time officers and other employees, Independent Directors and key persons of the Company, the Operating Partnership and the Company’s other Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company, the Operating Partnership and the Company’s other Subsidiaries, or as determined by the Administrator in its discretion, as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.      STOCK OPTIONS

(a)   Form of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Notwithstanding the foregoing, no Incentive Stock Option shall be granted under the Plan after September 27, 2033.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)   Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c)   Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

(d)   Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. In the event that on the last business day of the term of a Stock Option, other than an Incentive Stock Option (i) the exercise of the Stock Option is prohibited by applicable law or (ii) Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Option shall be extended for a period of thirty (30) days following the expiration of the legal prohibition, black-out period or lock-up agreement.

(e)   Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(i)        In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)       Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)      By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv)      With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

2023 PROXY STATEMENT	100

APPENDIX A

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)    Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.      STOCK APPRECIATION RIGHTS

(a)   Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)   Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)    Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

 (d)   Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.      RESTRICTED STOCK AWARDS

(a)   Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other higher purchase price determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the participant executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

(b)   Rights as a Shareholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a participant shall have the rights of a shareholder with respect to the voting of the Restricted Stock and receipt of dividends. Notwithstanding the foregoing, provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the participant shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)   Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the participant or the participant’s legal representative.

(d)   Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the participant’s termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 7(c) above.

2023 PROXY STATEMENT	101

APPENDIX A

SECTION 8.      RESTRICTED STOCK UNITS

(a)   Nature of Restricted Stock Units. An Award of Restricted Stock Units is an Award of phantom stock units to a participant, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Unit is contingent on the participant executing the Award agreement. The terms and conditions of each such Award agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants. Except in the case of Restricted Stock Units with a deferred settlement date that satisfies Section 409A of the Code, at the end of the vesting period, the Restricted Stock Unit, to the extent vested, shall be settled in the form of shares of Stock. Any payment of shares of Stock under an Award of Restricted Stock Units subject to Section 409A of the Code to a participant on account of the participant’s separation of service may not be made before the date that is six months after the date of separation from service if the participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code.

(b)   Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a participant to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such participant in the form of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c)   Rights as a Shareholder. A participant shall have the rights as a shareholder only as to shares of Stock acquired by the participant upon settlement of Restricted Stock Units; provided, however, that the participant may be credited with Dividend Equivalent Rights with respect to the Restricted Stock Units, subject to the provisions of Section 13(a) and such terms and conditions as the Administrator may determine.

(d)   Restrictions. A Restricted Stock Unit may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e)   Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a participant’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.      UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Administrator) an Unrestricted Stock Award to any participant pursuant to which such participant may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

SECTION 10.    PERFORMANCE SHARE AWARDS

(a)   Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

(b)   Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares of Stock actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator).

(c)   Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

(d)   Acceleration, Waiver, Etc. At any time prior to the participant’s termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 17, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

2023 PROXY STATEMENT	102

APPENDIX A

SECTION 11.     OTHER STOCK-BASED AWARDS

(a)                  Nature of Other Stock-Based Awards. An Other Stock-Based Award includes other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock, including without limitation, convertible preferred stock, convertible debentures, exchangeable securities and Awards valued by reference to book value or subsidiary performance. An Other Stock-Based Award may be granted to any participant either alongside or in addition to or in tandem with Stock Options, Restricted Stock or Restricted Stock Units granted under the Plan and/or cash awards made outside of the Plan. Stock (including securities convertible into Stock) issued on a bonus basis under this Section 11 may be issued for no cash consideration. The grant of an Other Stock-Based Award may be subject to restrictions and conditions as the Administrator may determine at the time of grant, including conditions based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of an Other Stock-Based Award is contingent on the participant executing the Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

(b)                  Rights as a Shareholder. Until such time as an Other Stock-Based Award is actually paid out in shares of Stock, a participant shall have no rights as a holder of Stock.

(c)                  Restrictions. An Other Stock-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award agreement.

(d)                 Termination. Except as may otherwise be provided by the Administrator in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant’s rights in all Other Stock-Based Awards that have not vested shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.     CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 13.     DIVIDEND EQUIVALENT RIGHTS

(a)   Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of an Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Other Stock-Based Award with performance-based vesting or Performance Share Award shall provide that such Dividend Equivalent Right may not be exercisable or payable unless and until the performance-based conditions have been met.

(b)   Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)    Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award agreement is issued, a participant’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the participant’s termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.     TAX WITHHOLDING

(a)    Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company’s obligation to deliver stock certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

2023 PROXY STATEMENT	103

APPENDIX A

(c)   Payment in Stock. Subject to approval by the Administrator, a participant may elect to have the tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the participants.

SECTION 15.     TRANSFERABILITY OF AWARDS

(a)   Transferability. Except as provided in Section 15(b) below, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant, or by the participant’s legal representative or guardian in the event of the participant’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)   Administrator Action. Notwithstanding Section 15(a), the Administrator, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the participant (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate Family Members for no value or consideration, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a participant for value.

(c)   Family Member. For purposes of Section 15(b), “Family Member” shall mean a participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son- in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant’s household (other than a tenant of the participant), a trust in which these persons (or the participant) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than 50 percent of the voting interests.

(d)   Designation of Beneficiary. Each participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the participant’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased participant, or if the designated beneficiaries have predeceased the participant, the beneficiary shall be the participant’s estate.

SECTION 16.     TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary; or

(b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 17.     AMENDMENTS AND TERMINATION

Unless sooner terminated as herein provided, the Plan shall terminate on the tenth anniversary of the date the Plan is approved by the Administrator and no Award shall be granted under the Plan on and after such date. The termination of the Plan shall not adversely affect the rights under any outstanding Award without the holder’s written consent. The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s written consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing of Stock Options through cancellation and re-grants or cancellation in exchange for cash. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 17 shall limit the Board’s authority to take any action permitted pursuant to Sections 3(b) or 3(c).

SECTION 18.     STATUS OF PLAN

Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

2023 PROXY STATEMENT	104

APPENDIX A

SECTION 19.     SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the participant’s separation from service, or (ii) the participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 20.     GENERAL PROVISIONS

(a)   No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)   Delivery of Stock Certificates. Stock certificates to be delivered to participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the participant by electronic mail (with proof of receipt) or by United States mail, addressed to the participant, at the participant’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)   Shareholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the participant with respect to an Award.

(d)   Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any employee any right to continued employment with the Company, the Operating Partnership or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

(e)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

(f)     Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 21.     EFFECTIVE DATE OF PLAN

This Plan shall become effective upon shareholder approval in accordance with Tennessee law, the Company’s amended and restated charter and bylaws and applicable stock exchange rules. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date.

2023 PROXY STATEMENT	105

APPENDIX A

SECTION 22.     GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Tennessee, applied without regard to conflict of law principles.

DATE OF APPROVAL OF PLAN BY BOARD: September 27, 2022

DATE OF APPROVAL BY SHAREHOLDERS: May [•], 2023

2023 PROXY STATEMENT	106

DEFINED TERMS, ACRONYMS AND ABBREVIATIONS

 Below are the definitions of various defined terms, acronyms and abbreviations used throughout the Proxy Statement.

MEETING AND MATERIALS
Annual Meeting	2023 Annual Meeting of Shareholders of Mid-America Apartment Communities, Inc.
Annual Meeting Notice	Notice of 2023 Annual Meeting of Shareholders
Annual Report	Annual Report to Shareholders for the Year Ended December 31, 2022
Beneficial Shareholder	A Beneficial Shareholder is a shareholder whose shares are held by a bank, brokerage firm or other nominee. Such shares are often referred to as being held in Street Name.
MAA, we, us, our	Mid-America Apartment Communities, Inc.
Notice of Internet	Notice Regarding Internet Availability of Proxy Materials
Proxy Statement	This Proxy Statement
Shareholder of Record or Registered Shareholder	A Shareholder of Record, also referred to as a Registered Shareholder, is a shareholder who owns their shares directly through MAA’s transfer agent, Broadridge Corporate Issuer Solutions, Inc.
Voter Instruction Form	Instructions included with proxy materials provided to Beneficial Shareholders by a bank, brokerage firm or other nominee.

EXECUTIVE AND DIRECTOR COMPENSATION
401(K) Plan	MAA 401(K) Savings Plan
2023 OMNIBUS	Mid-America Apartment Communities, Inc. 2023 Omnibus Incentive Plan
AIP	Annual Incentive Plan
CAP	Compensation Actually Paid
Code	Internal Revenue Code of 1986, as amended
Director Deferred Compensation Plan	Non-Qualified Deferred Compensation Plan for Outside Company Directors
Executive Deferred Compensation Plan	Non-Qualified Executive Deferred Compensation Plan
FAD	Funds Available for Distribution
FFO	Funds From Operations
FFO per Share	Funds From Operations per Diluted Common Share and Unit
LTIP	Long-Term Incentive Program
NEO	Named Executive Officer
NOI	Net Operating Income
Pearl Meyer	Pearl Meyer & Partners, LLC
SS	Same Store
TSR	Total Shareholder Return

ACCOUNTING AND AUDITING
ASC	Accounting Standards Codification
FASB	Financial Accounting Standards Board
GAAP	Generally Accepted Accounting Principles
SEC Financial Expert	Audit committee financial expert as defined under Item 401(h) of Regulation S-K

GENERAL TERMS AND COMMON ABBREVIATIONS
Board	Board of Directors of Mid-America Apartment Communities, Inc.
CAO	Chief Administrative Officer
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CIO	Chief Investment Officer
COO	Chief Operating Officer
Director	A current member of the Board
Director Nominees	The individuals being presented for shareholder approval at the Annual Meeting to serve as directors of MAA
ESG	Environmental, Social and Governance
EVP	Executive Vice President
GC	General Counsel
GRESB	Global Real Estate Sustainability Benchmark
NYSE	New York Stock Exchange
REIT	Real Estate Investment Trust
SEC	Securities and Exchange Commission

Mid-America Apartment Communities, Inc.

MAA 6815 Poplar Avenue Suite 500 Germantown, Tennessee 38138 www.maac.com

MAA

MID-AMERICA APARTMENT COMMUNITIES, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 15, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MAA2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 15, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 11, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03107-P87528

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MID-AMERICA APARTMENT COMMUNITIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominess:		**For**	**Against**	**Abstain**
1a.	H. Eric Bolton, Jr.	☐	☐	☐
1b.	Deborah H. Caplan	☐	☐	☐
1c.	John P. Case	☐	☐	☐
1d.	Tamara Fischer	☐	☐	☐
1e.	Alan B. Graf, Jr.	☐	☐	☐
1f.	Toni Jennings	☐	☐	☐
1g.	Edith Kelly-Green	☐	☐	☐
1h.	James K. Lowder	☐	☐	☐
1i.	Thomas H. Lowder	☐	☐	☐
1j.	Claude B. Nielsen	☐	☐	☐
1k.	W. Reid Sanders	☐	☐	☐

		For	**Against**	**Abstain**
1l.	Gary S. Shorb	☐	☐	☐
1m.	David P. Stockert	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2:

		For	**Against**	**Abstain**
2.	Advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote for a frequency of 1 Year:		**1 Year**	**2 Years**	**3 Years**	**Abstain**
3.	Advisory (non-binding) vote on the frequency of an advisory (non-binding) vote to approve named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5:		**For**	**Against**	**Abstain**
4.	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2023.	☐	☐	☐
5.	Approval of the 2023 OMNIBUS Incentive Plan.	☐	☐	☐

NOTE: In accordance with their best judgment, the named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report to Shareholders including our Form 10K are available at www.proxyvote.com.

V03108-P87528

MID-AMERICA APARTMENT COMMUNITIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 16, 2023, 12:30 PM CDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. Eric Bolton, Jr., Albert M. Campbell, III, and Leslie B.C. Wolfgang and each of them, as proxies, each with the power to appoint such person's substitute, and hereby authorizes them to vote, as designated on the reverse side, all the shares of common stock of Mid-America Apartment Communities, Inc. held of record by the undersigned on March 10, 2023 at the Annual Meeting of Shareholders to be held on May 16, 2023, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 4 AND 5, AND 1 YEAR FOR PROPOSAL 3. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE THE REVERSE SIDE; YOU NEED NOT MARK ANY BOXES.

Continued and to be signed on reverse side